     As filed with the Securities and Exchange Commission on June 23, 1995

                                                 Registration No.  33-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ASSOCIATED BANC-CORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        WISCONSIN                        6711                   39-1098068
(STATE OR OTHER JURISDICTION       (PRIMARY STANDARD          (I.R.S. EMPLOYER
   OF INCORPORATION OR          INDUSTRIAL CLASSIFICATION      IDENTIFICATION
      ORGANIZATION)                   CODE NUMBER)                  NO.)

                             112 NORTH ADAMS STREET
                                 P.O. BOX 13307
                        GREEN BAY, WISCONSIN  54307-3307
                                 (414) 433-3166
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                HARRY B. CONLON
                              ASSOCIATED BANC-CORP
                             112 NORTH ADAMS STREET
                                 P.O. BOX 13307
                        GREEN BAY, WISCONSIN  54307-3307
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)

                  COPIES OF ALL COMMUNICATIONS TO BE SENT TO:

    SHELDON I. SAITLIN, ESQ.                       DANIEL O'ROURKE, ESQ.
       ROBERT J. WILD, ESQ.                      CATHERINE A. LEMMER, ESQ.
SAITLIN, PATZIK, FRANK & SAMOTNY LTD.        VEDDER, PRICE, KAUFMAN & KAMMHOLZ
150 SOUTH WACKER DRIVE, SUITE 900          222 NORTH LASALLE STREET, SUITE 2600
     CHICAGO, ILLINOIS  60606                    CHICAGO, ILLINOIS  60601
         (312) 551-8300                                (312) 609-7500
   (312) 551-1101 (FACSIMILE)                  (312) 609-5005 (FACSIMILE)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                        PROPOSED MAXIMUM  PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE    OFFERING PRICE     AGGREGATE            AMOUNT OF
         TO BE REGISTERED (1)           REGISTERED (2)     PER SHARE      OFFERING PRICE      REGISTRATION FEE
  --------------------------------     ---------------  ----------------- ----------------    ----------------
 Shares of Common Stock, $.01 par         887,500
 value per share . . . . . . . . .        shares        Not Applicable     Not Applicable       $4,017 (3)
 ==============================================================================================================

(1) This Registration Statement relates to securities of the registrant issuable to holders of Common Stock of GN Bancorp, Inc. (the "Company") in the proposed merger of the Company with and into a subsidiary of the registrant (the "Merger").
(2) Subject to increase in accordance with Rule 416(a) and (b) under the Securities Act of 1933, as amended, pursuant to stock splits or stock dividends.
(3) Pursuant to Rule 457(f)(2), the registration fee was computed on the basis of $11,649,000, the book value of the Company Common Stock to be exchanged in the Merger as of March 31, 1995, the latest practicable date.
                              ________________

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                              ASSOCIATED BANC-CORP
                             Cross Reference Sheet

          FORM S-4 ITEM NUMBER AND CAPTION                  PROXY STATEMENT/PROSPECTUS CAPTION
          --------------------------------                  ----------------------------------
                                                 PART I
                                  Information Required in the Prospectus

A.       INFORMATION ABOUT THE TRANSACTION

1.       Forepart of Registration Statement and
         Outside Front Cover Page of Prospectus .           Facing Page of Registration Statement; Cross
                                                            Reference Sheet; Cover Page of Proxy
                                                            Statement/Prospectus

2.       Inside Front and Outside Back Cover Pages
         of Prospectus  . . . . . . . . . . . . .           Table of Contents; Available Information;
                                                            Incorporation of Certain Documents by Reference

3.       Risk Factors, Ratio of Earnings to Fixed
         Charges and Other Information  . . . . .           Prospectus Summary

4.       Terms of the Transaction . . . . . . . .           The Merger; Certain Provisions of the Merger
                                                            Agreement; Stock Option Agreement

5.       Pro Forma Financial Information  . . . .           Not Applicable

6.       Material Contacts With the Company Being
         Acquired . . . . . . . . . . . . . . . .           Summary; The Merger; Certain Provisions of the
                                                            Stock Option Agreement

7.       Additional Information Required for
         Reoffering by Persons and Parties Deemed
         to be Underwriters . . . . . . . . . . .           Not Applicable

8.       Interests of Named Experts and Counsel .           Not Applicable

9.       Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities  . . . . . . . . . . . . . .           Not Applicable

B.       INFORMATION ABOUT THE REGISTRANT

10.      Information With Respect to S-3
         Registrants  . . . . . . . . . . . . . .           Available Information; Prospectus Summary;
                                                            Associated Banc-Corp; Certain Information
                                                            Concerning Associated

11.      Incorporation of Certain Information by
         Reference  . . . . . . . . . . . . . . .           Incorporation of Certain Documents by Reference

12.      Information with Respect to S-2 or S-3
         Registrants  . . . . . . . . . . . . . .           Not Applicable

13.      Incorporation of Certain Information by
         Reference  . . . . . . . . . . . . . . .           Not Applicable

14.      Information with Respect to Registrants
         other than S-2 or S-3 Registrants  . . . . . . . . .           Not Applicable

C.       INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.      Information with Respect to S-3 Companies  . . . . .           Not Applicable

16.      Information with Respect to S-2 or S-3
         Companies  . . . . . . . . . . . . . . . . . . . . .           Not Applicable

17.      Information with Respect to Companies
         other than S-2 or S-3 Companies  . . . . . . . . . .           Prospectus Summary; Certain Information Concerning
                                                                        the Company; Exhibit E

D.       VOTING AND MANAGEMENT INFORMATION

18.      Information if Proxies, Consents or
         Authorizations are to be Solicited . . . . . . . . .           Cover Page of Proxy Statement/Prospectus;
                                                                        Prospectus Summary; The Special Meeting; The
                                                                        Merger; Certain Information Concerning the Company

19.      Information if Proxies, Consents or
         Authorizations are not to be Solicited or
         in an Exchange Offer . . . . . . . . . . . . . . . .           Not Applicable

                                GN BANCORP, INC.
                           5200 NORTH CENTRAL AVENUE
                            CHICAGO, ILLINOIS  60630

                                June _____, 1995

Dear Fellow Shareholder:

         Following this letter is a notice of a Special Meeting of the Shareholders of GN Bancorp, Inc. (the "Company"), a Proxy Statement/Prospectus and a proxy card for the Special Meeting. The Special Meeting will commence at ___________.m. on July ________, 1995 at ______________________.

          The Company shareholders will be asked to approve an Agreement and Plan of Merger among Associated Banc-Corp ("Associated"), Associated Illinois Banc Corp. ("Associated Illinois"), a wholly-owned subsidiary of Associated, and the Company. Associated is a Wisconsin bank holding company owning all of the capital stock of seven commercial banks located in Wisconsin and Illinois.

         If the Company shareholders approve the Agreement and Plan of Merger, subject to receipt of regulatory approval and satisfaction of other conditions, the Company will combine its business and operations with those of Associated Illinois through a statutory merger (the "Merger"), and will thereafter operate its banking business as "Associated/Gladstone-Norwood Trust & Savings Bank."

         On April 26, 1995, Associated declared a five-for-four stock split to be effected as a stock dividend paid on June 15, 1995 to Associated shareholders of record on June 1, 1995. All references herein to Associated Common Stock prices and per share amounts have been adjusted to reflect this stock split.

         If the Merger becomes effective, each share of the Company Common Stock will be converted into 8.75 shares of Associated Common Stock subject to possible reduction as discussed in the accompanying Proxy Statement/ Prospectus. See "The Merger - Merger Consideration" in the accompanying Proxy Statement/Prospectus. Associated Common Stock trades on The Nasdaq Stock Market and the shares of Associated Common Stock to be issued to you in the Merger will offer greater liquidity than that of the Company Common Stock which you presently own.

         The Merger is intended to be tax-free for federal income tax purposes to Company shareholders who receive Associated Common Stock in exchange for Company Common Stock, except as discussed in "The Merger-Certain Material Federal Income Tax Consequences" in the accompanying Proxy Statement/Prospectus. No fractional shares of Associated Common Stock will be issued in the Merger. Company shareholders entitled to a fractional share of Associated Common Stock will receive cash equal to the applicable market value of the fractional share. Company shareholders are advised to consult their tax advisors with respect to income tax consequences of the transaction. Details of the Merger are set forth in the accompanying Proxy Statement/Prospectus. We encourage you to read it carefully.

         The Board of Directors of the Company has unanimously approved the Merger Agreement as being in the best interest of the Company and its shareholders. Your Board recommends that the Company shareholders vote to approve the Agreement and Plan of Merger. The Board has also received the opinion of its financial advisor, Robert W. Baird & Co. Incorporated, that as of the date hereof, and subject to the assumptions stated in the opinion, the Exchange Ratio is fair from a financial point of view to the shareholders of the Company.

         Whether or not you plan to attend the Special Meeting, holders of the Company Common Stock are asked to please complete, date and sign the enclosed proxy card, which is solicited by the Board of Directors of the Company, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States. If you later find that you may be present at the Special Meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

         IN ORDER TO APPROVE THE AGREEMENT AND PLAN OF MERGER, IT IS NECESSARY THAT HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF THE COMPANY VOTE IN FAVOR OF THE AGREEMENT AND PLAN OF MERGER.
                                        Very truly yours,


                                        /s/ Eugene P. Mroz
                                        ----------------------
                                        Chairman and President

Enclosure

                                GN BANCORP, INC.
                           5200 NORTH CENTRAL AVENUE
                            CHICAGO, ILLINOIS  60630



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JULY ___, 1995



TO THE SHAREHOLDERS OF GN BANCORP, INC.

         A Special Meeting of Shareholders of GN Bancorp, Inc. (the "Company") will be held at __________________________________, on July ______, 1995 at
___________ .m.  for the purpose of voting on the following matters:

         1. To approve the Agreement and Plan of Merger dated as of March 22, 1995 among Associated Banc-Corp ("Associated"), Associated Illinois Banc Corp., a wholly-owned subsidiary of Associated ("Associated Illinois"), and the Company providing for the merger of the Company with and into Associated Illinois ("the Merger") (a copy of the Agreement and Plan of Merger is attached as Exhibit A hereto).

         2. To transact such other business as may properly come before the meeting.

         THE DIRECTORS OF THE COMPANY HAVE UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF MERGER AND RECOMMEND THAT THE SHAREHOLDERS APPROVE THE AGREEMENT AND PLAN OF MERGER.

         Company Shareholders who comply with the requirements of Sections
11.65 and 11.70 of the Illinois Business Corporation Act of 1983, as amended, may exercise dissenters' rights with respect to the Merger and obtain payment for their shares. Generally, to preserve dissenters' rights, a Company shareholder must (i) before the vote at the Special Meeting is taken, deliver to the Company a written demand for payment for his or her shares of the Company Common Stock if the Merger is consummated, and (ii) not vote in favor of the proposal to approve the Agreement and Plan of Merger. A copy of Sections 11.65 and 11.70 of the Illinois Business Corporation Act of 1983, as amended, is attached as Exhibit D to the Proxy Statement/Prospectus. See "The Merger-Dissenters' Rights" in the accompanying Proxy Statement/Prospectus.

         The Board of Directors has fixed the close of business on June _______, 1995 as the record date for the determination of Company shareholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

         Whether or not you plan to attend the Special Meeting, holders of the Company Common Stock are asked to please complete, date and sign the enclosed proxy card, which is solicited by the Board of Directors of the Company, and return it promptly in the accompanying envelope. No postage is required if mailed in the United States. The giving of such proxy does not affect your right to vote in person in the event you attend the Special Meeting. You may revoke the proxy at any time prior to its exercise in the manner described in the Proxy Statement/Prospectus.

         The Special Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the Special Meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at such postponed or adjourned Special Meeting.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF THE COMPANY COMMON STOCK IS REQUIRED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

         Shareholders are invited to attend the Special Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                                   /s/ Eugene P. Mroz
                                                   ----------------------
                                                   Chairman and President


Chicago, Illinois
June ____, 1995

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                     SUBJECT TO COMPLETION, JUNE 23, 1995
PRELIMINARY COPY

                                PROXY STATEMENT
                                GN BANCORP, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

                                  ------------

                                   PROSPECTUS
                              ASSOCIATED BANC-CORP
                                  COMMON STOCK

                                  ------------

         This Proxy Statement/Prospectus is being furnished to the shareholders of GN Bancorp, Inc., an Illinois corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at its special meeting of shareholders (including any adjournments or postponements thereof) to be held on __________, July ____, 1995 (the "Special Meeting"). This Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of the Company with and into Associated Illinois Banc Corp. ("Associated Illinois"), an Illinois corporation and a wholly-owned subsidiary of Associated Banc-Corp, a Wisconsin corporation ("Associated"), pursuant to the Agreement and Plan of Merger dated as of March 22, 1995 (the "Merger Agreement"), a copy of which is attached hereto as Exhibit A. FOR A MORE COMPLETE DESCRIPTION OF THE MERGER, THE MERGER AGREEMENT AND CERTAIN RISK FACTORS ASSOCIATED THEREWITH, SEE "THE MERGER-CERTAIN CONSIDERATIONS" AND "CERTAIN PROVISIONS OF THE MERGER AGREEMENT."

         This Proxy Statement/Prospectus constitutes a prospectus of Associated with respect to shares of Associated Common Stock, par value $0.01 per share ("Associated Common Stock") issuable to holders of the Company Common Stock, par value $8.00 per share ("Company Common Stock") pursuant to the Merger Agreement. Associated declared a five-for-four stock split to be effected as a stock dividend paid on June 15, 1995 to Associated shareholders of record on June 1, 1995 (the "Stock Split"). Pursuant to the Merger Agreement, each of the outstanding shares of the Company Common Stock will be converted into 8.75 shares of Associated Common Stock as adjusted for the Stock Split. However, the actual number of shares of Associated Common Stock into which each share of the Company Common Stock is to be converted will be reduced as set forth in the Merger Agreement if the average of the daily closing prices of a share of Associated Common Stock as reported on The Nasdaq Stock Market during the 10 consecutive trading days ending on the third trading day before the Effective Time of the Merger (the "Associated Average Price") is greater than $30.40 per share. The Merger Agreement may be terminated by the Company if the Associated Average Price is less than $26.40 per share. See "The Merger - Merger Consideration."

         This Proxy Statement/Prospectus and the accompanying proxy materials are first being mailed to shareholders on or about July ____, 1995.

         Associated Common Stock trades on The Nasdaq Stock Market under the symbol ASBC. The closing price of Associated Common Stock on The Nasdaq Stock Market on June 21, 1995 was $30.38.

                                  ------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JUNE _____, 1995

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ASSOCIATED OR THE COMPANY. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS SPEAKS AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFICALLY INDICATED. INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS REGARDING ASSOCIATED HAS BEEN FURNISHED BY ASSOCIATED, AND INFORMATION HEREIN REGARDING THE COMPANY HAS BEEN FURNISHED BY THE COMPANY.


                             AVAILABLE INFORMATION

         Associated is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York regional office, 75 Park Place, 14th Floor, New York, New York 10007; and at its Chicago regional office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. The principal market on which Associated Common Stock is traded, under the symbol "ASBC," is The Nasdaq Stock Market. Material filed by Associated with the Commission can also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006 ("NASD").

         Associated has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Associated Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement or in any document incorporated in this Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other documents. Each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by Associated (File No. 0-5519) pursuant to Section 13 of the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus:

         (1) Associated's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

         (2) Associated's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995; and

         (3) The description of the Associated Common Stock set forth in Associated's Registration Statement pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         In addition, all documents subsequently filed by Associated pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting are hereby deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH INCORPORATED DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST FROM ASSOCIATED BANC-CORP, 112 NORTH ADAMS STREET, P.O. BOX 13307, GREEN BAY, WISCONSIN 54307-3307 (TELEPHONE NUMBER (414) 433-3166), ATTENTION: BRIAN R. BODAGER, ESQ., GENERAL COUNSEL & SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS SHOULD BE MADE BY JULY _____, [5 business days prior to Special Meeting] 1995. PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING.

                            ________________________

                              ASSOCIATED BANC-CORP
                                      AND
                                GN BANCORP, INC.
                           PROXY STATEMENT/PROSPECTUS

                               TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         The Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Status of Associated Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         The Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Recommendation of the Company's Board of Directors . . . . . . . . . . . . . . . . . . . . . .    8
         Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Conditions to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Regulatory Approvals Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Certain Material Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . .   10
         Anticipated Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Dissenting Shareholders' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         The Inducement Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         The Stock Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Certain Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . .   11

SELECTED FINANCIAL DATA OF ASSOCIATED BANC-CORP AND THE COMPANY . . . . . . . . . . . . . . . . . . . .   13

COMPARATIVE STOCK PRICES AND DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Associated Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         The Company Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

COMPARATIVE UNAUDITED PER SHARE DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ASSOCIATED BANC-CORP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Matters to Be Considered at the Special Meeting  . . . . . . . . . . . . . . . . . . . . . . .   16
         Required Vote  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Voting of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Revocability of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Record Date; Stock Entitled to Vote; Quorum  . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                                                                                                    PAGE
                                                                                                                    ----
THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Recommendations of the Board of Directors of the Company   . . . . . . . . . . . . . . . . . . . . . . . .   22
         Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Certain Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Regulatory Approvals Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         The Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares . . . . . . . . . . . . .   29
         Description of Associated Common Stock Issuable in the Merger  . . . . . . . . . . . . . . . . . . . . . .   31
         Comparison of Shareholder Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                 Buy-Sell Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 Authorized Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 Appraisal Rights and Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                 Assessability; Potential Liability for Wages . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                 Required Vote  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                 Action Without a Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                 Liability of Directors; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                 Classified Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 Removal of Directors For "Cause" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 Newly Created Directorships and Vacancies on the Board of Directors  . . . . . . . . . . . . . . .   35
                 Certain Business Combinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 Advance Notice of Proposals to Be Brought at the Annual Meeting  . . . . . . . . . . . . . . . . .   36
                 Advance Notice of Nominations of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Resale of Associated Common Stock Issued Pursuant to the Merger  . . . . . . . . . . . . . . . . . . . . .   36
         Pre-Merger Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Post-Merger Dividend Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Conduct of Business Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Certain Material Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Anticipated Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         The Inducement Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         The Stock Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Other Related Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Management After the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

CERTAIN PROVISIONS OF THE MERGER AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         No Solicitation of Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Conditions to Consummation of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         The Inducement Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

                                                                                                                PAGE
                                                                                                                ----
         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

CERTAIN PROVISIONS OF THE STOCK OPTION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         The Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Exercise of the Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Expiration of the Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Adjustment of Number of Shares Subject to Option . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Termination Option of Associated . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Repurchase Option of Associated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Registration Rights of Associated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Right of First Refusal of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

CERTAIN INFORMATION CONCERNING ASSOCIATED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

CERTAIN INFORMATION CONCERNING THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         Ownership of the Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

Exhibit A:       Agreement and Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          A-1
Exhibit B:       Stock Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          B-1
Exhibit C:       Opinion of Robert W. Baird & Co. Incorporated  . . . . . . . . . . . . . . . . . . . .          C-1
Exhibit D:       Sections 11.65 and 11.70 of the Illinois Business Corporation Act of 1983, as amended           D-1
Exhibit E:       GN Bancorp, Inc. and Subsidiaries Consolidated Financial Statements
                           and Management's Discussion and Analysis of Financial Condition
                           and Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . .          E-1

                               PROSPECTUS SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and is not intended to be complete. All information concerning Associated included in this Proxy Statement/Prospectus has been provided by Associated, and all information concerning the Company has been provided by the Company. On April 26, 1995, Associated declared a five-for-four stock split to be effected as a stock dividend paid on June 15, 1995 to Associated shareholders of record on June 1, 1995 (the "Stock Split"). All references herein to Associated Common Stock prices and per share amounts have been adjusted to reflect the Stock Split. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the Exhibits attached hereto. Shareholders are urged to read this Proxy Statement/Prospectus and the Exhibits attached hereto in their entirety. Cross-references in this summary are to captions in this Proxy Statement/Prospectus.

THE COMPANIES:            Associated.  Associated Banc-Corp ("Associated") is a
                          diversified multi-bank holding company which owns seven commercial banks located in Wisconsin and Illinois. Associated Illinois Banc Corp. ("Associated
                          Illinois") is a wholly-owned subsidiary of Associated. Associated's banking activities in
                          Illinois are conducted by a subsidiary of Associated
                          Illinois. As of March 31, 1995, Associated had total assets of $3.23 billion. Associated Common Stock trades on The Nasdaq Stock Market. The principal executive offices of Associated are located at 112
                          North Adams Street, P.O.  Box 13307, Green Bay,
                          Wisconsin 54307-3307 and its telephone number is
                          (414) 433-3166. See "Certain Information Concerning
                          Associated."

                          The Company. GN Bancorp, Inc. (the "Company") is a one-bank holding company which owns 100% of the stock of the Gladstone-Norwood Trust & Savings Bank (the "Bank") and 100% of the stock of GN Realty, Inc. ("Realty"). As of March 31, 1995, the Company had total assets of $128.1 million. The principal executive offices of the Company are located at 5200
                          N. Central Avenue, Chicago, Illinois 60630 and its telephone number is (312) 792-0440. See "Certain Information Concerning the Company."

THE MERGER:               Following the approval of the Merger Agreement by the
                          shareholders of the Company and the satisfaction or waiver of the other conditions to the Merger, the Company will be merged with and into Associated
                          Illinois, and each outstanding share of the Company
                          Common Stock will be converted into the right to receive 8.75 shares of Associated Common Stock (the
                          "Exchange Ratio"), provided, however, that if the average of the daily closing prices of a share of Associated Common Stock as reported on The Nasdaq
                          Stock Market during the 10 consecutive trading days ending on the third trading day before the Effective
                          Time (the "Associated Average Price") is greater than
                          $30.40 per share, the Exchange Ratio will be reduced and shall be determined by dividing $266.00 by the Associated Average Price (rounded to the nearest thousandth of a share). The Merger will be effective on the date the Articles of Merger are filed with the Secretary of State of the State of Illinois (the
                          "Effective Time"). At the Effective Time, the Company will be merged with and into Associated Illinois and will not continue its separate existence or operations, to which Associated Illinois as the surviving corporation will succeed. See "The Merger -
                          The Effective Time."

STATUS OF ASSOCIATED      Other than shares of Associated Common Stock issued
COMMON STOCK:             to "affiliates" of the Company (as defined under the
                          federal securities laws), shares of Associated

                          Common Stock will be freely tradeable. See "The
                          Merger - Resale of Associated Common Stock Issuable in the Merger."

THE SPECIAL MEETING:      A Special Meeting of the Shareholders of the Company
                          will be held at _________________ on July ___,
                          1995 at ___ __.m. (the "Special Meeting").  At the
                          Special Meeting, holders of the Company Common Stock entitled to vote at the meeting will consider and vote upon a proposal to approve the Merger Agreement.
                          Shareholders of Associated are not required to approve the Merger Agreement. See "The Merger" and "Certain
                          Provisions of the Merger Agreement." The affirmative vote of the holders of two-thirds of the outstanding shares of the Company Common Stock entitled to vote at the Special Meeting is required to approve the Merger
                          Agreement under the Illinois Business Corporation Act of 1983, as amended (the "BCA"). The record date for the Special Meeting is June ___, 1995 (the "Record
                          Date"). As of the Record Date, directors and executive officers of the Company had voting power with respect to a total of 47,027 shares, or approximately 52% of the Company Common Stock entitled to vote at the Special Meeting. See "The Special
                          Meeting - Required Vote" and "Certain Information
                          Concerning the Company; Ownership of the Company
                          Common Stock."

REASONS FOR THE MERGER:   The Board of Directors of the Company believes that
                          the Merger will have a positive impact on the shareholders of the Company by providing overall financial strength to the banking business of the Bank with the attendant positive impact on the shareholders of the Company as a result of the enhanced liquidity, marketability and dividend paying capacity of the Associated Common Stock to be received in the Merger.
                          The Board of Directors of Associated believes the Merger will enable Associated to strengthen its Illinois operations by providing service to the northwest side of Chicago, a community in Chicago that currently has no Associated banking facilities. See
                          "The Merger - Reasons for the Merger."

RECOMMENDATION OF THE     The Board of Directors of the Company, after
COMPANY'S BOARD OF        consideration of the terms and conditions of the
DIRECTORS:                Merger Agreement and other factors deemed
                          relevant by the Board of Directors, including the opinion of Robert W. Baird & Co. Incorporated
                          ("Baird"), the Company's financial advisor, believes that the Merger and the Exchange Ratio are fair to and in the best interests of the shareholders of the Company. The Board of Directors of the Company has approved the Merger Agreement and the transactions contemplated thereby. See "The Merger-Background of the Merger," "- Reasons for the Merger" and "-
                          Recommendations of the Board of Directors of the Company."

OPINION OF FINANCIAL      The Company's financial advisor, Baird, has rendered
ADVISOR:                  and delivered its written opinion to the Board of
                          Directors of the Company that the Exchange Ratio is fair from a financial point of view to the holders of the Company Common Stock. Associated has not retained a financial advisor to opine as to fairness from a financial point of view to Associated.

                          For information on the assumptions made, matters considered and limits of the review by Baird, see "The Merger - Opinion of Financial Advisor." SHAREHOLDERS ARE URGED TO READ IN ITS ENTIRETY THE OPINION OF BAIRD ATTACHED AS EXHIBIT C TO THIS PROXY STATEMENT/PROSPECTUS.

CONDITIONS TO THE         The obligations of Associated and the Company to
MERGER:                   consummate the Merger are subject to various
                          conditions, including, among other things, obtaining requisite shareholder and regulatory approvals, the absence of any materially burdensome restriction or condition imposed in connection with obtaining such regulatory approvals, receipt of an opinion of special counsel to the Company at the closing of the Merger in respect of certain federal income tax consequences of the Merger and receipt of an opinion from the independent public accountants of Associated that the Merger qualifies for "pooling of interests" accounting treatment. Furthermore, the Merger is conditioned on the aggregate of (i) the fractional shares of Associated Common Stock paid in cash, and (ii) the number of shares of Associated Common Stock that is not issued in the Merger due to the exercise of dissenters' rights, not being more than 10% of the shares of Associated Common Stock which would otherwise have been issued pursuant to the Merger.
                          See "Certain Provisions of the Merger Agreement -
                          Conditions to Consummation of the Merger."

TERMINATION:              The Merger Agreement may be terminated by the
                          applicable Board of Directors at any time prior to the Effective Time (whether before or after approval of the Merger by the shareholders of the Company): (i) by mutual consent of Associated and the Company; (ii) by Associated or the Company if there has been a breach by the other party in any material respect of any representation, warranty, covenant or agreement in the Merger Agreement, or if any representation or warranty of the Company or Associated shall be discovered to have become untrue in any material respect, in either case which breach has not been cured within 10 business days following receipt by the non-terminating party of notice of such breach; (iii) by Associated or the Company if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable;
                          (iv) by Associated or the Company if the Merger shall not have been consummated before November 30, 1995 for a reason other than the failure of the terminating party to comply with its obligations under the Merger
                          Agreement; (v) by Associated or the Company if the Board of Governors of the Federal Reserve System (the
                          "Federal Reserve Board") or the Illinois Commissioner of Banks and Trust Companies (the "Commissioner") have denied approval of the Merger, and neither Associated nor the Company has, within 30 days after the entry of such order, filed a petition seeking review of such order as provided by applicable law; or (vi) by either
                          Associated or the Company if any event occurs prior to the Effective Time which will or is likely to have a change or effect that is or is reasonably likely to be materially adverse to a party's business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities) (a
                          "Material Adverse Effect") on the business or financial condition of the Company or Associated and such Material Adverse Event has not been cured within 10 business days following receipt by the nonterminating party of notice of such Material
                          Adverse Event.  See "Certain Provisions of the Merger
                          Agreement - Termination."

                          The Merger Agreement also provides that it may be terminated by the Company if the Associated Average Price is less than $26.40 per share, and if the Company and Associated are unable to agree upon the rate at which shares of Associated Common Stock would be converted into shares of the Company Common Stock in the Merger within 15 days after the date the Associated Average Price was determined.

REGULATORY APPROVALS      The Merger is subject to prior approval by the
REQUIRED:                 Federal Reserve Board and the Illinois Commissioner.
                          See "The Merger - Regulatory Approvals Required."

CERTAIN MATERIAL          The Merger is conditioned upon Associated and the
                          Company receiving an

FEDERAL INCOME            opinion of Vedder, Price, Kaufman & Kammholz,
TAX CONSEQUENCES:         special counsel to the Company, subject to customary
                          assumptions and representations, to the effect that the Merger will be a tax-free reorganization for federal income tax purposes. Such opinion, however, is not binding on the Internal Revenue Service. In the event that the Merger qualifies as a tax-free reorganization, no gain or loss will be recognized by holders of the Company Common Stock upon conversion of their shares of stock into shares of Associated Common
                          Stock, except to the extent they receive cash in lieu of fractional share interests of Associated Common
                          Stock, and no gain or loss will be recognized by Associated, Associated Illinois or the Company. See
                          "The Merger - Certain Material Federal Income Tax
                          Consequences."

ANTICIPATED ACCOUNTING    The Merger is expected to qualify as a "pooling of
TREATMENT:                interests" for accounting and financial reporting
                          purposes.  The receipt of an opinion from KPMG
                          Peat Marwick LLP, the independent public accountants of Associated, confirming that the Merger will qualify for "pooling of interests" accounting treatment is a condition to consummation of the Merger. See "The
                          Merger - Anticipated Accounting Treatment."

DISSENTING SHAREHOLDERS'  Company shareholders who dissent to the Merger have
RIGHTS: the right to demand payment for their shares and to receive in cash, if the Merger is consummated, the fair value of their shares as determined by an Illinois court, but only if they follow the procedures under Sections 11.65 and 11.70 of the BCA. Generally, to preserve dissenters' rights, a Company shareholder must (i) before the vote at the Special Meeting, deliver to the Company a written demand for payment for his or her shares of Company Common Stock if the Merger is consummated, and (ii) not vote in favor of the proposal to adopt the Agreements. See "The Merger
                          - Dissenters' Rights" and Exhibit D hereto.

THE INDUCEMENT FEE:       Pursuant to the Merger Agreement, and provided that
                          Associated has not breached in any material respect its obligations under the Merger Agreement, the Company is obligated to pay Associated a cash fee of $1,250,000 if prior to termination of the Merger
                          Agreement certain events occur. Included among such events is the failure of shareholders of the Company to approve the Merger. In addition, such events generally include the following: (i) the withdrawal, modification or amendment of approval or recommendation of the Merger by the Company's Board of Directors; (ii) if prior to termination of the Merger
                          Agreement, the Board accepts, approves, does not reject, expresses no opinion or remains neutral with respect to a Competing Transaction (as defined herein) which generally includes an acquisition of control of, or a significant equity interest in or significant assets of, the Company by a third party in the form of a merger, consolidation, share exchange, business combination or other similar transaction, acquisition of assets or shares or otherwise, or certain announcements, proposals or offers with respect thereto; or (iii) termination of the Merger Agreement following a willful and material breach. For a definition of Competing Transaction, see "Certain
                          Provisions of the Merger Agreement - No Solicitation of Transactions." The Inducement Fee was a condition to Associated entering into the Merger Agreement.
                          None of such events has occurred as of the date hereof. The Inducement Fee shall be reduced by amounts payable by the Company to Associated under the Merger Agreement for expenses incurred by Associated in connection with the Merger Agreement and any consideration received by Associated in respect of the Stock Option Agreement (as defined below). See "The
                          Merger - The Inducement Fee" and "Certain Provisions of the Merger Agreement - The Inducement Fee."

THE STOCK OPTION          Pursuant to the Stock Option Agreement dated as of
AGREEMENT:                March 22, 1995, between the Company as grantor and
                          Associated as grantee (the "Stock Option
                          Agreement"), attached hereto as Exhibit B, the Company has granted to Associated an option to purchase up to 18,011 shares of the Company Common Stock, subject to adjustment, representing 16.37% of the issued and outstanding shares of Company Common Stock on a when-issued basis (including shares reserved under the Company Stock Option Plan) (the "Option"), at a price of $225.00 per share. At the date such price was established, the value of shares of Company Common
                          Stock calculated based upon the lowest Associated
                          Average Price pursuant to the Merger Agreement at which the Merger could be consummated was $231.00 per share. The execution and delivery of the Stock Option
                          Agreement was a condition to Associated entering into the Merger Agreement. The Option may only be exercised by Associated upon the occurrence of a Competing Transaction and may be exercisable for a period of up to twelve months after such occurrence.
                          A Competing Transaction has not occurred as of the date hereof. See "Certain Provisions of the Stock
                          Option Agreement."

                          The Inducement Fee and the Stock Option
                          Agreement may have the effect of discouraging persons who might now or in the future be interested in acquiring all of or a significant interest in the Company from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for the Company Common Stock than the price per share implicit in the Exchange Ratio. The sum of the amounts payable by the Company as expenses and the Inducement Fee pursuant to the Merger Agreement and as consideration under the Stock Option Agreement is limited to a total of $1,250,000. Associated may, however, elect to retain its rights under the Stock Option Agreement in lieu of receipt of all or a portion of the Inducement Fee. If Associated elects to exercise the Option, such exercise is intended to inhibit any acquiror of the Company (other than Associated) from accounting for any acquisition of the Company using the "pooling of interests" accounting method. Such method is often preferred by an acquiror proposing a merger. The Inducement Fee and the Stock Option Agreement are intended to increase the likelihood that the Merger will be consummated. See "The Merger - The Stock Option Agreement."

CERTAIN CONSIDERATIONS:   In deciding whether to approve and adopt the Merger
                          Agreement, shareholders of the Company should carefully evaluate the matters set forth in the section herein entitled "The Merger - Certain
                          Considerations." Factors to be considered include the changing legislative and regulatory environment affecting the banking and financial services businesses in which Associated and the Company engage.

INTERESTS OF CERTAIN      Associated has generally agreed to succeed to the
PERSONS IN THE MERGER:    Company's obligations with respect to
                          indemnification or exculpation existing at the time of execution of the Merger Agreement in favor of the directors, officers, employees and agents of the Company and its subsidiaries ("Indemnified Parties") as provided in the Articles of Incorporation, Bylaws, or otherwise in effect as of the date of the Merger
                          Agreement with respect to matters occurring prior to the Effective Time and not to initiate or join in any claim, action, suit, proceeding or investigation against the Indemnified Parties arising out of, or pertaining to, the management or operation of the Company or subsidiaries prior to the Effective Time unless required by bank regulators or applicable fiduciary duties. Associated has also agreed, from and after the Effective Time, to use its best efforts to maintain for a period of five years an insurance policy for directors' and officers' liabilities, subject to certain conditions provided that Associated's cost to maintain such insurance is limited to $100,000.

                          Associated (through the Bank as employer) will enter into a three year employment agreement with Mr. Eugene P. Mroz and a one year employment agreement with each of Messrs. Robert O. Walcott, Morris Gertz and Bruno J. Marczyk commencing at the Effective Time. See "The Merger - Interests of Certain Persons in the Merger."

        SELECTED FINANCIAL DATA OF ASSOCIATED BANC-CORP AND THE COMPANY
                    (In thousands, except per share amounts)

         The following table sets forth selected historical data as of and for each of the years in the five year period ended December 31, 1994 derived from the audited consolidated financial statements of Associated and the Company including the respective notes thereto, incorporated by reference and attached hereto as Exhibit E, respectively, to this Proxy Statement/Prospectus which should be read in conjunction therewith. See "Incorporation of Certain Documents by Reference." The selected historical data as of and for the three months ended March 31, 1995 and 1994 are derived from the unaudited consolidated financial statements of Associated and the Company incorporated herein by reference and attached hereto as Exhibit E, respectively. In the opinion of their respective managements, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly Associated's and the Company's financial position and results of operations for the periods presented. All adjustments necessary to the fair presentation of the financial statements are of a normal recurring nature. Results for the three months ended March 31, 1995 are not necessarily indicative of the results which may be expected for the year as a whole.

                                          AS OF AND FOR THE
                                            THREE MONTHS
                                           ENDED MARCH 31,              AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                           ---------------    -------------------------------------------------------
                                          1995        1994       1994         1993       1992       1991       1990
                                          ----        ----       ----         ----       ----       ----       ----
                                             (UNAUDITED)
ASSOCIATED:

CONDENSED STATEMENT OF INCOME:
Interest Income . . . . . . . . . . .  $   60,375  $   47,711  $  210,951  $  200,491 $  216,121  $  236,382  $  238,981
Interest Expense  . . . . . . . . . .      25,957      17,512      79,680      76,913     98,197     129,851     142,307
Less: Provision for Possible Loan
  Losses  . . . . . . . . . . . . . .         981         725       2,788       5,475      8,087      19,822       6,922
                                       ----------  ----------  ----------  ---------- ----------  ----------     -------
Net Interest Income After Provision
  for Possible Loan Losses  . . . . .      33,437      29,474     128,483     118,103    109,837      86,709      89,752
Plus: Non-Interest Income . . . . . .      12,532      13,003      47,813      48,579     47,023      40,133      34,332
Less: Non-Interest Expense  . . . . .      29,682      28,482     113,818     111,836    111,460     106,152      93,089
                                       ----------  ----------  ----------  ---------- ----------  ----------     -------
Net Non-Interest Expense  . . . . . .      17,150      15,479      66,005      63,257     64,437      66,019      58,757

Net Income  . . . . . . . . . . . . .  $   10,428  $    9,411  $   40,428  $   36,249 $   31,967  $   12,671  $   22,377
                                       ==========  ==========  ==========  ========== ==========  ==========  ==========

PER COMMON SHARE DATA:
Net Income Per Share (1)  . . . . . .  $     0.66  $     0.60  $     2.57  $     2.31 $     2.05  $     0.83  $     1.47
Cash Dividends Per Share (1)  . . . .        0.22        0.20        0.85        0.74       0.61        0.57        0.50

SELECTED BALANCE SHEET DATA:
Total Assets  . . . . . . . . . . . .  $3,226,279  $2,948,023  $3,284,318  $2,981,606 $2,965,047  $2,931,970  $2,731,429
Long-Term Borrowings  . . . . . . . .       3,866       4,667       3,866       5,347     17,925      39,841      45,687

THE COMPANY:

CONDENSED STATEMENT OF INCOME:
Interest Income . . . . . . . . . . .  $    2,207  $    2,086  $    8,400  $    8,955 $   10,696  $  11,289   $   11,050
Interest Expense  . . . . . . . . . .         823         755       3,121       3,359      4,772      6,273        6,307
Less (Plus): Provision for Possible
  Loan Losses . . . . . . . . . . . .         (50)       (450)       (577)        225      2,494      1,946          280
Net Interest Income After Provision
  for Possible Loan Losses  . . . . .       1,434       1,781       5,856       5,371      3,430      3,070        4,463

Plus:  Non-Interest Income  . . . . .         229         299       1,237       1,401      1,426      1,716        1,174
Less:  Non-Interest Expense . . . . .       1,196       1,206       5,208       5,186      5,583      4,554        3,823
                                       ----------  ----------  ----------  ---------- ----------  ----------     -------
Net Non-Interest Expense  . . . . . .         967         907       3,971       3,785      4,157      2,838        2,649

Net Income (Loss) . . . . . . . . . .  $      341  $      547  $    1,234  $    1,149 $     (345) $     247   $    1,383
                                       ==========  ==========  ==========  ========== ==========  ==========  ==========

PER COMMON SHARE DATA:
Net Income (Loss) Per Share . . . . .  $     3.81  $     6.66  $    14.11  $    16.58 $    (8.22) $    5.79   $    31.96
Cash Dividends Per Share  . . . . . .        --          --           --         --         1.20       1.15         1.10


SELECTED BALANCE SHEET DATA:
Total Assets  . . . . . . . . . . . .  $  128,105  $  130,655  $  133,801  $  132,704 $  135,832  $ 134,433   $  122,894
Long-Term Borrowings  . . . . . . . .        --          --          --          --          --         --            --

- ----------------------
(1) Per share data adjusted retroactively for the Stock Split and stock dividends declared in 1993 and 1990. Earnings per share are calculated based upon the weighted average shares outstanding.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

ASSOCIATED COMMON STOCK

         Associated Common Stock trades on The Nasdaq Stock Market. The following table sets forth, for the periods indicated, the high and low sales prices per share as reported on The Nasdaq Stock Market and the regular cash dividends declared for Associated Common Stock as adjusted to reflect the Stock Split.


                                                          ASSOCIATED COMMON STOCK
                                               --------------------------------------------
                                                 HIGH             LOW             DIVIDENDS
                                               --------         --------         ----------
1993
- ----
First Quarter . . . . . . . . . . . . . . .    $  26.73         $  23.46         $  0.18
Second Quarter  . . . . . . . . . . . . . .       28.00            25.64            0.18
Third Quarter . . . . . . . . . . . . . . .       32.00            26.00            0.18
Fourth Quarter  . . . . . . . . . . . . . .       31.00            26.00            0.20

1994
- ----
First Quarter . . . . . . . . . . . . . . .    $  28.80         $  25.00         $  0.20
Second Quarter  . . . . . . . . . . . . . .       30.60            25.00            0.22
Third Quarter . . . . . . . . . . . . . . .       30.20            28.00            0.22
Fourth Quarter  . . . . . . . . . . . . . .       28.40            25.00            0.22

1995
- ----
First Quarter . . . . . . . . . . . . . . .    $  30.10         $  27.40         $  0.22
Second Quarter (through June 21, 1995)  . .       31.00            28.40            0.22


         On March 22, 1995, the last trading day before the announcement of the Merger Agreement, the last sale price of Associated Common Stock as reported on The Nasdaq Stock Market was $28.60 per stock share. On June 21, 1995, the last sale price of Associated Common Stock as reported on The Nasdaq Stock Market was $30.38 per share. Shareholders are urged to obtain current market prices for Associated Common Stock.

    On the Record Date, there were approximately 5,000 holders of record of Associated Common Stock.

THE COMPANY COMMON STOCK

         The Company Common Stock is not listed on any exchange nor quoted in the over-the-counter market, and no established "bid" or "ask" price is available. All shares of the Company Common Stock are subject to the terms and provisions of a Buy-Sell Agreement by and among all the shareholders of the Company and the Company dated as of April 25, 1983, as amended as of January 20, 1993 (the "Buy-Sell Agreement") which provides a right of first refusal by the Company and shareholders of the Company with certain exceptions. The Buy-Sell Agreement does not establish a value for the Company Common Stock.
See "The Merger - Comparison of Shareholder Rights - Buy-Sell Agreement." In April 1993, the Company completed an offering of 40,000 shares of Company Common Stock at $100 per share. The determination of such offering price was based upon the advice of a financial advisor that such price was fair from a financial point of view to the Company and its shareholders. On February 23, 1993 and January 25, 1994, options to purchase 3,000 shares and 7,000 shares, respectively, were granted to key employees at an exercise price of $100 per share and $110 per share, respectively. Options to purchase 8,082 shares have been exercised as of March 31, 1995. In the first quarter of 1994, options to purchase 6,250 shares were exercised by key employees of the Company: (i) 3,000 shares at an exercise price of $100 per share; and (ii) 3,250 shares at an exercise price of $110 per share. The Company is not aware of any more recent transactions in which the Company Common Stock was valued.

         The Board of Directors of the Company did not declare any dividends during 1993 and 1994. Pursuant to the Merger Agreement, the ability of the Company to pay dividends on the Company Common Stock prior to the Effective Time has been restricted. See "The Merger - Pre- Merger Dividend Policy."

         On the Record Date, there were 117 holders of record of the Company Common Stock.

                      COMPARATIVE UNAUDITED PER SHARE DATA

         The following table sets forth for Associated Common Stock and the Company Common Stock certain unaudited historical, pro forma and pro forma equivalent per share financial information as of and for the three months ended March 31, 1995 and each of the three years ended December 31, 1994. The following data assumes that each outstanding share of the Company Common Stock will be converted into 8.75 shares of Associated Common Stock. The information presented herein should be read in conjunction with the financial statements of Associated incorporated by reference into this Proxy Statement/Prospectus, and with the financial statements of the Company, including the notes thereto, attached hereto as Exhibit E. See "Incorporation of Certain Documents By Reference."

                                              AS OF AND FOR THE
                                                THREE MONTHS                        AS OF AND FOR THE YEAR
                                               ENDED MARCH 31,                        ENDED DECEMBER 31,
                                             ------------------    ---------------------------------------------
                                                 1995                 1994             1993             1992
                                             ------------------    -----------     -------------    ------------
ASSOCIATED
Net Income Per Common Share (1):
  Historical  . . . . . . . . . . . . .      $       0.66          $     2.57      $      2.31      $       2.05
  Pro forma (2) . . . . . . . . . . . .              0.65                2.52             2.29              1.99
Dividends Per Common Share (1):
  Historical  . . . . . . . . . . . . .      $       0.22          $     0.85      $      0.74      $       0.61
  Pro forma (3) . . . . . . . . . . . .              0.22                0.85             0.74              0.61
Book Value Per Common Share:
  Historical  . . . . . . . . . . . . .      $      18.05          $    17.42      $     16.33      $      14.33
  Pro forma (2) . . . . . . . . . . . .             17.89               17.27            16.18             14.27

THE COMPANY
Net Income (Loss) Per Common Share:
  Historical  . . . . . . . . . . . . .      $       3.81          $    14.11      $     16.58      $     (8.22)
  Pro forma equivalent (4)  . . . . . .              5.69               22.05            20.04             17.41
Dividends Per Common Share:
  Historical  . . . . . . . . . . . . .      $       0.00          $     0.00      $      0.00      $       1.20
  Pro forma equivalent (4)  . . . . . .              1.93                7.42             6.51              5.32
Book Value Per Common Share:
  Historical  . . . . . . . . . . . . .      $     129.33          $   123.70      $    113.69      $     101.26
  Pro forma equivalent (4)  . . . . . .            156.54              151.11           141.58            124.86
- ----------------------

(1) Per share data adjusted retroactively for the Stock Split and the stock dividend declared in 1993. Earnings per share are calculated based upon the weighted average shares outstanding.
(2)      The Associated pro forma per share amounts give effect to the Merger.
(3) The Associated pro forma dividends per share amounts represent historical dividends of Associated as adjusted retroactively for the Stock Split and the stock dividend declared in 1993.
(4) The Company pro forma equivalent per share amounts are calculated by multiplying the Associated pro forma per share amounts by the Exchange Ratio of 8.75 shares and assume that there will be no change to the Exchange Ratio based upon the Associated Average Price.

                                  INTRODUCTION

         This Proxy Statement/Prospectus is being furnished to holders of the Company Common Stock in connection with the solicitation of proxies by the Company's Board of Directors for use at the Special Meeting of Shareholders of the Company and at any adjournment or postponement thereof. The Company Meeting will be held at _________________________, on July ____, 1995. The
Special Meeting will commence at _______ __m.

         At the Special Meeting, the shareholders of the Company will be asked to approve the Agreement and Plan of Merger dated as of March 22, 1995 among Associated, Associated Illinois and the Company attached hereto as Exhibit A, as more fully described herein. See "The Special Meeting," "The Merger," and "Certain Provisions of the Agreement." The approximate date on which this Proxy Statement/Prospectus is first being mailed to shareholders of the Company is on or about June _____, 1995.


                              ASSOCIATED BANC-CORP

         Associated is a diversified multi-bank holding company registered with the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Associated owns directly or indirectly all of the capital stock of seven commercial banks located in Wisconsin and Illinois, and all of the capital stock of subsidiaries engaged in the following non-banking businesses: personal property lease financing, commercial mortgage banking, residential mortgage banking, trust services, reinsurance and general insurance agency activities. As of March 31, 1995, Associated had total assets of $3.23 billion. The principal executive offices of Associated are located at 112 North Adams Street, P.O. Box 13307, Green Bay, Wisconsin 54307-3307 and its telephone number is (414) 433-3166. See "Certain Information Concerning Associated."


                              THE SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the Special Meeting, holders of the Company Common Stock will consider and vote upon a proposal to approve the Merger Agreement and any other matters that may properly come before the Special Meeting. For a detailed description of the Merger and the Merger Agreement, see "The Merger" and "Certain Provisions of the Merger Agreement."

REQUIRED VOTE

         The affirmative vote of the holders of two-thirds of the outstanding shares of the Company Common Stock entitled to vote at the Special Meeting is required to approve the Merger Agreement. Each share of the Company Common Stock outstanding on the Record Date (as defined herein) is entitled to one vote. Shareholders of Associated are not required to approve the Merger Agreement and no further corporate authorization by Associated is required to consummate the Merger.

         As of the Record Date, the Company's directors and executive officers had voting power with respect to a total of 47,027 shares or approximately 52% of the Company Common Stock entitled to vote at the Special Meeting. The directors and executive officers of the Company have indicated their intention to vote their shares FOR approval of the Merger Agreement. See "Certain Information Concerning the Company - Ownership of the Company Common Stock."

VOTING OF PROXIES

         Shares represented by all properly executed proxies for the Company Common Stock received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders thereof. Proxies which do not contain voting instructions will be voted FOR approval of the Merger Agreement.

         It is not expected that any matter other than that referred to herein will be brought before the Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

REVOCABILITY OF PROXIES

         The grant of a proxy on the enclosed form of proxy does not preclude a shareholder from voting in person. A shareholder may revoke a proxy at any time prior to its exercise by delivering to the Secretary of the Company a duly executed proxy or revocation of proxy bearing a later date or by voting in person at the Special Meeting. Attendance at the Special Meeting will not of itself constitute revocation of a proxy.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

         Only holders of record of the Company Common Stock at the close of business on June ____, 1995 (the "Record Date") will be entitled to receive notice of and to vote at the Special Meeting.

         At the Record Date, 90,071 shares of the Company Common Stock were outstanding. Shares representing a majority of the outstanding shares of the Company Common Stock entitled to vote must be represented in person or by proxy at the Company Meeting in order for a quorum to be present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the Merger Agreement. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

         The Company will bear the cost of the solicitation of proxies from its shareholders, except that Associated and the Company will share equally the cost of printing this Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit proxies from shareholders of the Company by telephone or telegram, or in person, but will receive no additional compensation for such services.

         SHAREHOLDERS SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVE TIME, THE COMPANY SHAREHOLDERS WILL BE PROVIDED WITH MATERIALS RELATING TO THE EXCHANGE OF THEIR STOCK CERTIFICATES. SEE "THE MERGER - CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES."


                                   THE MERGER

         This section of the Proxy Statement/Prospectus describes certain aspects of the proposed Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached hereto as Exhibit A and is incorporated herein by reference. All shareholders are urged to read the Merger Agreement and the other exhibits to this Proxy Statement/Prospectus in their entirety.

BACKGROUND OF THE MERGER

         In April 1993, the Company completed a $4 million offering of the Company's Common Stock (the "Offering") pursuant to the requirements of federal and Illinois banking regulatory orders to increase the capital of the Bank.
All shares of the Company Common Stock, including the shares of Company Common Stock sold in the Offering, are held subject to the terms and provisions of the Buy-Sell Agreement. See "The Merger - Comparison of Shareholder Rights - Buy-Sell Agreement."

         The Buy-Sell Agreement as originally executed provided in relevant part that upon the earlier of November 25, 1993 or the date of repayment without refinancing of the Bank stock acquisition debt (the "Liquidation Date"), the Company was to purchase or redeem Company Common Stock from those of its shareholders who wished to sell their stock. If the Company elected at its option not to purchase or redeem such shares, the Company would attempt to sell the Bank stock owned by the Company pursuant to a plan of liquidation. In connection with the Offering and recapitalization of the Company, the Buy-Sell Agreement was amended as of January 20, 1993 to extend the Liquidation Date to March 31, 1995. See "The Merger - Comparison of Shareholder Rights - Buy-Sell Agreement." The Board of Directors of the Company determined that it would be more beneficial to the shareholders of the Company to attempt to sell or merge the Company rather than to sell the Bank stock as provided in the Buy-Sell Agreement and began to entertain unsolicited indications of interest from prospective buyers during 1994.

         In May 1994, the Company consulted with and retained Vedder, Price, Kaufman & Kammholz ("Vedder Price") as special counsel, a law firm with extensive experience in representing financial institutions, to assist the Board of Directors in responding to and negotiating with prospective buyers. On May 24, 1994, Vedder Price met with the Board to discuss the Board's responsibilities in responding to and evaluating acquisition proposals and certain tax, accounting and securities matters involved in the potential sale of the Company.

         Although there was no public dissemination of notice that the Company was seeking offers from potential buyers, the Company's Board believes such interest became widely known through traditional channels in the banking community in Chicago and beyond. During the first half of 1994, the Board responded to inquiries from a number of prospective buyers, one of which performed a preliminary due diligence review of the Company in May 1994. However, no prospective buyer presented the Board of Directors with an offer to purchase the Company during such time.

         During August 1994, the Chairman of the Company reported to the Board of Directors that five prospective buyers, including Associated, had expressed an interest in acquiring the Company. The Board of Directors authorized the Chairman to pursue discussions with, and delivery of certain financial and other information, to each of prospective buyers. Each of the prospective buyers was informed that it would be required to execute a "non-binding letter of intent" and submit certain financial and other materials to the Company for review to continue acquisition discussions. In addition, each prospective buyer was informed that if such prospective buyer intended to perform a due diligence review of the Company it would be required to execute and deliver a "non-disclosure" agreement. Based on information supplied by, and further discussions with the prospective buyers, the Company determined that two of the prospective buyers were not viable merger partners. One such prospective buyer indicated it was not prepared to proceed with negotiations on a timely basis and the other prospective buyer proposed to offer an amount which was substantially less than the bids discussed below. The Board ceased discussions with these two organizations.

         On August 23, 1994, Robert C. Gallagher, Executive Vice President, of Associated met with the Board of Directors of the Company at its invitation. At such meeting, Associated's philosophies and business practices were discussed and Associated provided certain financial and other information to the Board of Directors of the Company for its review. Associated also presented to the Board of Directors the terms of an initial indication of interest, which among other things, included a proposal to exchange six shares of Associated Common Stock for each share of Company Common Stock. After review of Associated's initial indication of interest, the Board of

Directors concluded and informed Associated that the initial indication of interest was unacceptable because, among other things, the preliminary exchange ratio of Associated Common Stock was inadequate.

         At the September 27, 1994 Board of Directors meeting, the Board of Directors met separately with representatives of two Chicago-based organizations ("CBO-1" and "CBO-2," respectively) which were among the five prospective buyers referenced above. Each of the two parties discussed with and presented the Board of Directors with an initial indication of interest. The two parties also presented information regarding their respective organizations to the Board for its review and consideration. Subsequent to each of the presentations, the Board of Directors reviewed each initial indication of interest and informed the representatives that the initial indications of interest were unacceptable. CBO-2's indication of interest was a cash offer which was ultimately raised to $21.5 million (approximately $234.00 per share) for all outstanding shares of the Company Common Stock. The offer, which would have been currently taxable to the holders of the Company Common Stock, was conditional upon successful completion of a due diligence review by CBO-2 and was subject to customary conditions and regulatory approvals.

         In October 1994, the Chairman reported to the Board of Directors that discussions were continuing with each CBO. CBO-1 submitted an improved indication of interest on October 24, 1994. The offer by CBO-1 was stated to be $230.00 per share in cash, plus Company operating earnings after April 1995 through closing, but was subject to numerous contingencies and assumptions bearing on its value. Also, the proposed transaction would not have closed until April 30, 1996. The exact value of the offer was difficult to determine because its stated value was to be reduced by factors outside the Company's control. For example, to achieve the stated value of the offer, the Company was required to sell certain of its real estate at a specified profit. The proposed transaction would have been accomplished pursuant to a tender offer for all but not less than 51% of the outstanding shares of the Company. At the October 25, 1994 Board of Directors meeting, the Board authorized a due diligence review of the Company by CBO-1 and delayed authorization of a due diligence review of the Company by CBO-2 pending the Company's receipt and review of the due diligence materials of CBO-2 to be submitted to the Company's Board of Directors by CBO-2. The Chairman also informed the Board of Directors that Associated had declined to increase its initial indication of interest at such time. In November 1994, the Company concluded its preliminary due diligence review of CBO-1 and CBO-1 commenced its due diligence review of the Company.

         In November 1994, Associated increased the proposed exchange ratio to seven shares of Associated Common Stock for each share of Company Common Stock. The range of values implicated by Associated's offer was $219.00 to $240.00 per share based on Associated's then current trading prices. At such time, the Company allowed Associated to begin preliminary due diligence.

         At the January 24, 1995 Board of Directors meeting, the Board determined that CBO-2 was not a potential merger partner of choice based on the Board of Directors' view that a tax-free reorganization of the nature proposed by Associated was preferable for the vast majority of the shareholders of the Company and the Board's belief that the management and operational philosophies of Associated were more closely aligned with those of the Company. The Board authorized the Chairman to inform CBO-2 that the Company had determined not to proceed further with discussions with CBO-2 at such time.

         During January and February 1995, Associated and CBO-1 completed their due diligence of the Company and the Company completed its due diligence of Associated. Subsequently, the Company declined to proceed with further discussions with CBO-1. The Board of Directors reviewed and rejected the October 24, 1994 indication of interest presented by CBO-1 because of the numerous contingencies and assumptions bearing on its value as well as its taxable nature, regulatory concerns associated with the offer and the fact that the closing would have been deferred until April 1996.

         On February 15, 1995, Associated delivered a first draft of a proposed Merger Agreement and Voting Agreement to the Company for review. On February 21, 1995, the Board of Directors met to discuss the proposed Merger Agreement and the Voting Agreement. At the meeting, Vedder Price discussed and reviewed with the

Board the merger proposal and proposed Merger Agreement and Voting Agreement. Vedder Price concluded its presentation by noting that there were several issues that required additional negotiation, the more significant being (i) Associated's request for a Voting Agreement and a termination fee; (ii) the need for a fairness opinion to the effect that the Exchange Ratio is fair from a financial point of view to the shareholders of the Company; (iii) the mechanism for establishing the termination right and exchange ratio based on Associated's stock price; (iv) the limitation of the Company's Board of Directors to take certain steps in the event of a competing third party offer; and (v) certain social issues. After significant discussion and consideration, the Board authorized Vedder Price to contact Associated's counsel in an expeditious manner to determine if there was sufficient common ground on which to continue the negotiations.

         On February 28, 1995, the Board of Directors met with representatives of Associated and Vedder Price to discuss the merger proposal and first drafts of the proposed Merger Agreement and Voting Agreement. At the meeting, the Chairman outlined for Associated the significant issues requiring resolution. After lengthy discussion, during which Associated informed the Company that it required as a condition to entering into the Merger Agreement that the Company agree to grant Associated the option to purchase shares of the Company and to pay Associated a termination fee in the event that the Merger was not consummated as a result of certain events, the parties reached agreement that, among other things, (i) the Company's termination right based upon a decline in the share price of Associated Common Stock coupled with its decline relative to an index of publicly-traded bank holding companies' shares prices would be replaced with a fixed minimum share price for Associated Common Stock and a formula for reducing the number of Associated's shares to be issued in the event that the Associated share price exceeded a certain share price; (ii) the Voting Agreement would not be part of the transaction; (iii) a Stock Option Agreement would be prepared by Associated's counsel for review by the Company and Vedder Price and a termination fee would be negotiated; (iv) the parties would use their reasonable efforts to close the transaction in a manner that would make the Company's shareholders eligible to receive the dividend Associated anticipated declaring and paying in the third quarter of 1995; and
(v) the consummation of the transaction would be subject to receipt of the Fairness Opinion. The Company informed Associated that it had retained Baird to issue the Fairness Opinion and the parties also discussed various employee issues. At the conclusion of the meeting, the parties agreed to proceed in a timely manner to negotiate and resolve the remaining open issues.

         On March 14, 1995, the Board met with Vedder Price to review the revised merger proposal and proposed Merger Agreement that had been negotiated between the parties and their representatives during the preceding weeks. Vedder Price advised the Board that, although progress had been made during the negotiations with Associated there were still a number of issues to be resolved, the more significant being: (i) the terms of the Stock Option Agreement and the amount of the related termination fee; (ii) certain termination rights including environmental reviews; and (iii) employee issues. Vedder Price then reviewed the principal changes to the proposed Merger Agreement and Stock Option Agreement with the Board of Directors reporting that
(i) the Exchange Ratio would be adjusted downward if the Associated Average Price was greater than $30.40 per share subsequent to the Stock Split (ii) the "drop dead" date for the consummation of the Merger was November 30, 1995;
(iii) the non-solicitation clause of the Merger Agreement did not prohibit the directors from complying with their fiduciary duties provided certain conditions were satisfied; (iv) if the Fairness Opinion could not be obtained within fifteen days of the execution of the Merger Agreement, the Company had the right to terminate the Merger Agreement; and (v) unexercised Company stock options outstanding under the Company's stock option plan would convert to options to purchase shares of Associated Common Stock. At the conclusion of the presentation, the Board of Directors authorized the Chairman, with the assistance of Vedder Price, to continue to negotiate with Associated.

         At a special meeting of the Board of Directors on March 22, 1995, Vedder Price met with the Board of Directors to consider the final merger proposal and Merger Agreement, Stock Option Agreement, form of employment agreement and employee benefits letter. At the meeting, Vedder Price reviewed in detail with the Board the revised Merger Agreement. In particular, Vedder Price reviewed and discussed (i) that the Stock Option Agreement and termination fee payable under the Merger Agreement would work in tandem to provide that the aggregate maximum amount Associated may receive in the event of a third party transaction is $1,250,000; (ii) that because of ambiguity as to whether the right of first refusal pursuant to the Buy-Sell Agreement applied to a merger or sale of the Company, the Company should request a waiver of the requisite number of shareholders and percentage of shares outstanding; and (iii) certain employee benefits matters. Vedder Price concluded its presentation by stating that although there were a few matters requiring some further negotiation and consideration, it was hoped such matters could be resolved later that day. Vedder Price then discussed with the Board of Directors various issues relating to the tax opinion Vedder Price was retained to render in connection with the Merger.

         After the conclusion of the Vedder Price presentation, a representative of Baird followed with a detailed presentation during which the terms and nature of the Fairness Opinion to be issued by Baird, and the analyses which Baird employed in arriving at its opinion, were discussed.
Baird closed its presentation by stating that it had concluded, based on its review and analysis, that the Exchange Ratio was fair from a financial point of view to the shareholders of the Company. After receipt of the oral opinion of Baird, the Board of Directors discussed and reviewed the remaining open issues. At the conclusion of the review of the open issues, the Board of Directors unanimously approved the Merger, Merger Agreement, Stock Option Agreement, form of employment agreement and benefits letter and authorized the execution of such agreements subject to the resolution of the remaining issues by the Chairman.

         Final modifications were made to the Merger Agreement, Stock Option Agreement, form of employment and benefits letter as a result of negotiations during the afternoon of March 22, 1995. The Merger Agreement and Stock Option Agreement were executed by the respective parties on March 22, 1995. Assuming no adjustment to the Exchange Ratio based upon the Associated Average Price, the consideration based upon the closing price of Associated Common Stock on March 22, 1995 was $23.0 million (or approximately $250 per share). Prior to the opening of business on March 23, 1995, the Company and Associated issued a joint press release announcing the execution of the Merger Agreement.

REASONS FOR THE MERGER

         The Company. In considering the Merger, the directors of the Company reviewed the terms and conditions of the proposed Merger Agreement, along with certain business and financial information relating to Associated and the Company. The Board of Directors of the Company determined to approve the proposed transaction primarily because the Merger will increase the financial strength of the Bank by enabling it to better serve its depositors and customers and to be more competitive with other bank subsidiaries of large bank holding companies doing business in the northwest side of Chicago or which might locate in the community (including Associated). Consequently, the directors of the Company concluded that the Merger will enhance both the long-term and short-term value of the Company shareholders' investments. Among the additional factors important to the directors of the Company in determining to approve the Merger, were: (i) the marketability and liquidity of the Associated Common Stock and the consistent dividend history and rate of dividends of the Associated Common Stock to be received in the Merger as compared to the illiquidity and lack of marketability of the Company Common Stock and the dividend history of the Company Common Stock; (ii) the possibility that Associated itself might be acquired at a premium price offering shareholders of the Company who receive Associated shares in the Merger potentially even greater value for their investment; (iii) the tax-free nature of the Merger for federal income tax purposes which would permit the Company shareholders who receive shares of Associated Common Stock to defer federal income taxation under certain circumstances; (iv) the potential for future appreciation of Associated Common Stock due to Associated's greater market presence and financial resources; (v) the financial advice rendered by Baird to the Company's Board of Directors and the opinion rendered by Baird that the Exchange Ratio was fair from a financial point of view to the shareholders of the Company (See "The Merger - Opinion of Financial Advisor");
(vi) the financial terms of other recent business combinations in the financial services industry; and (vii) the possibility for career enhancement which employees of the Company and the Bank might be provided as a result of the Merger. See "The Merger - Certain Material Federal Income Tax Consequences."

         While each member of the Company's Board of Directors evaluated each of the foregoing as well as other factors, the Board of Directors collectively did not assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Company's Board of Directors collectively made its determination with respect to the Merger based on its unanimous conclusion that the Merger, in light of the factors that each of them individually considered as appropriate, is fair and in the best interests of the Company's shareholders.

         Associated. Prior to approving the terms of the Merger, Associated's Board of Directors considered, among other things, the improving financial performance and condition, business operations, capital levels, asset quality and future growth prospects of the Company. The Board also considered the benefits to Associated of expanding into the northwest side of Chicago by acquisition of the Company as opposed to the opening of a new branch bank, the positive impact of the Merger on Associated by establishing a banking presence in an established business community of Chicago and the terms of the Merger Agreement.

         Associated's Board of Directors believes the Merger will, (i) result in operational and managerial efficiencies which will better enable the Company to contain costs and grow more rapidly than historic growth rates; (ii) result in the Company having greater financial strength, increased competitiveness and market diversification, thereby also benefiting Associated and its customers; and (iii) result in an increase in long-term shareholder value for the shareholders of Associated.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF THE COMPANY

         The Board of Directors of the Company has determined that the terms of the Merger are fair to, and in the best interests of, the Company, and its shareholders for the reasons stated immediately above.

         THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER
AGREEMENT.

OPINION OF FINANCIAL ADVISOR

         The investment banking firm of Robert W. Baird & Co. Incorporated has rendered its opinion to the Company's Board of Directors to the effect that the Exchange Ratio is fair from a financial point of view. The following is a summary of certain matters relating to Baird's opinion and is qualified by reference to Baird's opinion, attached to this Proxy Statement/Prospectus as Exhibit C. SHAREHOLDERS ARE ENCOURAGED TO READ SUCH OPINION IN ITS ENTIRETY.

         Summary of Baird's Analysis of Associated Proposal. The following is a summary of selected analyses presented by Baird to the Company Board on March 22, 1995 in connection with its opinion.

         In connection with its opinion, Baird reviewed, among other things, the Merger Agreement, certain publicly available financial information concerning the Company and Associated including the Annual Reports to Shareholders and the Annual Reports on Form 10-K for Associated and audited consolidated financial statements for the Company for the five years ended December 31, 1994. Baird also held discussions with members of the senior managements of the Company and Associated regarding the past and current business operations, results of regulatory examinations, financial conditions and future prospects of their respective companies. In addition, Baird has reviewed the reported prices and trading activity for the Associated Common Stock, compared certain stock market information for Associated and financial information for the Company and Associated with similar public information for the common stock of Midwest-based bank holding companies, reviewed the terms of certain recent merger and acquisition transactions of bank holding companies and reviewed such other information as Baird considered appropriate.

         Baird relied, without independent verification, upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinions. Baird also relied upon the managements of the Company and Associated as to the reasonableness of the financial and operating forecasts provided to it (and the assumptions and bases therefor). In that regard, Baird assumed with the Company's consent that such forecasts, including, without limitation, projected cost savings and operating synergies resulting from the merger and projections regarding under-performing and non-performing assets, net charge-offs and the adequacy of loan loss reserves, reflect the best currently available estimates and judgments of such respective managements. The Company instructed Baird that, for the purposes of its opinions, Baird should assume that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the management of the Company and Associated. Baird also assumed, with the Company's consent, that the aggregate allowances for loan losses for each of the Company and Associated are adequate to cover such losses. In addition, Baird has not made an independent evaluation or appraisal of the assets and liabilities of the Company and Associated or any of their subsidiaries and Baird has not been furnished with any such evaluation or appraisal. Baird is not an expert in the evaluation of allowances for loan losses and has not reviewed any individual credit file. Moreover, the Company has informed Baird and it has assumed with the Company's consent that the business combination resulting from the Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes.

         General. Pursuant to a letter agreement dated February 28, 1995 ("Engagement Letter"), the Company engaged Baird to represent the Company in connection with a potential merger or acquisition involving the Company. Under the terms of the Engagement Letter, Baird agreed to: (i) review proposals received by the Company; (ii) assist the Company Board in analyzing the financial merits of proposals received and based on this analysis and other factors considered relevant to Baird, to make recommendations as to the adequacy of the proposal and if acceptable to establish a basis for negotiations with any proposed acquiror on the price and structure of a proposed transaction, as well as other related terms and conditions; (iii) provide a written opinion to the Company Board of Directors stating that the consideration to be paid by Associated or any other proposed acquiror is fair from a financial point of view to the shareholders of the Company (provided Baird's analysis of the transaction supports this conclusion); and (iv) advise the Company Board from the acceptance of a proposal by Associated or any other proposed acquiror through consummation of such transaction.

         Pursuant to the terms of the Engagement Letter, Baird will receive a fee in the range of $30,000 to $35,000 upon the closing of the Merger for its services. The Engagement Letter also provides that the Company will reimburse Baird for its reasonable out-of-pocket expenses and will indemnify Baird and hold Baird harmless against any and all losses, claims, damages or liabilities and to reimburse Baird for related legal fees and other expenses ("Losses") that might arise in connection with Baird's engagement, with the exception of Losses resulting primarily from actions taken or omitted to be taken by Baird in bad faith or from its negligence or willful misconduct.

         The Company Board selected Baird as its financial advisor because of Baird's familiarity with financial institutions that might become potential acquirors of the Company and Baird's experience in representing financial institutions like the Company in merger and acquisition transactions. As part of its investment banking business, Baird is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. No limitations were imposed by the Company Board of Directors upon Baird with respect to the investigations made or procedures followed by it in rendering its opinion.

         Baird, in the ordinary course of its business, acts as a market maker with respect to the trading of the Associated Common Stock on The Nasdaq Stock Market and may actively trade securities of Associated for its own account or for the accounts of customers and thus may hold long or short positions in such securities at any time. Baird has from time to time in the past been, and may in the future be, considered or employed by Associated to provide investment banking and securities brokerage services. These relationships are considered by Associated to be in the ordinary course of business and to be immaterial to Baird's engagement by the Company relative to the Merger.

         At the March 22, 1995 meeting of the Company Board, Baird rendered its oral opinion to the Company Board to the effect that, as of that date, the Exchange Ratio was fair from a financial point of view to the holders of the Company Common Stock. In addition, Baird delivered its written opinion to the Company Board dated March 31, 1995 and as of the date of this Proxy Statement/Prospectus, stating that, as of March 31, 1995, and as of the date of this Proxy Statement/Prospectus, the Exchange Ratio is fair from a financial point of view to the holders of the Company Common Stock. The full text of Baird's opinion dated as of the date of this Proxy Statement/Prospectus is attached hereto as Exhibit C and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Exhibit C. Holders of the Company Common Stock are urged to read the Opinion in its entirety for a description of the procedures followed, assumptions and qualifications made, matters considered, and limitations undertaken by Baird.

         Baird's opinions are directed to the Company Board of Directors only and are directed only to the Exchange Ratio and do not constitute a recommendation to any Company shareholder as to how such shareholder should vote at the Special Meeting. The terms of the Merger (including the Exchange Ratio) were determined through arms-length negotiation between the Company and Associated and their respective advisers.

         Transaction Analysis. The following is a summary of the analysis on which Baird based its opinion that the Exchange Ratio is fair from a financial point of view to the holders of the Company Common Stock.

         Baird summarized the offer made by Associated to the Company analyzing the potential effect of the proposed Exchange Ratio and the other financial terms of the Merger on earnings per share of the Associated Stock, returns on average assets and equity, capital ratios and cash flow based on pro forma combined earnings for the Company and Associated as of December 31, 1994. This analysis shows an earnings dilution on a historical basis of approximately 2% per share, and equity dilution of approximately 1% per share, no change in the ratio of equity to assets, and a slight decrease for returns on average assets and equity.

         The Company has not paid a cash dividend since March 1992. Subsequent to consummation of the Merger, the shareholders of the Company will receive an indicated annual cash dividend based upon $1.08 for each share of Associated Common Stock. Based on an exchange ratio of 8.75 shares for each share, each share of the Company represents an annual indicated dividend of $9.45.

         Analysis of Selected Comparable Companies. Baird reviewed the following comparable publicly traded Midwest bank holding companies' earnings history and valuation using price/earnings and price/equity multiples. AMCORE Financial, Inc. (Rockford, IL), Brenton Banks, Inc. (Des Moines, IA), CNB Bancshares, Inc. (Evansville, IN), Chemical Financial Corporation (Midland,
MI), Citizens Banking Corporation (Flint, MI), Cole Taylor Financial Group, Inc. (Wheeling, IL), First Michigan Bank Corporation (Holland, MI), First Midwest Bancorp, Inc. (Naperville, IL), Firstbank of Illinois Co. (Springfield,
IL) and Hawkeye Bancorporation (Des Moines, IA). Baird then compared the valuation ratios of Associated to the comparable financial institutions as a group. At March 16, 1995, the price/earnings multiples of the comparable financial institutions ranged from a low of 11 to a high of 16, with an average of 13.3. Associated's price/earnings multiple is 11.1. Using market prices of March 16, 1995 to equity as of December 31, 1994, the price/equity multiples of the comparable financial institutions ranged from a low of 130% to a high of 197% with an average of 163.9%. Associated's price/equity multiple is 163%.

         There have been no recent transactions in the Company Common Stock. The last reported sale of the Company Common Stock occurred in April, 1993, when the Company completed an offering of 40,000 shares at $100 per share. On February 23, 1993 and January 25, 1994, options to purchase 3,000 shares and 7,000 shares, respectively, were granted to key employees at an exercise price of $100 per share and $110 per share, respectively.

         Analysis of Recent Mergers and Acquisitions. Baird reviewed numerous pending and completed mergers and acquisitions since January 1, 1994. Baird then selected acquisitions of bank holding companies in which price and financial information was available, to ascertain if such acquisitions are comparable to the Merger and thus pertinent to Baird's fairness opinion. Information reviewed included asset size of the acquiree, equity to assets, return on average assets, deal value, structure of the deal (cash or stock) and price paid as a multiple of earnings per share and equity per share. The transactions selected for comparison were (Acquiror/Acquiree): AMBANC Corp./First Robinson Bancorp; AMCORE Financial Inc./NBM Bancorp; AMCORE Financial Inc./NBA Holding Company; CNB Bancshares, Inc./Harrisburg Bancshares; First Mid-Illinois Bancshare/Downstate Bancshares; First National Bancorp./Plano Bancshares; Heritage Financial Services, Inc./Midlothian State Bank; Mercantile Bancorporation, Inc./Wedge Bank; National City Bancshares, Inc./White County Bank; Old Second Bancorp, Inc./Bank of Sugar Grove; and Pinnacle Banc Group, Inc./Acorn Financial Corp. Several of the announced mergers have not yet been consummated and there can be no assurance that they will be completed.

         A review of such comparable transactions yielded the following information:

                                     UNWEIGHTED
                                      AVERAGE
                                    TRANSACTION             RANGE OF TRANSACTIONS             COMPANY (1)
                                --------------------  -------------------------------     --------------------
 Assets ($ millions) . . . . . .    $  107.20           $   42.90    to  $ 209.70           $ 133.80     (2)
 Equity to Assets  . . . . . . .         9.09 %              7.45 %  to     11.44  %            8.30 %   (2)
 Return on Average Assets  . . .         1.13 %              0.49 %  to      2.24  %            0.93 %   (3)
 Deal Value ($ millions) . . . .    $   18.40           $    7.60    to  $  36.50           $  22.40
 Price/Equity Multiple . . . . .       190.40 x            161.70 x  to    238.40  x          201.02 x   (2)
 Price/Earnings Multiple . . . .        14.40 x              9.80 x  to     23.60  x           18.10 x   (3)
- ----------------------

(1) Based upon an exchange ratio of 8.75 shares and price of $28.40 per share for Associated Common Stock.
(2)      At December 31, 1994.
(3)      For the fiscal year ended December 31, 1994.

         The above comparison shows that the Company's ratio of equity to assets is lower than the average and in the lower end of the range; and the return on average assets is below the middle of the range. The Company's price/equity multiple is above the average and in the upper end of the range, and the Company's price/earnings multiple is above the average and in the upper end of the range.

         No company or transaction used in any comparable analysis as a comparison is identical to the Company, Associated or to the Merger. Accordingly, an analysis of the results is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies to which they are being compared. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analyses or summary description. Baird believes that its analyses must be considered as a whole and the singling out portions of these analyses and the individual factors considered in reaching its opinion is inappropriate. The analyses of Baird are not necessary indicative of actual values, which may be significantly more or less favorable than as set forth therein. Analyses relating to the value of companies do not support the appraisals or necessarily reflect the price at which companies may actually be sold.

         Although the summary set forth above does not purport to be a complete description of the analyses performed by Baird, the material analyses performed by Baird in rendering its opinion have been summarized above. In performing its analyses, Baird made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and Associated. The analyses performed by Baird are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Baird's analysis of the fairness of the Exchange Ratio from a financial point of view to the holders of the Company Common Stock. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those assumed in the projections and any related analyses. Baird's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other business combination in which the Company might engage. In addition, as described above, Baird's opinion to the Board was one of many factors taken into consideration by the Company Board of Directors in making its determination to approve the Merger Agreement.

CERTAIN CONSIDERATIONS

         In deciding whether to approve the Merger, the Company shareholders should consider the following factors, in addition to the other matters set forth herein:

         Uncertain Legislative and Regulatory Environment. The banking and financial services businesses in which the Company and Associated engage are highly regulated. The laws and regulations affecting such businesses may be changed dramatically in the near future. Such changes could affect the ability of banks to engage in nationwide branch banking and the ability of bank holding companies to engage in non-banking businesses, such as securities underwriting and insurance, in which they have been allowed to engage only on a limited basis. Such changes may also affect the capital that banks and bank holding companies are required to maintain, the premiums paid for or the availability of deposit insurance or other matters directly affecting earnings. Neither the Company nor Associated can predict what changes will occur or the effect that any such changes would have on the ability of the combined entity to compete effectively or to take advantage of new opportunities after the Merger.

         Competition. The markets in which the Company and Associated operate are highly competitive. Competition in such markets is likely to increase in light of the changing legislative and regulatory environment in which the Company and Associated operate. In addition, consolidation and mergers in the banking industry are expected to continue, resulting in stronger and more effective competitors. Neither the Company nor Associated can predict the degree to which competition in the industry will increase in the future or the effect any such increased competition will have on the combined entity.

         Rapid Technological Changes. Evolving technology will play a major role in the processing and delivery of financial services. The effective use of new technology will enable banking and financial service businesses to improve information concerning their customers and markets. It will also enable them to reduce overhead expenses while improving the quality of service to customers. Communications technology will substantially improve the ability of financial institutions to exchange information with their customers and employees. Banks and financial institutions that are unwilling or unable to access this evolving new technology could experience lower earnings and a loss of competitiveness.

         Uncertain Economic Environment. Until recently, banks and financial service companies in the Midwest have experienced a relatively long period of price stability and a growing economy. Price stability enables banks to better protect themselves against interest rate risks. A strong economy enhances the opportunity of the commercial sector of the economy to improve earnings and performance. It also provides an environment for financial institutions to experience positive and profitable growth. Recent economic changes present additional risks for all banks and financial service companies.

         Nature of Business. The financial performance of the Company results primarily from its retail banking activities located on the northwest side of Chicago. Company shareholders who receive shares of Associated Common Stock will own an interest in a diversified multi-bank holding company with 87 banking offices, substantially all of which are located in various communities in Wisconsin, which is engaged in several non-banking businesses including personal property lease financing, commercial and residential mortgage banking, trust services, reinsurance and general insurance agency activities. Financial performance of Associated is accordingly dependent on its activities and the economic factors in such markets and businesses. See "Certain Information Concerning Associated."

         Business Combinations. Associated seeks additional expansion opportunities and accordingly may enter into business combinations with banking and non-banking entities involving the issuance of its shares or payment of cash consideration which may not require a vote of holders of Associated Common Stock.

         Share Price Fluctuation. The price of shares of Company Common Stock is based upon the financial condition of the Company and the market value for similar non-publicly traded bank holding companies and other factors. The share price of Associated Common Stock on The Nasdaq Stock Market is by nature subject to the general price fluctuations in the market for of publicly-traded equity securities. Such fluctuations are not necessarily related to a change in the financial performance or condition of Associated.

         Ancillary Agreements. In connection with the Merger, the Company has provided Associated an Inducement Fee and Stock Option Agreement. The Merger Agreement provides that Associated may receive a cash payment in certain circumstances including failure of the Company shareholders to approve the Merger. In addition, the Stock Option Agreement provides Associated options to purchase shares of the Company under certain circumstances. See "The Merger - The Inducement Fee" and "- The Stock Option Agreement."

MERGER CONSIDERATION

         Upon consummation of the Merger, each share of the Company Common Stock outstanding at the Effective Time will be converted (subject to the provisions with respect to fractional shares described below) into the right to receive 8.75 shares of Associated Common Stock (the "Exchange Ratio"), provided, however, that if the Associated Average Price is greater than $30.40 per share, the Exchange Ratio will be reduced and shall be determined by dividing $266.00 by the Associated Average Price (rounded to the nearest thousandth of a share). In the event that the Associated Average Price is less than $26.40 per share, the Merger Agreement may be terminated by the Company. See "Certain Provisions of the Merger Agreement - Termination."

         Based upon the capitalization of Associated and the Company as of the Record Date, the shareholders of the Company will own Associated Common Stock representing approximately 5.1% of the outstanding voting shares of Associated following consummation of the Merger (assuming no exercise of dissenters' rights and no adjustment to the conversion ratios).

REGULATORY APPROVALS REQUIRED

         Federal. The Merger is subject to prior approval by the Federal Reserve Board under the BHC Act, which requires that the Federal Reserve Board take into consideration, among other factors, the financial and managerial resources and future prospects of the respective institutions and the convenience and needs of the communities to be served. The BHC Act prohibits the Federal Reserve Board from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. It is highly improbable that the Merger poses any antitrust issues. The Federal Reserve Board also has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position. Furthermore, the Federal Reserve Board must also assess the records of the bank subsidiaries of Associated and the Company under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the Federal Reserve Board analyze, and take into account when evaluating an application, each bank's record of meeting the credit needs of its local communities, including low and moderate income neighborhoods, consistent with safe and sound operation.

         Under the BHC Act, the Merger may not be consummated until up to 30 days following the date of Federal Reserve Board approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. Although a challenge is highly improbable, there can be no assurance that the Department of Justice will not challenge the Merger or, if such a challenge is made, as to the result thereof. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. The BHC Act provides for the publication of notice and public comment on the applications and authorizes the regulatory agency to permit interested parties to intervene in the proceedings.

         Associated filed an application with the Federal Reserve Bank of Chicago (the "Federal Reserve Bank") that was accepted for filing by the Federal Reserve Bank on May 25, 1995.

         Associated anticipates that it will be advised that the Federal Reserve Bank has accepted the application for processing under delegated authority from the Federal Reserve Board. Under the regulations of the Federal Reserve Board, the Federal Reserve Bank will act on the application within the 30-day period that began on the date the application was accepted for filing (a period that will be tolled by any public comments or other circumstances that may trigger further requests for information from the Federal Reserve Bank). There can be no assurance that the Federal Reserve Bank will continue processing the application under delegated authority.

         There can be no assurance that the Federal Reserve Board will approve the Merger, and if the Merger is approved, there can be no assurance as to the date of such approval.

         Illinois. The Merger is also subject to the prior approval by the Illinois Commissioner of Banks and Trust Companies (the "Illinois Commissioner") under the Illinois Bank Holding Company Act of 1957, as amended (the "Illinois Act"), which requires that the Illinois Commissioner take into consideration whether (i) the proposed transaction will promote the safety and soundness of the institution to be acquired, (ii) the banks already controlled by the applicant meet the convenience and needs of the communities served by them in accordance with the CRA, (iii) the applicant intends to adequately meet the convenience and needs of the communities serviced by the institution to be acquired in accordance with the CRA, and (iv) the transaction will bring net new benefits to the state of Illinois. Under the Illinois Act, the Merger may be consummated immediately following an approval from the Illinois Commissioner (subject to the foregoing federal approvals).

         Associated filed an application with the Illinois Commissioner on June 21, 1995. Associated anticipates that it will be advised that the Illinois Commissioner has accepted the application for processing. There can be no assurance that the Illinois Commissioner will approve the Merger, and if the Merger is approved, there can be no assurance as to the date of such approval.

         General. The Merger cannot proceed in the absence of all requisite regulatory approvals. See "Conditions to Consummation of the Merger." In the Merger Agreement, Associated and the Company have agreed to take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed with respect to the Merger, including furnishing information to the Federal Reserve Board or in connection with approvals or filings with other governmental entities. Associated and the Company have also agreed to take all reasonable action necessary to obtain approvals of the Federal Reserve Board, the Illinois Commissioner and other governmental entities. However, the obligation to take reasonable actions is not to be construed as including an obligation to accept any terms or conditions to an agreement or other approval of, or any exemption by, any party that are not customarily contained in approvals of similar transactions granted by such regulators or if Associated in good faith determines that such terms or conditions would have a material adverse effect on its business or financial condition or would materially detract from the value of the Company to Associated. There can be no assurance that any regulatory approvals will not contain a term or condition that causes such approvals to fail to satisfy the conditions described above under "Conditions to Consummation of the Merger."

         Associated and the Company are not aware of any other governmental approvals or actions that are required for consummation of the Merger except as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance as to the timing thereof.

THE EFFECTIVE TIME

         The Merger will be consummated and will become effective as of the date Articles of Merger are filed with the Secretary of State of the State of Illinois (the "Effective Time"). The filing with respect to the Merger will occur as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions to the Merger as set forth in the Merger Agreement. The Merger Agreement may be terminated by either party if, among other reasons, the Merger shall not have been consummated on or before November 30, 1995.
Upon consummation of the Merger, the Company will be merged into Associated Illinois and will not continue its separate existence or operations, to which Associated Illinois as the surviving corporation will succeed. See "Certain Provisions of the Merger Agreement - Conditions to Consummation of the Merger" and "Certain Provisions of the Merger Agreement - Termination."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL
SHARES

         At the Effective Time and without any action on the part of Associated, the Company or the holders of the Company Common Stock, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Company shareholders exercising their dissenters' rights under Illinois law) shall be converted into the right to receive shares of Associated Common Stock. See "The Merger - Dissenters' Rights." All such shares of the Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each stock certificate previously representing any such shares of the Company Common Stock (other than shares held by dissenting shareholders as described above) shall thereafter represent the right to receive a certificate representing shares of Associated Common Stock into which such the Company Common Stock has been converted. Certificates previously representing shares of the Company Common Stock shall be exchanged for certificates representing whole shares of Associated Common Stock upon the surrender of such certificates as provided below. No fractional share of Associated Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made as provided below.

         As of the Effective Time, Associated shall deposit, or cause to be deposited, with a bank or trust company designated by Associated (the "Exchange Agent"), for the benefit of the holders of shares of the Company Common Stock and for exchange in accordance with the terms of the Merger Agreement, certificates representing the shares of Associated Common Stock (such certificates for shares of Associated Common Stock to be exchanged for the Company Common Stock, together with any dividends or distributions with respect thereto (the "Company Exchange Fund") issuable pursuant to the terms of the Merger Agreement in exchange for outstanding shares of the Company Common Stock. It is anticipated that Harris Trust & Savings Bank, Chicago, Illinois will serve as the Exchange Agent.

         As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock whose shares were converted into the right to receive shares of Associated Common Stock, (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Associated Common Stock. Upon surrender of a certificate previously representing shares of the Company Common Stock to the Exchange Agent together with such duly executed letter of transmittal, the holder of such certificate shall receive in exchange therefor a certificate representing that number of whole shares of Associated Common Stock to which such holder is entitled and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of

Associated Common Stock may be issued to a transferee if the certificate representing such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered, each certificate previously representing shares of the Company Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Associated Common Stock and cash in lieu of any fractional shares of Associated Common Stock as described below.

         THE COMPANY SHAREHOLDERS SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE EXCHANGE AGENT WITHOUT A LETTER OF TRANSMITTAL NOR RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

         No dividends or other distributions declared or made after the Effective Time with respect to Associated Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate with respect to the shares of Associated Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder, until such certificate is surrendered. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of said certificate, which represent whole shares of Associated Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of cash payable with respect to a fractional share of Associated Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time paid with respect to such whole shares of Associated Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time, but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Associated Common Stock.

         All shares of Associated Common Stock issued upon conversion of the shares of the Company Common Stock (including any cash paid for fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of the Company Common Stock.

         No certificates or scrip representing fractional shares of Associated Common Stock shall be issued upon the surrender for exchange of the certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of Associated. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder would otherwise be entitled by the Associated Average Price, as hereinabove defined. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall notify Associated and Associated shall make available such amounts to such holders of such factional share interests subject to and in accordance with the terms of the Merger Agreement, as relevant.

         Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company for six months after the Effective Time shall be delivered to Associated, upon demand, and any shareholders of the Company who have not theretofore complied with the procedures described above shall thereafter look only to Associated for payment of their claim for Associated Common Stock, any cash in lieu of fractional shares of Associated Common Stock and any dividends or distributions with respect to Associated Common Stock.

         Neither Associated nor the Company shall be liable to any holder of shares of the Company Common Stock for any such shares of the Company Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

         Associated shall be entitled to deduct and withhold from any cash consideration payable pursuant to the Merger Agreement to any holder of shares of the Company Common Stock such amounts as Associated is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law.

         At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of the Company Common Stock, thereafter on said record books. From and after the Effective Time, the holders of certificates shall cease to have any rights with respect to such shares of the Company Common Stock except as otherwise provided in the Merger Agreement, or by law. On or after the Effective Time, any certificates presented to the Exchange Agent or Associated for any reason shall be converted into shares of Associated Common Stock in accordance with the terms of the Merger Agreement as described above.

DESCRIPTION OF ASSOCIATED COMMON STOCK ISSUABLE IN THE MERGER

         The following description of Associated Common Stock issuable in the Merger is a summary and is qualified in its entirety by reference to the terms of such security, which is incorporated by reference herein and is set forth in full in Article III of Associated's Articles of Incorporation (the "Associated Articles"). The description set forth below is subject in all respects to the Wisconsin Business Corporation Law ("WBCL") and the Associated Articles.

         Harris Trust & Savings Bank of Chicago is the transfer agent and registrar for all outstanding Associated Common Stock.

         THE FOLLOWING DESCRIPTION OF ASSOCIATED COMMON STOCK SHOULD BE READ CAREFULLY BY THE COMPANY SHAREHOLDERS SINCE, AT THE EFFECTIVE TIME, EACH ISSUED AND OUTSTANDING SHARE OF THE COMPANY COMMON STOCK WILL BE CONVERTED INTO THE RIGHT TO RECEIVE SHARES OF ASSOCIATED COMMON STOCK AT THE EXCHANGE RATIO.

         General. Associated has one class of common stock, the Associated Common Stock. Of the 48,000,000 shares of Associated Common Stock authorized, 15,752,841 shares were outstanding as of the Record Date, exclusive of shares held in its treasury. Of the 750,000 shares of Associated preferred stock with a par value of $1.00 per share authorized, none were issued and outstanding as of the Record Date.

         Dividend Rights. Dividends on Associated Common Stock will be payable out of the assets of Associated legally available therefor as, if and when declared by the Associated Board of Directors. No share of Associated Common Stock is entitled to any preferential treatment with respect to dividends.

         Voting Rights. Each holder of Associated Common Stock will be entitled at each shareholders' meeting of Associated, as to each matter to be voted upon, to cast one vote, in person or by proxy, for each share of Associated Common Stock registered in his or her name on the stock transfer books of Associated. Such voting rights are not cumulative.

         Rights Upon Liquidation. Subject to the rights of holders of any Associated preferred stock which may be issued from time to time, in the event of liquidation, dissolution or winding up of Associated, whether voluntary or involuntary, the holders of Associated Common Stock will be entitled to receive all assets of Associated remaining for distribution to its shareholders, on a pro rata basis.

         Miscellaneous. Shares of Associated Common Stock are not convertible into shares of any other class of capital stock. Shares of Associated Common Stock are not and will not be entitled to any preemptive or subscription rights. The issued and outstanding shares of Associated Common Stock are fully paid and nonassessable (except as otherwise provided under the WBCL).

COMPARISON OF SHAREHOLDER RIGHTS

         The Company is incorporated under the laws of the State of Illinois and Associated is incorporated under the laws of the State of Wisconsin. Shareholders of the Company, whose rights are governed by the Company's Articles of Incorporation, By-laws, the Buy-Sell Agreement and the BCA will, on consummation of the Merger, become shareholders of Associated. Their rights as Associated shareholders will then be governed by Associated's Articles of Incorporation and By-laws and by the WBCL. The following is a summary of the material differences between the rights of shareholders of the Company and the rights of shareholders of Associated.

         BUY-SELL AGREEMENT

         The Company. The Company and each shareholder of the Company are subject to the Buy-Sell Agreement which provides that except as to gifts to Permitted Transferees (as defined below) or with the prior written consent of a majority (both in number and in number of shares owned) of the shareholders of the Company, an option exists on the part of the Company to redeem and the Company and its shareholders to purchase, on the same terms as to which a Company shareholder desires to sell, transfer or dispose of shares of Company Common Stock. If the Company allows such option to expire unexercised after notice of a proposed sale, transfer or disposition, the option becomes available to Company shareholders on the same terms as offered to the Company. In the event that more than one Company shareholder desires to exercise an option, such shareholder shall be entitled to exercise the option in proportion to such shareholder's ownership. If the option is not exercised, shares of Company Common Stock sold, transferred or disposed of (other than to an existing shareholder of the Company) are no longer subject to the Buy-Sell Agreement.

         As of April 15, 1995, 95 shareholders representing 81.2% of the shareholders of the Company and 88.7% of the outstanding shares of the Company constituting the requisite majority (both in number and in number of shares owned) executed a waiver of any right which the Company or any shareholder would have under the Buy-Sell Agreement as a result of any merger or sale of assets of the Company. Accordingly, any such right pursuant to the Buy-Sell Agreement would not apply to the Merger and Merger Agreement.

         Permitted Transferees are defined as: (i) members of a Company shareholder's direct family, i.e. any spouse, children, other lineal descendants and their respective spouses and trusts established, in the judgment of the Board of Directors of the Company, for the benefit of such persons and (ii) individuals or entities who at the time of the transfer are officers, directors or shareholders of a corporation, or beneficiaries of a trust, which is a holder of the Company Common Stock.

         The Buy-Sell Agreement may be terminated or amended at any time with the consent of all shareholders upon whom it is binding at the date of such consent. The Buy-Sell Agreement provides that on or before March 31, 1995, the Company will, on terms and conditions acceptable at the time to its Board of Directors, attempt to sell the Bank stock owned by the Company pursuant to a plan of liquidation to be implemented promptly thereafter.

         Associated. The Associated Common Stock is freely tradeable (except for shares issued to "affiliates") and not subject to a shareholder agreement.

         AUTHORIZED CAPITAL STOCK

         The Company. Under the Company's Articles of Incorporation, the aggregate number of shares which it is authorized to issue is 110,000 shares of one class of common stock, $8.00 par value. All shares of the Company Common Stock are identical in rights and have one vote. The holders of the Company Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of the Company from funds available therefor and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders. The Company's Articles provide that the holders of its Common Stock have no preemptive rights to subscribe to any newly issued shares and have cumulative voting rights with respect to the election of directors.

         Associated. Under Associated's Articles of Incorporation, Associated is authorized to issue 48,000,000 shares of common stock, par value $0.01 per share and 750,000 shares of preferred stock, $1.00 par value. All shares of Associated Common Stock are identical in rights and have one vote. For a description of Associated Common Stock, see "Description of Associated Common Stock Issuable in the Merger." The preferred stock shall be cumulative and dividends shall accrue thereon. The Board of Directors may divide the preferred stock into series and establish the relative rights and preferences of preferred stock issued in the future as specified in the Articles without shareholder action and issue such stock in series. As of the date hereof, no shares of any series of Associated preferred stock are issued and outstanding.

         APPRAISAL RIGHTS AND DISSENTERS' RIGHTS

         The Company. Under the BCA, a shareholder of a corporation is generally entitled to receive payment of the fair value of such shareholder's stock if such shareholder dissents in the manner required by the BCA from a proposed merger or share exchange or a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business, or an amendment of the articles of incorporation that materially and adversely affects rights in respect of the dissenter's shares.

         Associated. Under the WBCL, a shareholder of a corporation is generally entitled to receive payment of the fair value of such shareholder's stock if such shareholder dissents from a proposed merger or share exchange or a sale or exchange of all or substantially all of the property and assets of the corporation. However, dissenters' rights are not available to holders of shares, such as shares of Associated Common Stock, which are registered on a national securities exchange or quoted on Nasdaq on the record date fixed to determine shareholders entitled to notice of the meeting at which shareholders are to vote on the proposed corporate action. Associated Common Stock is quoted on the Nasdaq National Market.

         ASSESSABILITY; POTENTIAL LIABILITY FOR WAGES

         The Company. Shares of stock of an Illinois corporation are nonassessable under the BCA. The BCA does not impose personal liability on holders of the Company Common Stock for debts owing to employees or otherwise.

         Associated. Associated Common Stock is subject to possible assessment in certain circumstances. Section 180.0622(2)(b) of the WBCL provides that shareholders of Wisconsin corporations are personally liable to an amount equal to the par value of shares owned by them (and to the consideration for which shares without par value were issued) for debts owing to employees of the corporation for services performed for such corporation, but not exceeding six months' service in any one case. The liability imposed by the predecessor to this statute was interpreted in a trial court decision to extend to the original issue price for shares, rather than the stated par value. Although affirmed by the Wisconsin Supreme Court, the case offers no precedential value due to the fact that the decision was affirmed by an equally divided court. Associated Common Stock is not otherwise subject to call or assessment.

         REQUIRED VOTE

         The Company. The BCA requires a two-thirds vote of shareholders to authorize organic changes, such as mergers, sale of assets and dissolution unless an Illinois corporation provides in its Articles of Incorporation for a larger or smaller vote (but not less than a majority of the outstanding shares entitled to vote). The Company does not have a provision in its Articles of Incorporation modifying the statutory two-thirds voting requirement.

         Associated. Pursuant to 180.1706(1) of the WBCL, except as otherwise provided in a corporation's articles of incorporation or bylaws, any amendment to the articles of incorporation, merger or certain other extraordinary events involving a corporation organized before January 1, 1973, which did not expressly elect before January 1, 1991 to be governed by a majority or greater voting requirement, must be approved by the affirmative vote of two-thirds of the shares entitled to vote at a meeting called for that purpose. The Associated Articles were amended in 1992 to reduce the vote required pursuant to 180.1706(1) of the WBCL to a majority vote. Thus, the affirmative vote of a majority of the shares of Associated is required to adopt amendments to the Associated Articles which create dissenters' rights or approve mergers and certain other extraordinary transactions other than those in "Comparison of Shareholder Rights - Takeover Provisions."

         ACTION WITHOUT A MEETING

         The Company. Under the BCA, except as otherwise provided in the corporation's articles, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting and without a vote if a consent in writing, setting forth the action taken, is signed by holders of not less than the minimum number of shares necessary to authorize or approve such action, provided written notice of the subject matter of the consent is provided to all shareholders entitled to vote at least five days prior to execution of the consent and prompt notice of the action taken is given to all shareholders who do not sign a consent.

         Associated. Under the WBCL, except as otherwise provided in the corporation's articles, such action without a meeting is allowed only if the consent is signed by all of the shareholders entitled to vote with respect to the subject matter.

         LIABILITY OF DIRECTORS; INDEMNIFICATION

         The Company. In accordance with the BCA, the Company in its Articles and By-laws has indemnified its directors and officers against liabilities arising because the indemnified individual is or was a director or officer if the individual acted in good faith, reasonably believed his or her conduct was in the corporation's best interests (or in certain cases at least not opposed to the corporation's best interests) and, in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. However, under the BCA, a corporation cannot indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit in which the individual was adjudged liable on the basis that personal benefit was improperly received. Further, the BCA allows a corporation, by amendment to its articles of incorporation, to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that the provision cannot eliminate or limit the liability of a director for a breach of the director's duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for a transaction from which the director derives an improper personal benefit or with respect to liability relating to a distribution to shareholders made in violation of law. The Company has adopted an amendment to its Articles to eliminate personal liability for directors under this provision.

         Associated. Under Associated's By-laws and the WBCL, Associated indemnifies its directors and officers against liability incurred by the director or officer in a proceeding to which the indemnified person was a party because he or she is a director or officer to the extent that he or she was successful on the merits or otherwise in the defense of a proceeding and in all other actions, unless liability was incurred because a director or officer breached or failed to perform a duty that he or she owed to the corporation and the breach or failure constitutes a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest, a violation of criminal law (unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful), a transaction from which the director or officer derived an improper personal benefit or willful misconduct. In addition, under the WBCL, a director of Associated is not liable to the corporation, its shareholders or any person asserting rights on behalf of the corporation or its shareholders for liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the circumstances under which indemnification would not be provided as described above. Associated's By-laws provide the indemnification





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described above to employees or agents including individuals who are officers, directors, employees and agents of controlled subsidiaries of Associated and fiduciaries of ERISA plans.

         CLASSIFIED BOARD OF DIRECTORS

         The Company. The Company's Board of Directors consists of a single class of nine directors, each of whom serves for one year or until his or her successor is elected and qualified.

         Associated. The Board of Directors of Associated is divided into three classes as nearly equal in number as possible, with the directors in each class serving for staggered three-year terms. However, the By-laws require that a director retire as of the first annual meeting of shareholders subsequent to the director's 65th birthday unless such director's term is extended for a one-year term by a two-thirds vote of Associated's Board. At each annual meeting of Associated's shareholders, the successors to the class of directors whose term expires at the time of such meeting are elected by a majority of the votes cast, assuming a quorum is present. Associated's Board consists of ten directors.

         REMOVAL OF DIRECTORS FOR "CAUSE"

         The Company. Under the BCA, no director may be removed from office, with or without "cause," if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors.

         Associated. Shareholders of Associated may remove a director only for "cause." "Cause" is defined as conviction of a felony, declaration of unsound mind by an order of a court of competent jurisdiction, gross dereliction of duty or commission of an action which constitutes intentional misconduct or a knowing violation of law and that results in both an improper substantial personal benefit and a material injury to Associated.

         NEWLY CREATED DIRECTORSHIPS AND VACANCIES ON THE BOARD OF DIRECTORS

         The Company. The Company's By-laws authorize the Board of Directors, by the affirmative vote of a majority of the directors then in office to fill vacancies on the Company's Board of Directors until the next succeeding election of directors. The number of Directors may be increased by the affirmative vote of a majority of the directors then in office or an affirmative vote of holders of a majority of the Common Stock at an annual or special meeting and vacancies created thereby may be filled by shareholder vote or in the absence thereof, by director vote.

         Associated. Pursuant to 180.0810 of the WBCL, unless otherwise provided in a corporation's Articles, shareholders may fill vacancies on a corporation's Board of Directors. The Associated Articles provide that newly created directorships and any vacancies on Associated's Board of Directors may only be filled by the Board of Directors.

         CERTAIN BUSINESS COMBINATIONS

         The Company. The BCA contains provisions which require substantially equal treatment of shareholders in connection with tender offers and which regulate a broad range of "business combinations" involving an Illinois corporation. However, these provisions are applicable only to Illinois corporations which have a class of securities registered under the Exchange Act or have affirmatively elected such provisions in their Articles. The Company is not subject to such provisions nor has it included such provisions in its Articles. The BCA also contains a provision stating directors may consider the effects of their decisions involving a change of control of a corporation (such as the Merger) on its employees, suppliers, customers and communities. All shareholders of the Company have executed the Buy-Sell Agreement. The Buy-Sell Agreement restricts the purchase of shares in the Company and accordingly may be viewed to limit a change in control of the Company. See "The Merger - Comparison of Shareholder Rights."

         Associated. Article VII of Associated's Articles provides that an affirmative vote of 80% of Associated's outstanding shares is required to approve a merger or other business combination involving a beneficial owner of 10% or more of Associated's outstanding voting shares (an "interested shareholder"). In addition, if the consideration offered in connection with such transaction does not satisfy certain "fair price" requirements, the affirmative vote of 80% of the "non-interested outstanding shares" (defined as voting shares not beneficially owned by an interested shareholder) of Associated will also be required to approve such a transaction. These requirements do not apply if (a) the board of directors approves the transaction and a majority of the directors voting to approve the transaction are "continuing directors" (defined as a director who was either (i) a director at the time the interested shareholder became "interested" and who is not otherwise affiliated with such shareholder, or (ii) a director designated (prior to his or her initial election as a director) as a continuing director by a majority of the then continuing directors) or (b) the transaction is between Associated and a subsidiary of Associated and no interested shareholder (together with such shareholder's affiliates and associates) owns any of the outstanding shares of the subsidiary. The foregoing provision may only be amended, modified or repealed by the affirmative vote of not less than 80% of the outstanding shares of Associated.

         ADVANCE NOTICE OF PROPOSALS TO BE BROUGHT AT THE ANNUAL MEETING

         The Company. The Company's Articles and By-laws do not contain any provisions relating to advance notice of proposals to be brought before an annual meeting.

         Associated. Pursuant to Article II, Section 5 of Associated's By-laws, any shareholder who intends to bring business before an annual meeting of shareholders (other than nominations for directors) must provide Associated with notice of such intention, the nature of such proposal and certain other information regarding the shareholder bringing the proposal, not less than 60 nor more than 75 days prior to the meeting, or within 10 days from the date notice or public disclosure of the date of such meeting is given, if such announcement date is less than 70 days before the meeting date.

         ADVANCE NOTICE OF NOMINATIONS OF DIRECTORS

         The Company. The Company's Articles and By-laws do not contain any provisions relating to advance notice of nominations of directors.

         Associated. Pursuant to Article II, Section 6 of Associated's By-laws, any shareholder who intends to nominate directors for election at a meeting called for that purpose must provide Associated with notice of such intention, certain information regarding the proposed nominee and certain information regarding the nominating shareholder, not less than 60 days nor more than 75 days prior to the meeting, or within 10 days from the date notice or public disclosure of the date of such meeting is publicly announced, if such announcement date is less than 70 days before the meeting date.


RESALE OF ASSOCIATED COMMON STOCK ISSUED PURSUANT TO THE MERGER

         The Associated Common Stock issued pursuant to the Merger will be registered under the Securities Act and be freely tradeable under the Securities Act except for shares issued to any shareholder of the Company who may be deemed to be an "affiliate" of the Company for purposes of Rule 145 under the Securities Act. Each affiliate identified by the Company will enter into an agreement with Associated providing that such affiliate will be subject to Rule 145(d) of the Securities Act, shall not transfer any Associated Common Stock received in the Merger except in compliance with the Securities Act and in order to comply with pooling of interests requirements, such persons shall agree to make no disposition of any shares of the Company Common Stock or Associated Common Stock (or any interests therein) during the period beginning 30 days before the Effective Time and ending when the financial results for at least 30 days of combined operations of the Company and Associated after the Effective Time have been published. This Proxy Statement/Prospectus does not cover resales of Associated Common Stock received by any person who may be deemed to be an affiliate of the Company.

PRE-MERGER DIVIDEND POLICY

         The Company. Pursuant to the Merger Agreement, the Company is prohibited from declaring or paying any dividend on, or making any other distribution in respect of, its outstanding shares of capital stock without the prior written consent of Associated. The Company does not anticipate paying any dividends on shares of the Company Common Stock prior to the Effective Time.

         Associated. Associated expects to continue to declare, until the Effective Time, its regularly scheduled dividends. Pursuant to the Merger Agreement, Associated agreed to use its reasonable efforts to take all steps necessary to consummate the Merger on or prior to the record date of the dividend to be declared and paid by Associated in the third quarter of 1995 thereby entitling the Company shareholders to receive such Associated dividend. However, there can be no assurance that Company shareholders will be holders of record of Associated Common Stock on such record date and accordingly, Company shareholders shall have no claim or right to such dividend. Receipt of such dividend should not be a consideration in the approval of the Merger Agreement by the Company shareholders.

POST-MERGER DIVIDEND POLICY

         It is the current intention of the Board of Directors of Associated to continue to declare cash dividends on the Associated Common Stock following the Merger. Associated's dividend subsequent to the Stock Split is currently anticipated to be $0.27 per quarter or $1.08 per year, in each case per share. Shareholders should note that no such dividends payable following the date hereof have currently been declared and that future dividends will be determined by the Associated Board of Directors in light of the earnings and financial condition of Associated and its subsidiaries and other factors, including applicable governmental regulations and policies. In that regard, Associated is a legal entity separate and distinct from its banking and non-banking subsidiaries, and the principal sources of Associated's income are dividends and interest from such subsidiaries. The payment of dividends by Associated's banking subsidiaries is subject to certain restrictions under applicable governmental regulations. See also "The Merger - Pre-Merger Dividend Policy."

CONDUCT OF BUSINESS PENDING THE MERGER

         Pursuant to the Merger Agreement, the Company has agreed to carry on its business, and the business of its subsidiaries, in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement, subject to certain covenants and other agreements agreed to by the Company in the Merger Agreement. See "Certain Provisions of the Merger Agreement - Certain Covenants."

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Associated and the Company have received an opinion of Vedder Price that the Merger will qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Accordingly, the Company, Associated and Associated Illinois will recognize no gain or loss for federal income tax purposes as a result of the Merger and no gain or loss will be recognized by any holder of the Company Common Stock upon receipt of Associated Common Stock pursuant to the Merger (except upon the receipt of cash in lieu of fractional shares of Associated Common Stock). This discussion of federal income tax consequences of the Merger assumes that none of the holders of Company Common Stock will exercise dissenters' rights. The Internal Revenue Service

("Service") has not been asked to rule upon the tax consequences of the Merger and such request will not be made. The opinion of Vedder Price is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. Unlike a ruling from the Service, an opinion of counsel is not binding on the Service and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the Service. EACH SHAREHOLDER OF THE COMPANY IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

         Based upon the opinion of Vedder Price, which in turn is based upon various representations and subject to various assumptions and qualifications, the following federal income tax consequences to the shareholders of the Company will result from the Merger:

                 (i) Provided that the Merger of the Company with and into Associated Illinois qualifies as a statutory merger under applicable law, the Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, and the Company, Associated and Associated Illinois will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code for purposes of this reorganization.

                 (ii) No gain or loss will be recognized by the holders of the Company Common Stock upon the exchange of the Company Common Stock solely for Associated Common Stock pursuant to the Merger, except with respect to cash received in lieu of fractional shares of Associated Common Stock.

                 (iii) A Company shareholder's aggregate basis in the Associated Common Stock (including any fractional share interest to which he or she may be entitled) received in the Merger will be the same as the aggregate basis of the Company Common Stock exchanged therefor.

                 (iv) The holding period of the Associated Common Stock received by a holder of Company Common Stock pursuant to the Merger will include the period during which the Company Common Stock exchanged therefor was held, provided that the Company Common Stock surrendered was held as a capital asset as of the time of the Merger.

                 (v) A holder of Company Common Stock receiving cash in lieu of fractional share interests of Associated Common Stock in the Merger will be treated as if he or she actually received such fractional share interests which were subsequently redeemed by Associated. The cash a holder of Company Common Stock receives will be treated as having been received as full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code.

         The foregoing is only a general description of certain material federal income tax consequences of the Merger for holders of the Company Common Stock who are citizens or residents of the United States and who hold their shares as capital assets, without regard to the particular facts and circumstances of the tax situation of each holder of the Company Common Stock. It does not discuss all of the consequences that may be relevant to holders of the Company Common Stock entitled to special treatment under the Code (such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations or foreign persons). The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreements or the Merger itself. No information is provided herein with respect to the tax consequences, if any, of the Merger under state, local or foreign tax laws.

ANTICIPATED ACCOUNTING TREATMENT

         The business combination resulting from the Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Associated and the Company will be carried forward to the combined corporation at their recorded amounts; income of the combined corporation will include income of Associated and the Company for the entire fiscal year in which the combination occurs; and the reported income of the separate corporations for the prior periods will be combined and restated as income of the combined corporation.

         The Merger Agreement provides that a condition to the consummation of the Merger is the receipt of the opinion of the independent public accountants of Associated to the effect that the Merger qualifies for "pooling of interests" accounting treatment. IN THE EVENT SUCH CONDITION IS NOT MET, THE MERGER WOULD NOT BE CONSUMMATED UNLESS THE CONDITION WERE WAIVED BY ASSOCIATED.

DISSENTERS' RIGHTS

         Any holder of Company Common Stock as of the Record Date has the right to dissent to the approval of the Merger pursuant to Section 11.65 of the BCA and the right to be paid the "fair value" of his or her shares of Company Common Stock in cash by complying with the procedures set forth in Section
11.70 of the BCA. A holder of Company Common Stock must dissent with respect to all of the shares beneficially owned by him or her. A record owner of shares may assert dissenter's rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the Company in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the remaining shares were recorded in the names of different holders. A beneficial owner of shares who is not the record owner may assert dissenters' right as to shares held on such person's behalf only if the beneficial owner submits to the Company the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights. A copy of Sections 11.65 and 11.70 of the BCA is attached to this Proxy Statement/Prospectus as Exhibit D and those sections are incorporated herein by reference. Set forth below is a summary of the procedures relating to the exercise of dissenters' rights. This summary does not purport to be a complete statement of the provisions of Sections 11.65 and
11.70 of the BCA and is qualified in its entirety by reference to Exhibit D.

         To be entitled to a cash payment upon exercise of dissenters' rights, a holder of Company Common Stock must (i) before the vote at the Special Meeting, deliver to the Company a written demand for payment for his or her shares if the Merger is consummated, and (ii) not vote his or her shares in favor of the adoption of the Merger Agreement at the Special Meeting. The written demand must be made in addition to, and separate from, any proxy or vote against the approval of the Merger Agreement; neither a proxy nor a vote against approval of the Merger Agreement shall constitute such a written demand. It is recommended that the written demand be sent in advance of the Special Meeting by registered or certified mail, return receipt requested, to GN Bancorp, Inc., 5200 North Central Avenue, Chicago, Illinois 60630,
Attention: Mr. Morris Gertz, Secretary. The written demand may also be delivered to the Company before or at the Special Meeting, so long as it is delivered before the vote is taken on the proposal to approve the Merger Agreement. With respect to condition (ii), a dissenting holder of Company Common Stock must either vote by proxy or in person against the Merger Agreement or abstain from voting. Holders of Company Common Stock who return a proxy but do not indicate their vote will be deemed to have voted for approval of the Merger Agreement and will not have satisfied condition (ii).

         If a holder of Company Common Stock has satisfied conditions (i) and
(ii) above, then such holder will be entitled only to payment in cash of the fair value of his or her shares as provided Section 11.70 of the BCA. If such holder withdraws the written demand to be paid the fair value of his or her shares, or if the Merger is abandoned or terminated, or if a court determines that the holder of Company Common Stock is not entitled to receive payment for his or her shares, or if the holder otherwise loses his or her dissenters' rights, then such holder shall be reinstated to all his or her rights as a holder of Company Common Stock as of the filing of his or her written demand. If the Merger is consummated, these rights would include the right to receive the Associated Common Stock and any cash payment, if applicable, into which his or her shares of the Company Common Stock were converted pursuant to the Merger Agreement. In addition, these rights would include the right to receive an intervening dividend or other distribution or, in lieu of any such right which has expired or any such dividend or distribution other than in cash which has been completed, at the election of the Company, the fair value thereof in cash as of the time of the expiration or completion.

         Within ten days after the Effective Time or thirty days after the dissenting holder of Company Common Stock who complies with conditions (i) and
(ii) noted above delivers to the Company his or her written demand for payment, whichever is later, Associated Illinois, as successor to the Company, shall send to each such holder: (a) a statement setting forth the opinion of the Company as to the estimated value of the shares of the Company Common Stock,
(b) the Company's latest balance sheet as of the end of the fiscal year ending not earlier than sixteen months before delivery of the statement, together with the statement of income for such year and the latest interim financial statements, and (c) a commitment to pay for the shares of the dissenting holder of Company Common Stock at the estimated value thereof upon transmittal to Associated Illinois of the certificate or certificates, or other evidence of ownership, with respect to such shares.

         If the dissenting holder of Company Common Stock does not agree with the opinion of Associated Illinois as to the estimated value of his or her shares of the Company Common Stock, the holder, within thirty days of the delivery of Associated Illinois' statement of estimated value, shall notify Associated Illinois in writing of the holder's estimate of value and demand payment for the difference between the holder's estimate of value and the amount of the proposed payment by Associated Illinois.

         If, within sixty days from delivery of the holder's notification of the estimate of value of the shares of the Company's Common Stock, Associated Illinois and the dissenting holder have not agreed in writing upon the value of the shares, Associated Illinois has the right to either (i) pay the difference in value demanded by the holder or (ii) file a petition in the Circuit Court of Cook County, Illinois, requesting the court to determine the "fair value" of the shares of the Company Common Stock. If Associated Illinois commences such a proceeding, it must make all dissenters, whether or not residents of the State of Illinois, whose demands remain unsettled, parties to the proceeding as an action against their shares and all parties must be served with a copy of the petition. Non-resident holders may be served by registered or certified mail or by publication as provided by law. The failure of Associated Illinois to commence an action pursuant to Section 11.70 of the BCA shall not limit or affect the right of dissenting holders to otherwise commence an action as permitted by law.

         Each dissenting holder of Company Common Stock who is made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares of the Company Common Stock exceeds the amount committed to be paid by Associated Illinois. The judgment may include an allowance for interest as the court may find fair and equitable in the circumstances from the Effective Time to the date of payment. If the fair market value of the shares as determined by the court materially exceeds the amount which Associated Illinois offered to pay for the shares, or if no offer was made, then all or any part of the expenses of the proceeding, including the reasonable compensation and expenses of appraisers and experts employed by the dissenting holder of Company Common Stock but excluding expenses of counsel, may be assessed against Associated Illinois. On the other hand, if the fair value of the shares as determined by the court does not materially exceed the amount which Associated Illinois offered to pay for the shares, then the dissenting holder may be responsible for paying his or her own expenses of the proceeding.

         ANY HOLDER OF THE COMPANY COMMON STOCK CONTEMPLATING THE EXERCISE OF DISSENTERS' RIGHTS WITH RESPECT TO HIS OR HER SHARES OF THE COMPANY COMMON STOCK IS URGED TO REVIEW CAREFULLY THE PROVISIONS OF EXHIBIT D SINCE DISSENTERS' RIGHTS

MAY BE LOST IF THE REQUIREMENTS OF SECTIONS 11.65 AND 11.70 OF THE BCA ARE NOT FULLY AND PRECISELY SATISFIED.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Indemnification and Exculpation. The Merger Agreement provides that, by virtue of the occurrence of the Merger, Associated shall from and after the Effective Time succeed to the Company's obligations with respect to indemnification or exculpation existing at the time the Merger Agreement was executed in favor of the directors, officers, employees and agents of the Company and its subsidiaries as provided in the Articles of Incorporation, Bylaws or otherwise in effect as of the date of the Merger Agreement with respect to matters occurring prior to the Effective Time and not initiate or join in any claim, action, suit, proceeding or investigation against the Indemnified Parties arising out of, or pertaining to, the management or operation of the Company or subsidiaries prior to the Effective Time unless required by bank regulators or applicable fiduciary duties.

         Pursuant to the Merger Agreement, Associated agreed, from and after the Effective Time, to use its best efforts to maintain an insurance policy for directors' and officers' liabilities for all present and former directors and officers of the Company covered by the Company's current insurance policies on the date of the Merger Agreement; provided, however, that such obligation shall be completely satisfied at such time as Associated shall have satisfied either of the following conditions: (i) Associated shall have maintained such an insurance policy for a period of five years from and after the Effective Time or (ii) Associated shall have incurred costs to maintain such insurance equal to or exceeding $100,000.

         Employment Agreements. In connection with the Merger, Associated (through the Bank as employer) will enter into an Employment and Non-Competition Agreement with Eugene P. Mroz (the "Mroz Agreement") providing for the employment of Mr. Mroz by the Bank after the Merger as an executive employee of the Bank, or in such other management capacity as may be determined by Associated, for the period commencing on the closing date of the Merger and continuing, unless sooner terminated as provided in the Mroz Agreement, until the third anniversary of such date. Pursuant to the Mroz Agreement, Mr. Mroz will receive a base annual salary of $150,000 together with employee benefits generally made available to the Chairman by the Bank. During the three year term, unless terminated prior thereto, and for two years following termination of the Mroz Agreement, Mr. Mroz has agreed not to compete with any commercial banking operations of the Bank within twenty-five miles of the Bank's main banking office.

         Associated (through the Bank as employer) will enter into an Employment and Non-Competition Agreement with Robert O. Walcott (the "Walcott Agreement") providing for the employment of Mr. Walcott by the Bank as an executive employee, for the period commencing on the closing date of the Merger and continuing, unless sooner terminated as provided in the Walcott Agreement, until the first anniversary of said date. Pursuant to the Walcott Agreement, Mr. Walcott will receive a base annual salary of $135,000 together with employee benefits generally made available to the President by the Bank.
During the term of the Walcott Agreement, unless terminated pursuant to its provisions prior thereto, and for two years following the termination of the Walcott Agreement, Mr. Walcott has agreed not to compete with any commercial banking operations of the Bank within five miles of the Bank's main banking office.

         In addition, Associated (with the Bank as employer) will enter into an Employment and Non-Competition Agreement with each of Messrs. Morris Gertz and Bruno J. Marczyk (the "Executive Employment Agreements") providing for the employment of Messrs. Gertz and Marczyk, respectively, by the Bank as executive employees for the period commencing on the closing date of the Merger and continuing, unless sooner terminated as provided in the Executive Employment Agreements, until the first anniversary of said date. Pursuant to the Executive Employment Agreements, Messrs. Gertz and Marczyk will receive base annual salaries of $65,000 and $75,000, respectively, together with employee benefits generally made available by the Bank. During the term, unless terminated pursuant to their provisions prior thereto, and for two years following the termination of the Executive

Employment Agreements, Messrs. Gertz and Marczyk have agreed not to compete with any commercial banking operations of the Bank within a five mile radius of the Bank's main banking office and Associated has agreed not to unreasonably withhold its consent if, subsequent to termination of employment, Messrs. Gertz or Marczyk seek a position at a commercial banking organization within such radius which does not involve customer contact.

         Retirement and Welfare Benefits. Associated has agreed that following the closing date of the Merger through calendar year 1997 it will provide (though the Bank) retirement and welfare benefits to continuing employees of the Bank which in the aggregate are on terms no less favorable than those currently provided by the Bank. Associated has also stated that it is its current intention to provide continuing employees of the Bank following such date with retirement and welfare benefits which in the aggregate are on terms no less favorable than those provided to other similarly situated employees of Associated and its subsidiaries. Associated has agreed to provide (through the Bank and subject to restrictions on contributions) continuing employees a minimum guaranteed contribution to the employee's 401(k) plan account of 3% of base compensation of each eligible employee and additional contributions based upon the earnings performance of the Bank. Associated is providing a severance program for employees of the Bank whose employment is terminated through integration of operations. Severance benefits are calculated based upon position and length of employment.

         Employee Stock Options. At the Effective Time, each option to purchase a share of Company Common Stock (each, a "Company Stock Option") under the Company's Stock Benefit Plan (the "Stock Plan") shall constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Associated Common Stock equal to the product of the Exchange Ratio and the number of shares subject to such Company Stock Option, at a price per share (rounded up to the nearest whole cent) equal to the exercise price per share of Company Common Stock subject to such Company Stock Option divided by the Exchange Ratio. Pursuant to the terms of the Stock Plan, upon effectiveness of the Merger all Company Stock Options become immediately exercisable.

         Bank's Board of Directors. Associated has agreed that the members of the Bank's Board of Directors immediately prior to the closing date shall remain on the Bank's Board of Directors following the Merger until their successors shall have been duly elected and qualified.

         Information relating to the security ownership of directors and officers of the Company is set forth under "Certain Information Concerning the Company."

THE INDUCEMENT FEE

         Pursuant to the Merger Agreement, the Company has granted to Associated the right to receive payment of an Inducement Fee from the Company in an amount of $1,250,000 upon the occurrence of certain events. Included among such events is the failure of shareholders of the Company to approve the Merger. In addition, such events generally relate to (i) the withdrawal, modification or amendment of approval or recommendation of the Merger by the Company's Board of Directors; (ii) the Board accepts, approves, does not reject, expresses no opinion or remains neutral with respect to a Competing Transaction; or (iii) termination of the Merger Agreement following a willful and material breach. None of such events has occurred as of the date hereof. The Inducement Fee shall be reduced by amounts payable by the Company to Associated under the Merger Agreement for expenses incurred by Associated in connection with the Merger Agreement and any consideration paid by the Company under the Stock Option Agreement. See "Certain Provisions of the Merger Agreement - The Inducement Fee."

         The Inducement Fee may discourage persons who might now or in the future be interested in acquiring all or a significant interest in the Company from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for the Company Common Stock than the price per share implicit in the Exchange Ratio. Certain attempts to acquire the Company or an interest in the Company would cause the fee to become payable, thereby increasing the overall cost to a potential acquiror of acquiring the Company compared to its cost had the Inducement Fee not been incurred. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire the Company than it might otherwise have proposed to pay.

THE STOCK OPTION AGREEMENT

         Pursuant to the Stock Option Agreement, attached hereto as Exhibit B, the execution of which was a condition to Associated entering into the Merger Agreement, the Company has granted to Associated an option to purchase up to 18,011 shares of Company Common Stock, subject to adjustment, representing 16.37% of the issued and outstanding shares of the Company Common Stock on a when-issued basis (including shares reserved under the Company Stock Option
Plan) at a price of $225.00 per share, subject to the terms and conditions and period set forth therein (the "Option"). The Option price was established based upon the value of shares of Company Common Stock calculated based upon the lowest Associated Average Price pursuant to the Merger Agreement at which the Merger could be consummated which was $231.00 per share. The amount of any consideration to be received under the Stock Option Agreement, based upon the economic value of the option, together with the Inducement Fee is limited to $1,250,000. The Option may only be exercised by Associated upon the occurrence of a Competing Transaction. None of such events has occurred as of the date hereof. See "Certain Provisions of the Stock Option Agreement."

         Anti-Takeover Effect of the Stock Option Agreement. Certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or in the future be interested in acquiring all of or a significant interest in the Company from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for the Company Common Stock than the price per share implicit in the Exchange Ratio. Certain attempts to acquire the Company or an interest in the Company would cause the Option to become exercisable as described above and would trigger Associated's right to receive any premium offered to holders of the Company Common Stock and Associated's reasonable out-of-pocket expenses incurred in connection with the Merger Agreement and the Stock Option Agreement which in the aggregate, including the Inducement Fee, may not exceed $1,250,000. Such right would increase the cost to a potential acquiror of acquiring the Company compared to its cost had the Stock Option Agreement not been executed. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire the Company than it might otherwise have proposed to pay. In addition, the exercise of the Stock Option is likely to prohibit any acquiror of the Company (other than Associated) from accounting for any acquisition of the Company using the "pooling of interests" accounting method. This could act as a deterrent to a potential acquiror making a competing offer for the Company. In addition, exercise of the Option would increase the ability of the holder to obtain the approval of the common shareholders of the Company to consummate the Merger and adversely affect the ability of a third party to obtain the approval of such common shareholders to consummate an alternative transaction.

OTHER RELATED PARTY TRANSACTIONS

         In the ordinary course of conducting their banking and financial services businesses, each of Associated, the Company and their respective subsidiaries, may do business and engage in banking transactions with the other party and its subsidiaries, which may include but not be limited to interests or participations in loans and interbank advances.

MANAGEMENT AFTER THE MERGER

         In the Merger, the Company will be merged into Associated Illinois and the separate corporate existence of the Company will cease. Associated will thereby acquire control of the Bank through Associated Illinois and the Bank will operate under the name "Associated/Gladstone-Norwood Trust & Savings Bank."

         The officers and directors of Associated Illinois prior to the Merger will continue as officers and directors of the surviving corporation. The directors of the Bank prior to the Effective Time will continue as directors after the Effective Time until their successors shall have been duly elected and qualified. Two individuals nominated by Associated Illinois shall be elected to the Board of the Bank subsequent to the Effective Time.


                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

         The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Exhibit A to this Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

         The Merger Agreement provides that, following the approval of the Merger Agreement by the shareholders of the Company and the satisfaction or waiver of the other conditions to the Merger, the Company will be merged with and into Associated Illinois. If the Merger Agreement is approved by the shareholders of the Company, the Merger will become effective upon the Effective Time.

         At the Effective Time, pursuant to the Merger Agreement, each outstanding share of the Company Common Stock will be converted into the right to receive that certain number of shares of Associated Common Stock determined pursuant to "The Merger - Merger Consideration." With regard to the treatment of fractional share interests, see "The Merger - Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares."

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains customary representations and warranties relating to, among other things, (i) each of Associated's and the Company's and their respective subsidiaries' organization and similar corporate matters; (ii) each of Associated's and the Company's capital structure; (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and other related matters; (iv) documents filed by Associated with the Commission and each of Associated and the Company with the Federal Reserve Board and the accuracy of information contained therein; (v) the accuracy of information supplied by each of Associated and the Company in connection with the Registration Statement and this Proxy Statement/Prospectus; (vi) compliance with law; (vii) no material pending or threatened litigation except as otherwise disclosed in filings with the Commission or otherwise as provided in the Merger Agreement; (viii) filing of tax returns and payment of taxes; (ix) certain contracts relating to certain employment, consulting and benefits matters; (x) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (xi) the absence of any burdensome contracts, agreements or restrictions; (xii) absence of certain material changes or events since December 31, 1994, relating to the incurrence of a material adverse effect in the business operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities) of Associated or its subsidiaries, taken as a whole, and the Company or its subsidiaries, taken as a whole; (xiii) no action taken that would prevent using the "pooling of interests" method to account for the Merger or which would prevent the Merger from qualifying as a tax-free reorganization under the Code; (xiv) certain environmental matters; (xv) good title to the properties of the Company and its subsidiaries, free of liens except as specified; and (xvi) certain insurance matters.

CERTAIN COVENANTS

         Pursuant to the Merger Agreement, Associated and the Company have each agreed that prior to the Effective Time (and unless the prior written consent of the other shall have been obtained) each of them and their respective subsidiaries will operate their respective businesses in a manner that does not violate any law. In addition, the Company has agreed that prior to the Effective Time, the Company will not propose or adopt any amendments to its corporate charter or bylaws in any way materially adverse to Associated.

         Pursuant to the Merger Agreement, the Company has also agreed that prior to the Effective Time (and unless the prior written consent of Associated shall have been obtained) the Company and its subsidiaries will (i) carry on business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable efforts to preserve intact their business organization and assets (and all rights associated therewith), (iii) use reasonable efforts to maintain and keep their properties in good repair and condition, (iv) use reasonable efforts to keep all insurance and bonds in full force and effect, (v) perform in all material respects all obligations under all material contracts, leases and documents relating to or affecting the assets, properties and business of the Company and its subsidiaries, and (vi) comply with and perform in all material respects all obligations and duties imposed by all applicable laws. The Company has also agreed that prior to the Effective Time (and unless the prior written consent of Associated shall have been obtained), neither the Company nor its subsidiaries will: (i) grant any general increase any compensation or retirement benefits to any employee or otherwise adopt, enter into, amend or modify any employee benefit plan, or enter into or amend any employment, severance or similar agreement with any director or officer (other than as is consistent with the normal severance policy of the Company); (ii) declare or pay any dividend on its outstanding shares of capital stock; (iii) redeem, purchase or otherwise acquire any shares of the Company capital stock; (iv) merge or consolidate with or into any other corporation or bank; (v) purchase or otherwise acquire any assets or stock of any corporation, bank or other business; (vi) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of business consistent with past practice; (vii) split, combine or reclassify any of the capital stock of the Company or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (viii) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of the Company Common Stock or any rights, warrants or options to acquire, any such shares; (ix) purchase any shares of Associated Common Stock (except in a fiduciary capacity for the account of its customers); (x) change any of its methods of accounting, or methods of reporting income or deductions for federal income tax purposes, in effect at December 31, 1994; (xi) change any lending, investment, liability management or other material policies concerning the business or operations of the Company or any subsidiary in any material respect; (xii) organize any new subsidiaries or enter into any new non-bank line of business or make any material changes in its operations;
(xiii) take any action which is or is reasonably likely to adversely effect the ability of Associated or Associated Illinois to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby, adversely affect the Company's ability to perform its covenants and agreements under the Merger Agreement or result in any of the conditions to the Merger not being satisfied; (xiv) incur or assume any material obligation or liability, or make any loan (excluding loan renewals of a loan not then classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company, the Bank or banking regulators) or investment in an amount greater than $100,000; (xv) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person or entity; (xvi) mortgage, license, pledge or grant a security interest in any of its material assets or allow to exist any material lien thereon, except (A) liabilities and obligations incurred in the ordinary course of business consistent with past practices and in amounts not material to the Company or its subsidiaries taken as a whole, and (B) as may be required under existing agreements to which the Company or any subsidiary is a party; (xvii) acquire a material amount of assets or securities; (xviii) pay, discharge, or satisfy any debts or claims not in the ordinary course of business and consistent with past practices and in no event with a value in excess of $20,000 individually; (xix) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $25,000 or in any manner which would restrict in any material respect the operations or business of the Company or its subsidiaries;
(xx) purchase any financial product or instrument which involves entering into a contract with a term of six months or longer; or (xxi) take any action or fail to take any action which individually or in the aggregate can be expected to have a material adverse effect (as defined in the Merger Agreement) on the Company or its subsidiaries, taken as a whole.

NO SOLICITATION OF TRANSACTIONS

         The Merger Agreement provides that the Company and its respective subsidiaries will not initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Competing Transaction or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to take any such action. The Company must promptly notify Associated orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. Notwithstanding the foregoing, the Board of Directors of the Company is not prohibited from (i) furnishing or permitting any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to furnish information to any party that requests information as to the Company if the Board of Directors of the Company, after consultation with and based upon the written advice of independent legal counsel, determines that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to shareholders imposed by law, and if prior to furnishing such information to such party, the Company receives from such party an executed confidentiality agreement in reasonably customary form or (ii) complying with Rules 14d-2 and 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction.

         For purposes of the Merger Agreement, a "Competing Transaction" shall mean any of the following involving the Company or any of the Company's subsidiaries: (i) any merger, consolidation, share exchange, business combinations, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of assets in a single transaction or series of transactions, excluding from the calculation of such percentage any such transactions undertaken in the ordinary course of business and consistent with past practice; (iii) any sale of 10% or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock); (iv) any tender offer or exchange offer for 10% or more of outstanding shares of capital stock; (v) any solicitation of proxies in opposition to approval by the Company's shareholders of the Merger; (vi) the filing of an acquisition application (or the giving of acquisition notice) whether in draft or final form under the BHC Act or the Change in Bank Control Act with respect to the Company; (vii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock; or (viii) any public announcement of a proposal, plan or intention to do any of the foregoing.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The respective obligations of each party to effect the Merger is subject to various conditions which include, in addition to other customary closing conditions, the following: (i) the Merger shall have been approved by the holders of the Company Common Stock; (ii) the Registration Statement shall have been declared effective by the Commission under the Securities Act (and no stop order suspending the effectiveness of the Registration Statement shall have been issued) and Associated shall also have received all other federal and state securities permits and authorizations necessary to issue Associated Common Stock pursuant to the Merger Agreement; (iii) the Merger shall have been approved by the Federal Reserve Board, which approval shall not contain any condition which is not reasonably satisfactory to Associated or the Company, and any waiting periods with respect to the Merger shall have expired; and (iv) there shall not be any injunction or restraining order preventing the consummation of the Merger in effect.

         In addition, Associated's or the Company's respective obligation to effect the Merger is subject to one or more of the following additional conditions (any of which may be waived by such party): (i) the representations and warranties of the other party to the Merger Agreement shall be true and correct in all material respects and the other party shall have performed in all material respects all agreements and covenants required to be performed by it under the Merger Agreement and any agreements entered into in connection therewith, and the other party shall have obtained all material consents and approvals required to consummate the Merger; (ii) there shall not be any pending action, proceeding or investigation before any court or administrative agency or by any government agency or any other person (a) challenging or seeking material damages in connection with the Merger, or the conversion of the Company Common Stock into Associated Common Stock pursuant to the Merger, or (b) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Associated or its subsidiaries of all or any portion of the business or assets of the Company or any of its subsidiaries, which in either case is reasonably likely to have a material adverse effect on either the Company and its subsidiaries, taken as a whole, or Associated and its subsidiaries, taken as a whole; (iii) the parties shall have received the opinion of Vedder Price that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code (see "The Merger - Certain Material Federal Income Tax Consequences," above);
(iv) Associated shall have received (x) an opinion from KPMG Peat Marwick LLP to the effect that the Merger qualifies for "pooling of interests" accounting treatment and (y) a letter from McGladrey & Pullen, LLP with respect to the financial condition of the Company dated (a) the date of the mailing of the Proxy Statement/Prospectus and (b) the Effective Time; (v) the aggregate of (a) fractional share interests in Associated Common Stock to be paid in cash pursuant to the Merger Agreement and (b) the number of shares of Associated Common Stock which would have been issuable pursuant to the Merger Agreement that will not be issued due to the exercise of dissenters' rights is not more than 10% of the maximum aggregate number of shares of Associated Common Stock which could be issuable as a result of the Merger; (ix) Associated and the Company shall have received the opinion of counsel regarding certain issues under the Securities Act, the WBCL and the BCA; and (x) Associated shall have received from each affiliate of the Company a signed letter regarding certain restrictions on the resale of Associated Common Stock under Rule 145 of the Securities Act.

         The Merger Agreement contained the following conditions which have been satisfied. The respective obligations of each party to the Merger were subject to the shareholders of the Company on or before April 15, 1995 taking all necessary action waiving any right of redemption by the Company or right of shareholders to purchase shares of the Company Common Stock arising out of the Merger Agreement as might arise under the Buy-Sell Agreement. The obligations of the Company were subject to receipt of the Fairness Opinion within fifteen days of the execution and delivery of the Merger Agreement.

TERMINATION

         The Merger Agreement may be terminated at any time prior to the Effective Time by the applicable Board of Directors, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company: (i) by mutual consent of Associated and the Company; (ii) by either the Company or Associated (x) if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Company, on the one hand, or Associated, on the other hand, respectively, set forth in the Merger Agreement, or (y) if any representation or warranty of the Company, on the one hand, or Associated, on the other hand, respectively, shall be discovered to have become untrue in any material respect, in either case which breach or other condition has not been cured within 10 business days following receipt by the non-terminating party of notice of such breach or other condition (provided that the Merger Agreement may not be terminated by the breaching party or party making any representation or warranty which shall have become untrue in any material respect); (iii) by either Associated or the Company if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable; (iv) by either Associated or the Company if the Federal Reserve Board or the Illinois Commissioner denied approval of the Merger and neither Associated nor the Company has, within 30 days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law;
(v) by either Associated or the Company if any event occurs prior to the Effective Time which will or is likely to have a change or effect that is or is reasonably likely to be materially adverse to a party's business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities) (a "Material Adverse Effect") on the business or financial condition of the Company or Associated including, without limitation, the cancellation or termination of any insurance if the Company is unable to procure a reasonable replacement therefor and a failure to procure such replacement is likely to be a Material Adverse Effect on the Company and such Material Adverse Event has not been cured within 10 business days following receipt by the nonterminating party of notice of such Material Adverse Event; or (vi) by either Associated or the Company if the Merger has not been consummated by November 30, 1995 for a reason other than the failure of the terminating party to comply with its obligations under the Merger Agreement.

         The Merger Agreement also provides that it may be terminated by the Company if the Associated Average Price is less than $26.40 per share, and if the Company and Associated are unable to agree upon the rate at which shares of Associated Common Stock would be exchanged into shares of the Company Common Stock in the Merger within 15 days after the date the Associated Average Price was determined. If the foregoing condition was applied as of June 21, 1995, the applicable Associated Average Price would be $29.77 per share. Thus, if the condition were applied as of the date of this Proxy Statement/Prospectus, the Company would not have the right to terminate the Merger Agreement based upon this provision. However, if this provision becomes operative prior to the Effective Time, then the Board of Directors of the Company, depending upon the circumstances, will exercise the Company's rights under the provisions of the Merger Agreement. The exercise of these rights may lead to actions, including, without limitation, termination of the Merger Agreement, amendment of its terms or waiver of the Company's right to terminate the Merger Agreement. Any decision the Board of Directors may make in this regard may depend on certain factors, including, without limitation (a) the Average Price; (b) any action that Associated may offer to take to induce the Company to consummate the Merger (this is not to imply that Associated will take any such action or that the Company would require such action as a condition to waiving its rights);
(c) the factors the Board of Directors of the Company considered in approving the Merger Agreement and the Merger; (d) Baird's view as to the fairness of the Exchange Ratio from a financial point of view; and (e) such other economic and noneconomic factors as the Board of Directors may deem relevant. See "Reasons for the Merger."

         Though the following condition has been satisfied, the Merger Agreement was terminable by either the Company or Associated, on the 15th day following the execution and delivery of the Merger Agreement if the Company was unable to obtain the Fairness Opinion. The Merger Agreement also provided Associated the right to terminate the Merger Agreement at any time prior to June 6, 1995 (as extended), if certain environmental conditions were found to exist with respect to certain real estate owned or leased by the Company or its subsidiaries. Such environmental conditions were not found to exist.

         In the event of termination of the Merger Agreement by either the Company or Associated, other than as a result of a material breach by the non-terminating party or by an event as a result of which the Inducement Fee is payable, each party will pay its own expenses and the Merger Agreement will become void and there will be no liability or obligation on the part of Associated or the Company other than under certain specified provisions of the Merger Agreement dealing with confidential treatment of non-public information. In the event of termination of the Merger Agreement by a material breach, in addition to other remedies at law or equity for breach, the party to have breached will reimburse the non-breaching parties their expenses under the Merger Agreement.

THE INDUCEMENT FEE

         The Company has granted to Associated the right to receive a $1,250,000 payment from the Company upon the occurrence of certain events. See "The Merger - The Inducement Fee." No such event has occurred as of the date of this Proxy Statement/Prospectus. The Merger Agreement provides that the Inducement Fee is to be reduced by amounts payable by the Company to Associated for expenses incurred by Associated in connection with the Merger Agreement and any consideration received by Associated in respect of the Stock Option Agreement. Associated's right to be reimbursed by the Company for fees and expenses is provided in Section 8.02(b) of the Merger Agreement. For a discussion of the potential anti-takeover effects of the Inducement Fee, see "The Merger - The Inducement Fee" and "The Merger - The Stock Option Agreement."

AMENDMENT AND WAIVER

         The Merger Agreement may be amended at any time prior to the Effective Time by action taken or authorized by the respective Boards of Directors of Associated and the Company (except that after the Merger Agreement shall have been approved by the shareholders of the Company, no amendment may be entered into which would reduce the amount or change the consideration into which each share of the Company Common Stock shall be converted upon consummation of the Merger without further shareholder approval). At any time prior to the Effective Time, the parties, may extend the time for the performance of any of the obligations or other acts of the other party hereto, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and waive compliance with any of the agreements or conditions contained in the Merger Agreement.

EXPENSES

         Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense (except that the parties shall share equally in the expense of printing and reproducing for filing the Registration Statement and this Proxy Statement/Prospectus and all Commission and other state securities regulatory filing fees incurred in connection with the Merger Agreement), except (i) if the Merger Agreement is terminated due to the breach of the Merger Agreement by either party thereto, then, in addition to other remedies at law or equity for breach of the Merger Agreement, the party so found to have breached the Merger Agreement shall indemnify the other parties for their respective expenses, and (ii) the Company shall immediately pay Associated the Inducement Fee under the circumstances in which such fee is otherwise payable. The Inducement Fee shall be considered liquidated damages and shall be reduced by amounts payable by the Company to Associated for expenses incurred by Associated in connection with the Merger Agreement and any consideration received by Associated in respect of the Stock Option Agreement. In addition, if the Merger Agreement is terminated by Associated other than because of a breach of the Merger Agreement by the Company or terminated by the Company provided the Inducement Fee has not become payable, Associated is required to reimburse the Company amounts related to real property owned by Realty. Associated is required to reimburse the Company for the amount that interest on acquisition financing, real estate taxes, insurance and such other reasonable out-of-pocket expenses actually incurred exceed rent and fees received by Realty on such property.


                CERTAIN PROVISIONS OF THE STOCK OPTION AGREEMENT

         The following is a brief summary of certain provisions of the Stock Option Agreement, which is attached as Exhibit B to this Proxy
Statement/Prospectus and is incorporated herein by reference. The following summary is qualified in its entirety by reference to the Stock Option Agreement.

THE OPTION

         Pursuant to the Stock Option Agreement, the Company has granted to Associated an option to purchase up to 18,011 shares of the Company Common Stock (subject to adjustment) representing 16.37% of the issued and outstanding shares of the Company Common Stock on a when-issued basis (including shares reserved under the Company Stock Option Plan) at a price of $225.00 per share (the "Purchase Price"). The aggregate amount of consideration of any kind which Associated (or any holder of the Option) can receive in connection with the Stock Option Agreement, its expenses incurred in connection with the Merger Agreement and the Inducement Fee is limited to $1,250,000 (the "Limit"). In the event any amounts are payable pursuant to the Stock Option Agreement in excess of the Limit, such amounts are to be held in constructive trust for the benefit of the Company and immediately paid to the Company in the form received.

EXERCISE OF THE OPTION

         The Option is exercisable only upon the occurrence of a Competing Transaction (an "Exercise Event"). See "Certain Provisions of the Merger Agreement - No Solicitation of Transactions."

EXPIRATION OF THE OPTION

         The Option expires upon the earliest to occur of (i) the Effective Time, (ii) 12 months after the first occurrence of an Exercise Event, and (iii) 12 months after termination of the Merger Agreement. Associated's right to terminate the Stock Option Agreement and to demand payment of the Termination fee (as defined below) or request the Company to repurchase any shares of the Company Common Stock purchased by Associated pursuant to the exercise of the Option and to demand payment of the Repurchase Fee (as defined below) shall not terminate upon expiration of Associated's right to exercise the Option. The closing of a purchase of shares pursuant to the Stock Option Agreement is subject to any necessary governmental approvals, including those under the BHC Act. The consummation of a purchase or a repurchase pursuant to the Stock Option agreement and the payment by the Company to Associated of the Termination Fee or Repurchase Fee is subject to, among other things, obtaining all required regulatory approvals. In no event shall the closing of a purchase of shares pursuant to the Stock Option Agreement occur more than 18 months after the requisite notice to purchase such shares is given. In the event, however, that the period for exercising the right to acquire shares pursuant to the Stock Option Agreement expires during the pendency of any application to obtain regulatory approval for (i) the purchase of shares, (ii) the payment of the Termination Fee, or (iii) the payment of the Repurchase Fee, the period for exercising such right is tolled and, if such approval is denied, the holder has an additional 30 days to exercise its purchase rights to Registration Rights (as defined below) as the case may be, under the Stock Option Agreement.

ADJUSTMENT OF NUMBER OF SHARES SUBJECT TO OPTION

         The number and type of securities subject to the Option and the purchase price of the shares will be adjusted for any change in the Company Common Stock by reason of a stock dividend, stock split, recapitalization, combination, exchange of shares or similar transaction, such that Associated will receive (upon exercise of the Option) the same number and type of securities as if the Option had been exercised immediately prior to the occurrence of such event (or the record date therefor). The number of shares of common stock subject to the Option will also be adjusted in the event the Company issues additional shares of common stock, such that the number of shares of the Company Common Stock subject to the Option represents 16.37% of the issued and outstanding shares of the Company Common Stock on a when-issued basis (including shares reserved under the Company Stock Option Plan). In the event the Company enters into any agreement to (i) merge or consolidate with any person other than Associated or one of its subsidiaries such that the Company is not the surviving corporation, (ii) permit any person other than Associated to merge into the Company such that the Company shall be the surviving corporation, but, in connection with such merger, the then outstanding shares of the Company Common Stock shall be changed into or exchanged for (x) stock or other securities of the Company or any other person or (y) cash or any other property, or the outstanding shares of the Company Common Stock after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) sell or otherwise transfer all or substantially all of its assets to a person other than Associated or one of its subsidiaries, then the agreement governing such transaction, in each such case, must provide that, upon consummation of such transaction, the Option will be converted into or exchanged for an option to purchase securities of either the acquiring person, a person that controls the acquiring person or the Company (if the Company is the surviving entity).

TERMINATION OPTION OF ASSOCIATED

         Associated has the right to terminate the Option, to the extent not exercised, and demand from the Company the Termination Fee (as defined below), in the following circumstances: (i) upon the first occurrence of and for 12 months following an Exercise Event and (ii) for 30 business days following (x) Associated's receipt of notice that a regulatory authority would not issue or grant an approval necessary to the exercise of the Option or (y) 18 months after the date upon which Associated notified the Company that it intended to exercise the Option, if Associated did not close on the purchase of such shares pursuant to the Option as a result of a failure to obtain the necessary regulatory approval.

         Subject to the Limit, the Termination Fee (the "Termination Fee") shall be equal to the sum of the following: (i) the excess, if any, of (x) the Applicable Price (as defined below) for each share of the Company Common Stock over (y) the Purchase Price (subject to adjustment), multiplied by the number of shares of the Company Common Stock with respect to which the Option has not been exercised and, where the Option has been exercised, in whole or in part, but the closing has not occurred, the number of shares which would have been distributed at such closing, and (ii) the amount of all expenses of Associated incurred in connection with the Merger and the Stock Option Agreement (to the extent not previously paid pursuant to the Merger Agreement).

         For purposes of the Stock Option Agreement, "Applicable Price" means the highest of (i) the highest price at which a tender offer or exchange offer has been made for shares of the Company Common Stock and, (ii) the price per share paid by a third party for shares of the Company Common Stock in connection with a merger or other business combination.

REPURCHASE OPTION OF ASSOCIATED

         Associated has the right to require the Company to repurchase any shares acquired by exercise of the Option and demand from the Company the Repurchase Fee (as defined below) in the following circumstances: (i) upon the first occurrence of and for 12 months following an Exercise Event and (ii) for 30 business days following (x) Associated's receipt of notice that a regulatory authority would not issue or grant an approval necessary to the exercise of the Option, or (y) 18 months after the date upon which Associated notified the Company that it intended to exercise the Option, if Associated did not close on the purchase of such shares pursuant to the Option as a result of a failure to obtain necessary regulatory approval.

         Subject to the Limit, the Repurchase Fee (the "Repurchase Fee") shall be equal to the sum of the following: (i) the aggregate exercise price paid by Associated for any shares of the Company Common Stock acquired pursuant to the Option with respect to which Associated then has beneficial ownership and (ii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustments) paid by Associated for each share of the Company Common Stock with respect to which the Option has been exercised and with respect to which Associated then has beneficial ownership, multiplied by the number of such shares.

REGISTRATION RIGHTS OF ASSOCIATED

         If the Company (or its successors) shall have one or more classes of stock registered under the Exchange Act, Associated has the right within three years of the first exercise of the Option (or within 30 business days following
(i) the denial of regulatory approval for Associated to purchase shares pursuant to the Option or (ii) a failure to obtain regulatory approval for such purchase during an 18-month period beginning with the requisite notice of exercise of the Option) to require the Company to prepare and file up to two registration statements under the Securities Act for the shares issued or issuable upon exercise of the Option and to use its best efforts to qualify the shares under any applicable state securities laws if necessary for Associated to be able to sell the shares.

RIGHT OF FIRST REFUSAL OF THE COMPANY

         In the event Associated proposes to sell to a third party the shares acquired by exercise of the Option, the Company has the right, at any time prior to the later of 18 months after the first exercise of the Option and the expiration of the Option, to purchase such shares at the price and on the terms at which Associated proposed to sell such shares to such third party. The Company will not have such a right of first refusal in the case of certain proposed transfers more fully described in the Stock Option Agreement.

                   CERTAIN INFORMATION CONCERNING ASSOCIATED

         Associated is a registered bank holding company pursuant to the BHC Act. It was incorporated in Wisconsin in 1964 and was inactive until 1969, when permission was received from the Federal Reserve Board to acquire three banks. Associated currently owns seven commercial banks located in Wisconsin and Illinois serving their local communities and, measured by total assets held at March 31, 1995, was the third largest commercial bank holding company headquartered in Wisconsin. Associated also owns all of the capital stock of subsidiaries engaged in the following non-banking businesses: personal property lease financing, commercial and residential mortgage banking, trust services, reinsurance and general insurance agency activities.

         Associated provides advice and specialized services to its bank and nonbank subsidiaries (the "Associated Affiliates") in various areas of banking policy and operations, including auditing, data processing, marketing/advertising, investments, personnel services, trust services and other financial services functionally related to banking. Responsibility for the management of the Associated Affiliates remains with their respective Boards of Directors and officers. Services rendered to the Associated Affiliates by Associated are intended to assist the local management of these banks to expand the scope of the banking services offered by them. At March 31, 1995, the Associated Affiliates operated a total of 87 full-service banking offices in 55 communities throughout Wisconsin and in Chicago, Illinois.

         Associated, through the Associated Affiliates, provides a complete range of retail banking services to individuals and small-to-medium-size businesses. These services include checking and savings accounts, NOW, Super NOW and money market deposit accounts, business loans, personal loans, residential and condominium mortgage loans, loans for education, MasterCard, VISA and other consumer-oriented financial services, including IRA and Keogh accounts, safe deposit and night depository facilities. Automated teller machines, which provide 24 hour banking services to customers of the Associated Affiliates, have been installed in many locations in the Associated Affiliates' service areas. The Associated Affiliates are members of an interstate shared automated teller machine ("ATM") network which allows their customers to perform banking transactions from their checking, savings or credit card accounts at ATM terminals in a multi-state environment. Among the services designed specifically to meet the needs of small- and medium-size businesses are various types of specialized financing, cash management services and transfer/collection facilities.

         The Associated Affiliates provide lending, depository and related financial services to commercial, industrial, financial and governmental customers. In the lending area, these include term loans, revolving credit arrangements, letters of credit, inventory and accounts receivable financing and real estate construction lending.

         Additional emphasis is given to non-credit services for commercial customers, such as advice and assistance in the placement of securities, corporate cash management and financial planning. The Associated Affiliates make available check clearing, safekeeping, loan participations, lines of credit, portfolio analyses, data processing and other services to over 140 correspondent banking institutions.

         Five of the Associated Affiliates offer a wide variety of fiduciary, investment management, advisory and corporate agency services to individuals, corporations, charitable trusts, foundations and institutional investors. They also administer (as trustee and in other fiduciary and representative capacities) pension, profit sharing and other employee benefit plans, and personal trusts and estates.

         The Associated Affiliates also provide certain mortgage banking services including the origination, underwriting, closing, and the temporary warehousing of mortgage loans and the sale of loans to investors. The primary focus is on one-to-four-family residential and multi-family properties, all of which the mortgage loans are saleable into the secondary mortgage market.

         Associated and the Associated Affiliates are not dependent upon a single or a few customers, the loss of which would have a material adverse effect on Associated. No material portion of Associated's or the Associated Affiliates' business is seasonal.

         At March 31, 1995, Associated and the Associated Affiliates, as a group, employed approximately 1,666 full-time equivalent employees.


                   CERTAIN INFORMATION CONCERNING THE COMPANY

         The Company is a bank holding company incorporated under the laws of the State of Illinois with its principal office in Chicago, Illinois. The Company owns all the issued and outstanding stock of the Bank, an Illinois banking corporation and Realty, an Illinois corporation. As of March 31, 1995, the Company had total assets of approximately $128.1 million and the Bank had deposits of approximately $112.8 million.

         The Bank is a full service bank serving the banking needs of the northwest Chicago metropolitan area. The Bank provides commercial banking services and products, including savings and demand deposits, real estate, commercial and consumer loans, collection and safe deposit facilities and other services tailored to meet the needs of the individual and business customer. The Company owns the Bank's main banking premises located at 5200 North Central Avenue, Chicago, Illinois and leases its drive-in facility located at 6355 North Central Avenue, Chicago, Illinois.

         The Company and the Bank are not dependent upon a single or a few customers, the loss of which would have a material adverse effect on the Company or the Bank. No material portion of the Company or the Bank's business is seasonal.

         At March 31, 1995, the Company and Bank employed approximately 53 full-time and 17 part-time employees.

OWNERSHIP OF THE COMPANY COMMON STOCK

         The following table sets forth information regarding the beneficial ownership of the Company Common Stock as of the Record Date by each director, certain executive officers, all directors and officers of the Company as a group and each person who is known by the Company to be the beneficial owner of more than 5% of the Company Common Stock. For purposes of computing the number of shares of Common Stock and percent of outstanding shares of Common Stock, officers are deemed to own all shares of Company Common Stock which are purchasable by exercise of options under the Company Stock Plan as such options become fully vested upon the Merger. In addition, some shares may be owned in joint tenancy, by a spouse, in the names of minor children or in revocable trusts for which the individual has voting and investment power. The address for Messrs. Muck, Mroz, Baer and Walcott is the executive offices of the Company.

                                                 NAME OF              AMOUNT AND NATURE OF      PERCENT
                                             BENEFICIAL OWNER         BENEFICIAL OWNERSHIP      OF CLASS
                                           --------------------       --------------------       ------

                                        Ronald H. Muck  . . . .           18,759                  20.83%
                                        Eugene P. Mroz  . . . .            8,817                   9.79%
                                        E. Robert Baer  . . . .            6,450                   7.16%
                                        Robert O. Walcott . . .            6,000                   6.67%
                                        Sr. Charlene Endecavage                0                       -
                                        John J. King, Sr. . . .            3,500                   3.89%
                                        Josef F. Klingler . . .                0                       -
                                        Patrick J. Levar  . . .                0                       -
                                        Robert Lustbader  . . .              250                       *

                                        All directors and
                                        executive officers as a
                                        group (12 persons)  . .           48,045 (1)              52.75%

- ----------------------
* Less than 1%

(1) Includes a total of 1,018 shares of Company Common Stock that may be purchased by executives within sixty days pursuant to stock options issued under the Company Stock Plan.


                                    EXPERTS

         The consolidated financial statements and schedules of Associated as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 1994 and 1993 included in this Proxy Statement/Prospectus and in the registration statement have been audited and reported upon by McGladrey & Pullen, LLP, independent certified public accountants. The consolidated statement of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1992 included in this Proxy Statement/Prospectus and in the registration statement have been audited and reported upon by Grant Thornton LLP, independent certified public accountants. Such consolidated financial statements have been included in the registration statement in reliance upon the reports of McGladrey & Pullen, LLP and Grant Thornton LLP, respectively, included herein and upon the authority of said firms as experts in accounting and auditing.


                                 LEGAL OPINIONS

         Certain legal matters, including the validity of the shares issued in connection with the Merger will be passed upon for Associated by Saitlin, Patzik, Frank & Samotny Ltd., Chicago, Illinois and certain legal matters in connection with the Merger will be passed upon for the Company by Vedder, Price, Kaufman & Kammholz, Chicago, Illinois.

                             SHAREHOLDER PROPOSALS

         If the Merger is consummated, shareholders of the Company will become shareholders of Associated. Pursuant to Rule 14a-(8) promulgated under the Exchange Act, Associated shareholders may present proper proposals for inclusion in Associated's proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to Associated in a timely manner. As noted in Associated's proxy statement relating to the 1995 Annual Meeting of Associated shareholders, in order to be so included for the 1996 Annual Meeting, shareholder proposals must have been received by Associated no later than November 24, 1995.

                                                                       EXHIBIT A

                                                                  CONFORMED COPY





                          AGREEMENT AND PLAN OF MERGER



                                     AMONG



                             ASSOCIATED BANC-CORP,
                         ASSOCIATED ILLINOIS BANC CORP.



                                      AND



                                GN BANCORP, INC.



                                 MARCH 22, 1995

                               TABLE OF CONTENTS

ARTICLE I:  THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-2

SECTION 1.01.  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-2
SECTION 1.02.  Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-2
SECTION 1.03.  Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-3
SECTION 1.04.  Articles of Incorporation and By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . .    A-3
SECTION 1.05.  Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-3
SECTION 1.06.  Conversion of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-3
SECTION 1.07.  Effect on Options to Purchase Company Common Stock . . . . . . . . . . . . . . . . . . . .    A-4
SECTION 1.08.  Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-5
SECTION 1.09.  Stock Transfer Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-7
SECTION 1.10.  Anti-Dilution Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-7

ARTICLE II:  REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . .    A-8

SECTION 2.01.  Organization and Qualification of the Company; Subsidiaries  . . . . . . . . . . . . . . .    A-8
SECTION 2.02.  Articles of Incorporation and By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . .    A-9
SECTION 2.03.  Capitalization of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-9
SECTION 2.04.  Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-9
SECTION 2.05.  No Conflict; Required Filings and Consents . . . . . . . . . . . . . . . . . . . . . . . .    A-10
SECTION 2.06.  Compliance; Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-10
SECTION 2.07.  Banking Reports and Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .    A-11
SECTION 2.08.  Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-11
SECTION 2.09.  Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-12
SECTION 2.10.  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-12
SECTION 2.11.  Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-13
SECTION 2.12.  Registration Statement; Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . .    A-13
SECTION 2.13.  Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-14
SECTION 2.14.  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-14
SECTION 2.15.  Absence of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-16
SECTION 2.16.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-16
SECTION 2.17.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-17
SECTION 2.18.  Absence of Adverse Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-17
SECTION 2.19.  Internal Controls and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-17
SECTION 2.20.  Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-18
SECTION 2.21.  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-18
SECTION 2.22.  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-18
SECTION 2.23.  Accounting and Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-18
SECTION 2.24.  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-18


SECTION 2.25.  Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-19

ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF ASSOCIATED ILLINOIS AND ASSOCIATED  . . . . . . . . . . .   A-19

SECTION 3.01.  Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-19
SECTION 3.02.  Articles of Incorporation and By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . .   A-19
SECTION 3.03.  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-20
SECTION 3.04.  Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-20
SECTION 3.05.  No Conflict; Required Filings and Consents . . . . . . . . . . . . . . . . . . . . . . . .   A-20
SECTION 3.06.  Compliance; Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-21
SECTION 3.07.  Securities Reports; Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .   A-21
SECTION 3.08.  Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-22
SECTION 3.09.  Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-23
SECTION 3.10.  Registration Statement; Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . .   A-23
SECTION 3.11.  Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-23
SECTION 3.12.  Absence of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-24
SECTION 3.13.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-24
SECTION 3.14.  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-25
SECTION 3.15.  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-25
SECTION 3.16.  Accounting and Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-25
SECTION 3.17.  Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-26
SECTION 3.18.  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-26

ARTICLE IV:  COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-26

SECTION 4.01.  Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-26
SECTION 4.02.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-27
SECTION 4.03.  Letter of the Company's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-30
SECTION 4.04.  Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-30
SECTION 4.05.  Affiliates; Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . .   A-31
SECTION 4.06.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-31
SECTION 4.07.  Delivery of Shareholder List . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-32
SECTION 4.08.  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-32

ARTICLE V:  COVENANTS OF ASSOCIATED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-34

SECTION 5.01.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
SECTION 5.02.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
SECTION 5.03.  Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-34
SECTION 5.04.  Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-35
SECTION 5.05.  Eligibility for Dividend.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-35



ARTICLE VI:  ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-35
SECTION 6.01.  Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-35
SECTION 6.02.  Meeting of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-36
SECTION 6.03.  Appropriate Action; Consents; Filings  . . . . . . . . . . . . . . . . . . . . . . . . . .   A-36
SECTION 6.04.  Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-37
SECTION 6.05.  Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-37
SECTION 6.06.  Inducement Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-37
SECTION 6.07.  Directors' and Officers' Indemnification and Insurance . . . . . . . . . . . . . . . . . .   A-39
SECTION 6.08.  Special Reimbursement Related to Realty Property . . . . . . . . . . . . . . . . . . . . .   A-40
SECTION 6.09.  Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-40
SECTION 6.10.  Employee Benefit Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-40

ARTICLE VII:  CONDITIONS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-41

SECTION 7.01.  Conditions to Obligation of Each Party to Effect the Merger  . . . . . . . . . . . . . . .   A-41
SECTION 7.02.  Additional Conditions to Obligations of Associated . . . . . . . . . . . . . . . . . . . .   A-42
SECTION 7.03.  Additional Conditions to Obligations of the Company. . . . . . . . . . . . . . . . . . . .   A-44

ARTICLE VIII:  TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-45

SECTION 8.01.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-45
SECTION 8.02.  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-48
SECTION 8.03.  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-48
SECTION 8.04.  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-48

ARTICLE IX:  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-49

SECTION 9.01.  Non-Survival of Representations, Warranties and Agreements . . . . . . . . . . . . . . . .   A-49
SECTION 9.02.  Disclosure Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-49
SECTION 9.03.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-49
SECTION 9.04.  Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-50
SECTION 9.05.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-51
SECTION 9.06.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-51
SECTION 9.07.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-51
SECTION 9.08.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-51
SECTION 9.09.  Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-52
SECTION 9.10.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-52
SECTION 9.11.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-52


                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of March 22, 1995 (the "Agreement"), among ASSOCIATED BANC-CORP, a Wisconsin corporation
("Associated"), ASSOCIATED ILLINOIS BANC CORP., an Illinois corporation and a wholly-owned subsidiary of Associated ("Associated Illinois") and GN BANCORP, INC., an Illinois corporation ("Company").

                              W I T N E S S E T H:

     WHEREAS, the Company is a bank holding company, the wholly-owned subsidiaries of which are GLADSTONE-NORWOOD TRUST AND SAVINGS BANK, an Illinois state chartered bank located in Chicago, Illinois (the "Bank") and GN REALTY, INC., an Illinois corporation ("Realty"). The Bank and Realty are sometimes individually referred to herein as a "Subsidiary" and collectively as the "Subsidiaries;" and

     WHEREAS, the Company upon the terms and subject to the conditions of this Agreement and in accordance with the Illinois Business Corporation Act ("Illinois Law"), will merge with and into Associated Illinois (the "Merger"); and

     WHEREAS, the Company and its Board of Directors have determined that the Merger will enhance the ability of the Bank to better serve its existing depositors and customers in the Chicago, Illinois metropolitan area, and increase the financial strength of the Bank; and

     WHEREAS, the Board of Directors of the Company believes that the Merger with Associated Illinois will benefit the shareholders and the employees of the Company and the Bank; and

     WHEREAS, the respective Boards of Directors of Associated, Associated Illinois and the Company have (i) determined that the Merger and the exchange of newly issued shares of Associated Common Stock (as defined in Section 1.06) for shares of the Company's Common Stock (as defined in Section 1.06) pursuant and subject to the terms and conditions of this Agreement is fair to and in the best interests of the respective corporations and their shareholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby; and

     WHEREAS, the Board of Directors of the Company has, subject to its fiduciary duties under applicable law, resolved to recommend approval of the Merger by the shareholders of the Company; and

     WHEREAS, simultaneously herewith, the Company and Associated shall execute and deliver a Stock Option Agreement; and

     WHEREAS, Associated Illinois and the Company intend to effect a merger that qualifies for pooling-of-interests accounting treatment and as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"); and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Associated, Associated Illinois and the Company hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Illinois Law, at the Effective Time (as defined in Section 1.02) the Company shall be merged with and into Associated Illinois. As a result of the Merger, the separate corporate existence of the Company shall cease and Associated Illinois shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     SECTION 1.02. Effective Time. The parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the State of Illinois, in such form as required by, and executed in accordance with the relevant provisions of Illinois Law (i) after the satisfaction, or if permissible, waiver of conditions set forth in
Article VII, and (ii) as promptly as possible within the fifteen (15) day period commencing with the latest of the following dates:

        (a) The 30th or 15th calendar day, as the case may be, after the date of approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board");

        (b) Such date as may be prescribed by the Federal Reserve Board or any other agency or authority pursuant to applicable law, rules or regulations, prior to which consummation of the transaction described and referred to herein may not be effected;

        (c) The date of the shareholders meeting of the Company to vote upon the Merger pursuant to Section 6.02; or

        (d) If the transaction contemplated by this Agreement is being contested in any legal proceeding and Associated or the Company has elected to contest the same, the date that such legal proceeding has been brought to a conclusion favorable, in the judgment of Associated or the Company, to the consummation of the transaction contemplated hereby.

        The date and time of the filing of the Articles of Merger is hereinafter referred to as the "Effective Time."

     SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Illinois Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Associated Illinois and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Associated and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04. Articles of Incorporation and By-Laws. At the Effective Time, the Articles of Incorporation and the By-Laws of Associated Illinois, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.

     SECTION 1.05. Directors and Officers. The directors of Associated Illinois immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Associated Illinois immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.06. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Associated, Associated Illinois, the Company or the holders of any of the following securities:

        (a) each share of common stock, par value $8.00 per share, of the Company (the "Company Common Stock") (all issued and outstanding shares of the Company Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 1.06(b) and other than any Dissenting Shares, as defined in Section 1.06(c)) shall be converted, in accordance with Section 1.08, into the right to receive 7.00 shares (the "Exchange Ratio") of common stock par value $.01 per share, of Associated ("Associated Common Stock"); provided, however, that if the Associated Average Price (as defined in Section 8.01(a)(vi)(A)) shall be greater than $38.00, then the Exchange Ratio shall be determined by dividing $266.00 by the Associated Average Price; provided, further, that the number of shares of Associated Common Stock to be issued pursuant to the Exchange Ratio shall be rounded to the nearest thousandth of a share. As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate representing shares of Associated Common Stock into which such Company Common Stock is convertible. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Associated Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 1.08, without interest. No fractional share of Associated Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 1.08 hereof.

        (b) each Share held in the treasury of the Company and each Share owned by Associated or any direct or indirect wholly-owned subsidiary of Associated immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

        (c) each Share of the Company Common Stock which shall be issued and outstanding as of the Effective Time and held by a shareholder who has validly perfected dissenter's rights in accordance with Illinois Law, shall not be converted into and shall not become Associated Common Stock hereunder (all such shares of the Company Common Stock are hereinafter called "Dissenting Shares"). The Company shall give Associated prompt notice upon receipt by the Company of any written notice from any such shareholder of the Company ("Dissenting Shareholder"). The Company agrees that prior to the Effective Time, it will not, except with prior written consent of Associated, voluntarily make any payment with respect to, or settle or offer to settle, any request for withdrawal pursuant to the exercise of dissenter's rights. Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of applicable law, to payment for his or her shares of the Company Common Stock shall receive payment therefor from Associated (but only after the amount thereof shall be agreed upon or finally determined pursuant to the provisions of applicable law). If any Dissenting Shareholder shall fail to perfect or shall effectively withdraw or lose his or her right to receive the value of his or her shares of Associated Common Stock, his or her shares shall be thereupon converted into Associated Common Stock in accordance with the provisions of Section 1.06(a) and, if applicable, cash under Section 1.08(e).

     SECTION 1.07. Effect on Options to Purchase Company Common Stock. Each issued but unexercised option under the Company's Stock Benefit Plan dated March 28, 1990 (the "Stock Plan") (a "Company Stock Option") which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, become and represent an option to purchase the number of shares of Associated Common Stock (an "Associated Stock Option") (decreased to the nearest full share) determined by multiplying (a) the number of shares Company

Common Stock subject to the Company Stock Option immediately prior to the Effective Time by (b) the Exchange Ratio, at an exercise price per share of Associated Common Stock (rounded up to the nearest whole cent) equal to the exercise price per share of Company Common Stock under the Company Stock Option immediately prior to the Effective Time divided by the Exchange Ratio. Associated shall pay cash to holders of Associated Stock Options in lieu of issuing fractional shares of Associated Common Stock upon exercise of an Associated Stock Option. After the Effective Time, and except as provided in this Section 1.07, each Associated Stock Option shall be exercisable on the same terms and conditions as were applicable under the Company Stock Option as the Effective Time, giving effect to the acceleration of the exercisability of such Company Stock Option as a result of the Merger. The Company agrees to use its best efforts to cause the holders of each Company Stock Option to exercise such Company Stock Option prior to the Effective Time.

SECTION 1.08.  Exchange of Certificates.

     (a) Exchange Agent. As of the Effective Time, Associated shall deposit, or shall cause to be deposited, with a bank or trust company designated by Associated and acceptable to the Company (the "Exchange Agent"), and such deposit shall be solely for the benefit of the holders of Shares, for exchange in accordance with this Article I through the Exchange Agent, certificates representing the shares of Associated Common Stock (such certificates for shares of Associated Common Stock, and cash in lieu of fractional shares (if any), together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
1.06 in exchange for outstanding Shares.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail or personally deliver to each holder of record (or his or her attorney-in-fact) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted into the right to receive shares of Associated Common Stock pursuant to Section 1.06 and cash in lieu of fractional shares (if any), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as Associated may reasonably specify) and (ii) instructions for use in effecting the surrender of the certificates in exchange for certificates representing shares of Associated Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Associated Common Stock, which such holder has the right to receive in respect of the certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder) and cash in lieu of fractional shares (if any), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Associated Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Certificates surrendered for exchange by any affiliate of the Company shall not be exchanged for certificates representing shares of Associated Common Stock until Associated has received a written agreement from such person as provided in Section 4.05 hereof. Until surrendered as contemplated by this
Section 1.08, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Associated Common Stock and cash in lieu of any fractional shares of Associated Common Stock as contemplated by Section 1.08(e).

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Associated Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Associated Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.08(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Associated Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Associated Common Stock to which such holder is entitled pursuant to Section 1.08(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Associated Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Associated Common stock.

     (d) No Further Rights in the Shares. All shares of Associated Common Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.08(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

     (e) No Fractional Shares. No certificates or scrip representing fractional shares of Associated Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of Associated. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the Daily Average Price.

                (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company for six months after the Effective Time shall be delivered to Associated, upon demand, and any shareholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Associated for payment of their claim for Associated Common Stock, any cash in lieu of fractional shares of Associated Common Stock and any dividends or distributions with respect to Associated Common Stock.

                (g) No Liability. Neither Associated nor the Company shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

                (h) Withholding Rights. Associated shall be entitled to deduct and withhold from any cash consideration payable pursuant to this Agreement to any holder of Shares such amounts as Associated is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of State, local or foreign tax law. To the extent that amounts are so withheld by Associated, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Associated.

     SECTION 1.09. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of the Company's Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of shares of the Company's Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Associated for any reason shall be converted into shares of Associated Common Stock in accordance with this Article I.

     SECTION 1.10. Anti-Dilution Adjustment. If, subsequent to the date hereof and prior to the Effective Time, Associated shall pay a stock dividend or make a distribution on Associated Common Stock in shares of Associated Common Stock or any security convertible into Associated Common Stock or shall combine or subdivide its stock, then in each such case, from and after the record date for determining the shareholders entitled to receive such dividend or distribution or the securities resulting from such combination or subdivision, an appropriate adjustment shall be made to the conversion ratio set forth in Section 1.06 above, for purposes of determining the number of shares of Associated Common Stock into which the Company's Common Stock shall be converted. For purposes hereof, the payment of a dividend in Associated Common Stock, or the distribution on Associated Common Stock in securities convertible into Associated Common Stock, shall be deemed to have effected an increase in the number of outstanding shares of Associated Common Stock equal to the number of shares of Associated Common Stock into which such securities shall be initially convertible without the payment by the holder thereof of any consideration other than the surrender for cancellation of such convertible securities. Notwithstanding the foregoing, this Section shall not apply to any stock options issued under option plans of Associated existing as of the date of this Agreement.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Disclosure Schedule attached hereto (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Associated that:

     SECTION 2.01.  Organization and Qualification of the Company;
Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. The Bank is duly organized, validly existing and in good standing. Each of the Company and its Subsidiaries has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Company Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Company Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company and its Subsidiaries, taken as a whole. The term "Material Adverse Effect" as used in this Agreement shall mean any change or effect that is or is reasonably likely to be materially adverse to a party's business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities). The Company has not received any notice of proceedings relating to the revocation or modification of any Company Approvals. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company is registered with the Federal Reserve Board as a one bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Except for the Bank and the

Company's ownership of all of the issued and outstanding stock of Realty, the Company holds no interest, either directly or indirectly, in any subsidiaries.

     SECTION 2.02. Articles of Incorporation and By-Laws. The Company has heretofore furnished to Associated a complete and correct copy of the Articles of Incorporation and the By-Laws, as amended or restated, of the Company and its Subsidiaries and such Articles of Incorporation and By-laws of the Company and its Subsidiaries are in full force and effect and neither the Company nor its Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or By-Laws.

     SECTION 2.03. Capitalization of the Company. The authorized capital stock of the Company consists of 110,000 shares Common Stock, par value $8.00 per share. As of the date of this Agreement, (i) 90,071 shares of the Company's Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and all of which have been issued in compliance with applicable securities laws, and (ii) no shares of the Company's Common Stock are held in the Company's treasury. Under the Company's Stock Plan 1,918 shares of the Company's Common Stock are reserved for issuance under the Stock Plan as of the date of this Agreement. Except as set forth in the Company's Disclosure Schedule at Section 2.03, as of the date of this Agreement there are no additional options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in the Company. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of the Company's Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

     SECTION 2.04. Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of two-thirds (66.67%) of the outstanding shares of the Company's Common Stock in accordance with Illinois Law and the Company's Articles of Incorporation and By-Laws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Associated, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     SECTION 2.05.  No Conflict; Required Filings and Consents.

                (a) To the best knowledge of the Company, after inquiry of its executive officers, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Articles of Incorporation or By-Laws of the Company or the comparable organizational documents of the Bank, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or the Bank, or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or the Bank pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or the Bank is a party or by which the Company or the Bank or its or any of their respective properties is bound or affected, except for any such conflicts, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Bank, taken as a whole.

                (b) To the best knowledge of the Company, after inquiry of its executive officers, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), BHCA, the banking laws and regulations of the State of Illinois (the "IBL"), and the filing and recordation of appropriate merger or other documents as required by Illinois Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     SECTION 2.06. Compliance; Permits. To the best knowledge of the Company after inquiry of its executive officers, neither the Company nor any Subsidiary is in conflict with, or in default or violation of, (i) any law applicable to the Company or the Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

     SECTION 2.07.  Banking Reports and Financial Statements.

                (a) The Company and its Subsidiaries have timely filed all forms, reports and documents required to be filed with the Federal Reserve Board, the Illinois Commissioner and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to as the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement, (i) were or will be prepared in accordance with the requirements of applicable law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company Reports, including any Company Reports filed since the date of this Agreement and prior to or on the Effective Time, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1994 including all notes thereto (the "Company Balance Sheet") or in the Disclosure Schedule at Section 2.07, neither the Company nor any of the Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except (i) for liabilities or obligations incurred in the ordinary course of business since December 31, 1994 that would not, individually or in the aggregate have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, or (ii) as otherwise reflected in the reports referred to in Section 2.07(a) hereof.

     SECTION 2.08. Absence of Certain Changes or Events. Except as disclosed in the Company Reports filed prior to the date of this Agreement or in the Company Disclosure

Schedule at Section 2.08, since December 31, 1994 to the date of this Agreement, the Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1994, there has not been (i) any change in the financial condition, results of operations or business of the Company or its Subsidiaries having a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or its Subsidiaries having a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, (iii) any change by the Company or its Subsidiaries in their accounting methods, principles or practices, except for compliance with applicable new requirements of the Financial Accounting Standards Board, (iv) any revaluation by the Company or its Subsidiaries of any of their material assets in any material respect, (v) any entry by the Company or any Subsidiary into any commitment or transactions material to the Company and its Subsidiaries, taken as a whole, (vi) any declaration, setting aside or payment of any dividends or distributions in respect of shares of the Company's Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Subsidiary or (vii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in compensation payable or to become payable to any officers or key employees of the Company or any of its Subsidiaries.

     SECTION 2.09. Absence of Litigation. Except as disclosed in the Company Reports filed prior to the date of this Agreement: (a) neither the Company nor any Subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking authority or other governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting the Company or any Subsidiary pending or, to the knowledge of the Company, threatened, except for matters which individually seek damages not in excess of $20,000 and which otherwise will not have, and cannot reasonably be expected to have, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance examination report to the Company or the Bank as a result of the examination by any bank regulatory authority.

     SECTION 2.10.  Employee Benefit Plans.  As of the date of this
Agreement, the Company has delivered to Associated complete and correct copies of all employee benefit plans and similar arrangements (including, without limitation, pension, retirement, deferred compensation, profit-sharing, bonus, retainer, consulting time, welfare, incentive compensation, stock option, medical insurance plans) maintained by the Company or the Bank or affecting the employees of the Company or the Bank (the "Employee Benefit Plans") including, without limitation, all plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"). No Employee Benefit Plan maintained by or affecting the Company or the Bank is a multi-employer plan within the meaning of Section 414(f) of the Code. No Employee Benefit Plan which is subject to Title IV of ERISA has been terminated by the plan administrator thereof or by the Pension Benefit Guarantee Corporation. No proceedings to terminate any such plan have been instituted within the meaning of said Title, and no reportable event within the meaning of
Section 4043 of ERISA has occurred with respect to any such plan which would result in any material liability. No Employee Benefit Plan or any trust created thereunder has any "accumulated funding deficiencies" as such term is defined in Section 412 of the Code under the actuarial valuation and assumptions employed by each plan (whether or not waived) and the assets of each plan are at least equal to the present value of the accrued benefits under the plan as determined by the actuaries of that plan. There have been no violations of the fiduciary responsibility rules of Part 4 of Title B of Title I of ERISA or the prohibited transaction rules of Section 4975 of the Code with respect to any Employee Benefit Plan which would result in any material liability. No material liability for the failure to discharge any duty has arisen in connection with the administration of any Employee Benefit Plan which would result in any material liability. All pension plans and related trusts are qualified plans and trusts within the meaning of Sections 401 and 501 of the Code; determination letters have been received by the Internal Revenue Service confirming such status; and all reports to government agencies and disclosures to participants with respect to each Employee Benefit Plan have been made on a complete basis and all requests for determination letters have been correctly and timely filed.

     SECTION 2.11. Material Contracts. Except as set forth in the Company Disclosure Schedule at Section 2.11, neither the Company nor any Subsidiary is a party to or bound by (a) any employment or consulting contract that is not terminable without penalty by the Company or such Subsidiary on 60 days' or less notice, (b) any contract or commitment for capital expenditures in excess of $10,000.00 for any one (1) project, or (c) contracts or commitments for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement.

     SECTION 2.12. Registration Statement; Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion in (a) the Registration Statement (as defined in Section 6.01), (b) the Proxy Statement/Prospectus (as defined in Section 6.01), or (c) any other document to be filed with the Securities and Exchange Commission (the "SEC") or other regulatory authority in connection with the transactions contemplated hereby, at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and at the Effective Time, and with respect to the Proxy Statement/Prospectus, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. In the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, none of such information at the time of the Company's shareholders meeting (pursuant to Section 6.02) (the "Meeting") shall contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances under which it was provided, in order to make the statements made therein not misleading.

     SECTION 2.13.  Title to Property.  The Company Disclosure Schedule at
Section 2.13 correctly identifies all real property owned and leased by the Company and its Subsidiaries. Except as disclosed in Note 5 to the Company Balance Sheet and the Company Disclosure Schedule at Section 2.13, the Company and each of its Subsidiaries has good and defensible title to all of their properties and assets, real and personal, tangible and intangible free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as to not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; and all leases pursuant to which the Company or any Subsidiary lease from others real or personal property including, without limitation, leases for branch offices are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or any Subsidiary has not taken adequate steps to prevent such a default from occurring). The Company's and each Subsidiary's buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted. None of the buildings, structures or appurtenances owned or leased by the Company or any Subsidiary for their operation or maintenance as now operated or maintained, contravenes any zoning ordinances or other administrative regulations (whether or not permitted because of prior non-conforming use) or violates any restrictive covenant or any provision of law, the effect of which would materially interfere with or prevent the continued use of such properties for the purposes for which they are now being used or would materially and adversely affect the value thereof.

     SECTION 2.14.  Environmental Matters.

                (a)   Except as disclosed in the Company Disclosure Schedule at
         Section 2.14, the Company represents and warrants to Associated that, to the best of the Company's knowledge: (i) Hazardous Materials (as defined below) have not been stored, released or disposed of on or from the Company's Property (as defined below) or, to the best knowledge of the Company, any property adjoining the Company's Property; (ii) Environmental Permits (as defined below) have been obtained and are in effect for the operations conducted at the Company's Property, (iii) the Company and its Subsidiaries are in compliance in all material respects with the requirements of all of their Environmental Permits; and (iv) there are no circumstances with respect to any

         Company Property that could reasonably be anticipated (A) to form the basis of an Environmental Claim (as defined below) against the Company or any Subsidiary or Company's Property that individually or in the aggregate could have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (B) to cause the Company's Property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law (as defined below).

                (b) As used herein and in Section 3.14 hereof, the following terms shall be defined as follows:

                        (i) "Company's Property" means any real property and improvements currently owned, leased, used, operated or occupied by the Company or any Subsidiary, including properties acquired by foreclosure, properties which the Bank has a present right to acquire upon foreclosure and which are owned by customers of the Bank who have received written notification of default, or properties held or operated in a fiduciary or managerial capacity;

                        (ii) "Hazardous Materials"  means (A) any petroleum or
                petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls and radon gas; (B) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," or words of similar import, under any applicable Environmental Law and (C) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

                        (iii) "Environmental Law" means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Effective Time, and any judicial or administrative interpretation thereof as of the Effective Time, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or Hazardous Materials;

                        (iv) "Environmental Claims" means any and all
                administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or Environmental Permit; and

                        (v) "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

     SECTION 2.15. Absence of Agreements. Neither the Company nor any Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of the Company or any Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, the Company or any Subsidiary may carry on its business), or in any manner relates to its capital adequacy, its credit policies or its management nor has the Company been advised that any federal, state or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter commitment letter or similar submission.

     SECTION 2.16. Taxes. The Company and its Subsidiaries have timely filed all Tax Returns (as defined below) required to be filed by them, and the Company and its Subsidiaries have timely paid and discharged all Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment. To the best knowledge of the Company, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and
(iii) interest, penalties and additions to tax imposed with respect thereto, and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of the Company's knowledge, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional Taxes. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no tax liens on any assets of the Company or any Subsidiary. Neither the Company nor any Subsidiary has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, after the

Effective Time. The accruals and reserves for taxes reflected in the Company's Balance Sheet are substantially adequate to cover all Taxes accruable by the Company and its Subsidiaries on a consolidated basis through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. Except as may be set forth in the Company Disclosure Schedule at Section 2.16, no agreements relating to allocating or sharing of Taxes exist among the Company and its Subsidiaries.

     SECTION 2.17. Insurance. Complete and correct copies of all material policies of fire, product or other liability, workers' compensation and other similar forms of insurance owned or held by the Company and its Subsidiaries have been delivered to Associated. Subject to expirations and renewals of insurance policies in the ordinary course of business, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums which may be payable with respect to workers' compensation insurance or similar policies), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are and shall remain valid, outstanding and enforceable policies, and will not be terminated by the Company prior to the Effective Time. To the best knowledge of the Company, the insurance policies to which the Company or its Subsidiaries are parties are sufficient for compliance with all material requirements of law and all material agreements to which the Company and its Subsidiaries are parties and will be maintained by the Company and its Subsidiaries until the Effective Time. Neither the Company nor any Subsidiary has been refused any insurance with respect to any material assets or operations, nor has coverage been limited in any respect material to their operations by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last five (5) years.

     SECTION 2.18. Absence of Adverse Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may have a Materially Adverse Effect on the financial condition, results or operations, assets or business of the Company and its Subsidiaries, taken as a whole.

     SECTION 2.19. Internal Controls and Records. The Company and each Subsidiary maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (a) in all material respects, executed in accordance with its management's general or specific authorization, and (b) recorded in conformity with generally accepted accounting principles. There is no material amendment to any lending agreement, collateral document or security which is not fully reflected in the books and records of the Company and the Bank.

     SECTION 2.20. Loans. Except as disclosed in the Company Disclosure Schedule at Section 2.20, (a) the Bank is not a party to any written or oral loan agreement, note or borrowing arrangement which has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company or the Bank or banking regulators; (b) the Bank is not a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director or executive officer of the Company or the Bank, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (c) to the best knowledge of the Company, after due inquiry, the Bank is not a party to any written or oral loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority and which violation could have a Material Adverse Effect on the Company and the Bank, taken as a whole.

     SECTION 2.21.  Labor Matters.  Except as will not cause a Material
Adverse Effect to the Company or its Subsidiaries (a) the Company and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against the Company or any Subsidiary pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting the Company or any Subsidiary; (d) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company or any Subsidiary and (e) neither the Company nor any Subsidiary is experiencing any material work stoppage.

     SECTION 2.22. Brokers. Except for Robert W. Baird & Co. Incorporated ("Baird"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Subsidiaries. Prior to the date of this Agreement, the Company has furnished to Associated a complete and correct copy of all agreements between Baird and the Company pursuant to which such firm would be entitled to any payment relating to the transaction contemplated hereunder.

     SECTION 2.23. Accounting and Tax Matters. To the best knowledge of the Company, after due inquiry, neither the Company nor any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Associated from accounting for the business combinations to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

     SECTION 2.24. Full Disclosure. No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of the Company to Associated in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     SECTION 2.25. Vote Required. The affirmative vote of two-thirds (66.67%) of the votes that holders of the outstanding shares of the Company's Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.


                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF ASSOCIATED ILLINOIS
                                 AND ASSOCIATED

     Except as set forth in the Disclosure Schedule attached hereto (the "Associated Disclosure Schedule"), Associated hereby represents and warrants to the Company that:

     SECTION 3.01. Organization and Qualification. Associated Illinois and Associated are bank holding companies duly organized, validly existing and in good standing under the laws of the State of Illinois and State of Wisconsin, respectively. Associated Illinois and Associated are each registered with the Federal Reserve Board as a bank holding company under the BHCA. Each of Associated Illinois and Associated have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (the "Associated Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including appropriate authorizations from the Federal Reserve Board, except where the failure to be so organized, existing and in good standing or to have such power, authority and Associated Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Associated and its subsidiaries, taken as a whole. Associated has not received any notice of proceedings relating to the revocation or modification of any such Associated Approvals. Associated is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and its subsidiaries taken as a whole.

     SECTION 3.02.  Articles of Incorporation and By-Laws. Associated
Illinois and Associated have heretofore furnished to the Company a complete and correct copy of respective Articles of Incorporation and the By-Laws, as amended or restated. Such Articles of





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



Incorporation and By-Laws are in full force and effect. Neither Associated Illinois nor Associated is in violation of any of the provisions of its Articles of Incorporation or By-Laws.

     SECTION 3.03.  Capitalization.

                (a) The authorized capital stock of Associated consists of (i) 48,000,000 shares of Associated Common Stock of which, as of the date of this Agreement, 12,826,752 shares were issued and outstanding, 220,244 shares were held in treasury, and 385,687 shares were reserved for issuance pursuant to outstanding employee stock options; and (ii) 750,000 shares of Preferred Stock, par value $1.00 per share ("Associated Preferred Stock"), of which, as of the date of this Agreement, no shares of Associated Preferred Stock were issued and outstanding. All of the outstanding shares of Associated's capital stock have been duly authorized and validly issued and are fully paid and non-assessable, except pursuant to Section 180.0622(2)(b) of Wisconsin Law. Except as set forth in clause (i) above and the Associated SEC Reports, as of the date of this Agreement there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Associated or any of its subsidiaries or obligating Associated or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Associated or any of its subsidiaries.

                (b) The shares of Associated Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and non-assessable, except as otherwise provided by Section 180.0622(2)(b) of Wisconsin Law.

     SECTION 3.04. Authority. Associated Illinois and Associated have the requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Associated Illinois and Associated and the consummation by Associated Illinois and Associated of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of Associated Illinois and Associated and no other corporate proceedings on the part of Associated Illinois and Associated are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly and validly executed and delivered by Associated Illinois and Associated and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Associated Illinois and Associated.

     SECTION 3.05.  No Conflict; Required Filings and Consents.

                (a) To the best knowledge of Associated Illinois and Associated, after due inquiry, the execution and delivery of this Agreement by Associated Illinois and Associated does not, and the performance of this Agreement by Associated Illinois and Associated shall not, (i) conflict with or violate the Articles of Incorporation or By-Laws of Associated Illinois or Associated, (ii) conflict with or violate any laws applicable to Associated Illinois or Associated or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Associated Illinois or Associated pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Associated Illinois or Associated is a party or by which Associated Illinois or Associated or its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Associated Illinois or Associated.

                (b) To the best knowledge of Associated Illinois and Associated, after due inquiry, the execution and delivery of this Agreement by Associated Illinois and Associated does not, and the performance of this Agreement by Associated Illinois and Associated shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the BHCA, the IBL, and the filing and recordation of appropriate merger or other documents as required by Illinois Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Associated Illinois or Associated from performing its obligations under this Agreement, and would not have a Material Adverse Effect on Associated Illinois and Associated.

     SECTION 3.06.  Compliance; Permits.  To the best knowledge of
Associated, after due inquiry, it is not in conflict with, or in default or violation of (i) any Law applicable to Associated or by which its property is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Associated is a party or by which Associated or any of its properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Associated and its subsidiaries, taken as a whole.

     SECTION 3.07.  Securities Reports; Financial Statements.

                (a) As of the date of this Agreement, Associated has delivered to the Company in the form filed with the SEC (x)(i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1991, 1992, 1993 and 1994, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994, and September 30, 1994,
         (iii) all definitive proxy statements relating to Associated's meetings of shareholders (whether annual or special) held since December 31, 1990, (iv) all Reports on Form 8-K filed by Associated with the SEC since December 31, 1990, (v) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause
         (ii) above and registration statements on Form S-8 filed by Associated with the SEC since December 31, 1990) and (vi) all amendments and supplements to all such reports and registration statements filed by Associated with the SEC since December 31, 1990 (collectively, the "Associated SEC Reports"). The Associated SEC Reports, including all Associated SEC Reports filed after the date of this Agreement, (y)(i) were or will be prepared in accordance with the requirements of applicable law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Associated SEC Reports, including any Associated SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Associated and its subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                (c) Except as and to the extent set forth on the consolidated balance sheet of Associated and its subsidiaries as of December 31, 1994, including all notes thereto (the "Associated Balance Sheet"), neither Associated nor its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except (i) for liabilities or obligations incurred in the ordinary course of business since December 31, 1994 that would not, individually or in the aggregate, have a Material Adverse Effect on Associated and its subsidiaries, taken as a whole, or
         (ii) as otherwise reflected in the reports referred to in clause
         (x)(ii) of Section 3.07(a) hereof.

     SECTION 3.08. Absence of Certain Changes or Events. Except as disclosed in the Associated SEC Reports filed prior to the date of this Agreement, since December 31, 1994 to the date of this Agreement, Associated and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1994, there has not been (i) any change in the financial condition, results of operations or business of Associated or its subsidiaries having a Material Adverse Effect on Associated and its subsidiaries, taken as a whole, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Associated or its subsidiaries having a Material Adverse Effect on Associated or its subsidiaries, taken as a whole, (iii) any change by Associated in its accounting methods, principles or practices, (iv) any revaluation by Associated of any of its material assets in any material respect, or (v) to the date of this Agreement, any entry by Associated or any of its subsidiaries into any commitment or transactions material to Associated and its subsidiaries taken as a whole.

     SECTION 3.09.  Absence of Litigation.  Except as disclosed in Section
3.09 of the Associated Disclosure Schedule and in the Associated SEC Reports filed prior to the date of this Agreement, there is no claim, action, suit, litigation, proceeding, arbitration, investigation, or controversy of any kind affecting Associated or any of Associated's subsidiaries pending or, to the best knowledge of Associated, after due inquiry, threatened, except for matters which individually seek damages not in excess of $100,000 and which otherwise will not have, and cannot reasonably be expected to have, a Material Adverse Effect on Associated and its subsidiaries taken as a whole, and there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance examination report to Associated or any of Associated's subsidiaries as a result of an examination by any bank regulatory authority.

     SECTION 3.10. Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Associated for inclusion in (a) the Registration Statement (as defined in Section 6.01) (b) the Proxy Statement/Prospectus (as defined in Section 6.01), or (c) any other document to be filed with the SEC or other regulatory authority in connection with the transactions contemplated hereby, at the respective time such documents are filed and, in the case of the Registration Statement, when it becomes effective and at the Effective Time, and with respect to the Proxy Statement/Prospectus, when mailed, shall be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. In the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, none of such information at the time of the Meeting (as provided for in Section 6.02) shall be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents filed with the SEC or other regulatory authority by Associated Illinois and Associated in connection with the Merger shall comply as to form in all material respects with the provisions of applicable law.

     SECTION 3.11. Title to Property. Associated and each of its subsidiaries have good and defensible title to all of their properties and assets, real and personal, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on Associated and its subsidiaries, taken as a whole; and all leases pursuant to which Associated or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Associated or such subsidiary has not taken adequate steps to prevent such a default from occurring). Substantially all of Associated's and each of Associated's subsidiaries' buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     SECTION 3.12. Absence of Agreements. Neither Associated Illinois nor Associated is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of Associated Illinois or Associated to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or any method by which, Associated may carry on its business (other than as may be required by Law or applicable regulatory authorities)), or in any manner relates to its capital adequacy, its credit policies or its management, except for those the existence of which has been disclosed to the Company prior to the date of this Agreement, nor has Associated been advised that any federal, state or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as may be disclosed by Associated in Section 3.12 of the Associated Disclosure Schedule.

     SECTION 3.13. Taxes. Associated and its subsidiaries have timely filed all Tax Returns required to be filed by them, and Associated and its subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which Associated is maintaining reserves adequate for their payment. To the best knowledge of Associated, after due inquiry, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Section 3.13, references to Associated and its subsidiaries include former subsidiaries of Associated for the periods during which any such corporations were owned, directly or indirectly, by Associated. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits or administrative proceedings, court proceedings or otherwise, or, to the best of Associated's knowledge, after due inquiry, threatening to assert against Associated or any of its subsidiaries any deficiency or claim for additional Taxes. Neither Associated nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no tax liens on any assets of Associated or any of its subsidiaries. Neither Associated nor any of its subsidiaries has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect on Associated or its subsidiaries, taken as a whole, after the Effective Time. The accruals and reserves for taxes reflected in the Associated Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. No agreements relating to allocating or sharing of Taxes exist among Associated and its subsidiaries and no tax indemnities given by Associated or its subsidiaries in connection with a sale of stock or assets remain in effect. Neither Associated nor any of its subsidiaries is required to include in income either (i) any amount in respect of any adjustment under Section 481 of the Code, or (ii) any installment sale gain. Neither Associated nor any of its subsidiaries has made an election under Section 341(f) of the Code.

     SECTION 3.14.  Environmental Matters.

                (a) Associated represents and warrants that, to the best of Associated's knowledge, after due inquiry: (i) Hazardous Materials have not been stored, released or disposed of on or from Associated's Property (as defined below) or, to the best knowledge of Associated, after due inquiry, any property adjoining Associated's Property; (ii) Environmental Permits have been obtained and are in effect for the operations conducted at Associated's Property; (iii) Associated and its subsidiaries are in compliance in all material respects with the requirements of all of their Environmental Permits; and (iv) there are no circumstances with respect to any Associated Property that could reasonably be anticipated (A) to form the basis of an Environmental Claim against Associated and its subsidiaries or Associated's Property that individually or in the aggregate could have a Material Adverse Effect on Associated and its subsidiaries, taken as a whole, or (B) to cause Associated's Property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

                (b) As used herein "Associated's Property" means any real property and improvements currently owned, leased, used, operated or occupied by Associated or any of its subsidiaries, including properties acquired by foreclosure or held or operated in a fiduciary or managerial capacity.

     SECTION 3.15. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Associated.

     SECTION 3.16. Accounting and Tax Matters. To the best knowledge of Associated, after due inquiry, neither Associated nor any of its affiliates has through the date of this

Agreement taken or agreed to take any action that would prevent Associated from accounting for the business combinations to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

     SECTION 3.17. Employee Benefits. None of the "employee benefit plans" within the meaning of Section 3(3) of ERISA, for the benefit of employees of Associated and each of its subsidiaries (the "Associated Plans") is a "multiemployer plan" as defined in Section 3(37) of ERISA. All Associated Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes, orders or governmental rules or regulations currently in effect with respect thereto, and Associated has performed all material obligations required to be performed by it under, and is not in any material respect in default under or in violation of, any of the Associated Plans. Each Associated Plan intended to be qualified under Section 401(a) of the Code has heretofore been determined by the IRS to so qualify, and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code and, to the knowledge of Associated, after due inquiry, nothing has occurred since the date of the most recent determination that would be reasonably likely to cause any such Associated Plan or trust to fail to qualify under Section 401(a) or 501(a) of the Code. Associated has not incurred any material liability to the Pension Benefit Guaranty Corporation or any material "withdrawal liability" within the meaning of Section 4201 of ERISA.

     SECTION 3.18. Full Disclosure. No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of Associated to the Company, in or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it has made, in order to make the statements herein or therein not misleading.


                                   ARTICLE IV

                            COVENANTS OF THE COMPANY


     SECTION 4.01. Affirmative Covenants. The Company hereby covenants and agrees with Associated that prior to the Effective Time, unless the prior written consent of Associated shall have been obtained (which consent shall not be unreasonably withheld or delayed) and except as otherwise contemplated herein, it will and it will cause each Subsidiary to:

                (a) operate its business only in the usual, regular and ordinary course consistent with past practices;

          (b) use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with customers;

          (c) use reasonable efforts to maintain and keep its properties in as good repair and condition as at present, ordinary wear and tear excepted;

          (d) use reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it;

          (e) perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

          (f) comply with and perform in all material respects all obligations and duties imposed upon it by all applicable laws; and

          (g) obtain an independent audit of its financial statements for the year ended December 31, 1994.

    SECTION 4.02. Negative Covenants. Except as specifically contemplated by this Agreement, from the date of this Agreement until the Effective Time, the Company shall not do, or permit any of its Subsidiaries to do, without the prior written consent of Associated (which consent shall not be unreasonably withheld or delayed), any of the following:

          (a) (i) grant any general increase in compensation to its employees as a class, or to its officers or directors, except in accordance with past practice or as required by Law or increases which are not material,
    (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) which would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any Plan or make any adjustments pursuant to any Plan, or (iv) except as set forth in the Company Disclosure Schedule at Section 4.02(a), enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers, other than as is consistent with the normal severance policies of the Company and its Subsidiaries in effect on the date of this Agreement;

          (b) declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock;

          (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation or bank, permit any other corporation or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any assets or stock of any corporation, bank or other business; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice, including, without limitation, except as set forth in the Company Disclosure Schedule at Section 4.02(c), certain real estate owned by Realty; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (d) except as set forth in the Company Disclosure Schedule at Section 4.02(d), issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or any rights, warrants or options to acquire, any such shares;

          (e) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any Subsidiary to take any such action, and the Company shall promptly notify Associated orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters; provided, however, that nothing contained in this subsection
    (e) shall prohibit the Board of Directors of the Company from (1) taking any such action or permitting any of its representatives to take any such action if (i) the Board of Directors of the Company is required to take such action to comply with its fiduciary duties to shareholders imposed by law and such Board of Directors receives an opinion of counsel confirming such requirement prior to taking or permitting the action and (ii) prior to furnishing any information to any person, the Company receives from the person an executed confidentiality agreement in reasonably customary form or (2) complying with Rules 14d-2 and 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company or any Subsidiary: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) except as set forth in the Company Disclosure Schedule at Section 4.02(e), any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent or more of assets in a single transaction or series of transactions, excluding from the calculation of the percentage hereunder any such transactions undertaken in the ordinary course of business and consistent with past practice; (iii) any sale of ten percent or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock); (iv) any tender offer or exchange offer for ten percent or more of outstanding shares of capital stock; (v) any solicitation of proxies in opposition to approval by the Company's shareholders of the Merger; (vi) the filing of an acquisition application (or the giving of acquisition notice) whether in draft or final form under the BHCA or the Change in Bank Control Act with respect to the Company or the Bank; (vii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock; or (viii) any public announcement of a proposal, plan or intention to do any of the foregoing);

          (f) propose or adopt any amendments to the corporate charter or by-laws in any way materially adverse to Associated;

          (g) except in their fiduciary capacities for the account of customers, purchase any shares of Associated Common Stock;

          (h) change any of its methods of accounting in effect at December 31, 1994, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1994, except as may be required by law or generally accepted accounting principles;

          (i) change any lending, investment, liability management or other material policies concerning the business or operations of the Company or any Subsidiary in any material respect; organize any new subsidiaries or enter into any new non-banking line of business whether or not permissible under applicable Federal or state law, or make any material changes in its operations;

          (j) (i) incur or assume any material obligation or liability, including without limitation any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument and whether or not being incurred to reduce other existing liabilities, or make any loan (not including any loan renewal of a loan not then classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company, the Bank or banking regulators) or investment (including U.S. Treasury Securities) in an amount greater than $100,000.00, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingent or otherwise) for the obligations of any other person or entity;

    (iii) mortgage, license, pledge or grant a security interest in any of its material assets or allow to exist any material lien thereon; except (A) for liabilities and obligations (including corporate debt issuances) incurred in the ordinary course of business consistent with past practices and in amounts not material to the Company and its Subsidiaries taken as a whole; and (B) as may be required under existing agreements to which the Company or any Subsidiary is a party; (iv) acquire a material amount of assets or securities; (vi) pay, discharge, or satisfy any debts or claims not in the ordinary course of business and consistent with past practices and in no event with a value in excess of $20,000.00 individually; (vii) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $25,000.00 or in any manner which would restrict in any material respect the operations or business of the Company or its Subsidiaries; (viii) purchase any financial product or instrument which involves entering into a contract with a term of six months or longer, or (ix) take any action or fail to take any action which individually or in the aggregate can be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole;

          (k) take any action which is or is reasonably likely to (i) adversely effect the ability of Associated or Associated Illinois to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect the Company's ability to perform its covenants and agreements under this Agreement; or
    (iii) result in any of the conditions to the Merger set forth in Article VII not being satisfied; or

          (l) agree in writing or otherwise to do any of the foregoing.

    SECTION 4.03. Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Associated "cold comfort" letters of McGladrey & Pullen LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Associated, in form and substance substantially similar to that attached hereto as Annex C and reasonably satisfactory to Associated.

    SECTION 4.04.  Access and Information.

          (a) Upon reasonable notice, and without unreasonable disruption to the business carried on by the Company or its Subsidiaries, the Company shall (and shall cause its Subsidiaries to) afford to Associated's officers, employees, accountants, legal counsel and other representatives access, during normal business hours, to all its properties, books, contracts, commitments and records. Prior to the Effective Time, the Company shall (and shall cause each Subsidiary to) furnish promptly to Associated (i) a copy of each the Company Report filed by it (to the extent permitted by Law) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHCA, any other federal or state banking laws or any other applicable laws promptly after such documents are available, (ii) the quarterly unaudited consolidated financial statements of the Company and monthly unaudited financial statements of the Bank; (iii) the audited consolidated financial statements of the Company and the Bank for the year ended December 31, 1994; (iv) a summary of any action taken by the Board of Directors, or any committee thereof, of the Company and its Subsidiaries; and (v) all other information concerning the business, properties and personnel of the Company or its Subsidiaries as Associated may reasonably request.

          (b) Any information provided to Associated by the Company or its Subsidiaries, whether prior to or subsequent to the date of this Agreement, shall be kept confidential by the representatives of Associated (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that (i) it was already known to such representatives when received, (ii) it hereafter becomes lawfully obtainable from other sources, or (iii) it is required to be disclosed by Associated in any document required to be filed with any government agency. Upon any termination of this Agreement pursuant to
    Section 8 hereof, Associated agrees to promptly return all information and documents that it has obtained from the Company in connection herewith.

    SECTION 4.05.  Affiliates; Accounting and Tax Treatment.   Within thirty
(30) days after the date of this Agreement, (a) the Company shall deliver to Associated a letter identifying all persons who are then "affiliates" of the Company, including, without limitation, all directors and executive officers of the Company for purposes of Rule 145 promulgated under the Securities Act and
(b) the Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and required to cause the Merger to qualify for pooling-of-interests accounting treatment, and shall use reasonable efforts to obtain from each person identified in such letter a written agreement, substantially in the form attached hereto as Exhibit 4.05. The Company shall use reasonable efforts to obtain from any person who becomes an affiliate of the Company after the Company's delivery of the letter referred to above, and on or prior to the Effective Time, a written agreement substantially in the form attached hereto as Exhibit 4.05 as soon as practicable after attaining such status. The Company will use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment and as a reorganization under Section 368(a)(1)(A) of the Code.

    SECTION 4.06.  Expenses.

          (a) Except as provided in Section 8.02(b), below, all Expenses (as described below) incurred by Associated and the Company shall be borne solely and entirely by the party which has incurred the same, except that the parties shall share equally in the expense of printing or reproducing for filing the Registration Statement and the Proxy

    Statement/Prospectus and all SEC and states securities filing fees incurred in connection herewith.

          (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

    SECTION 4.07. Delivery of Shareholder List. The Company shall arrange to have its transfer agent deliver to Associated or its designee, immediately prior to the Effective Time, a true and complete list setting forth the names and addresses of the shareholders of the Company and the Bank, their holdings of stock as of the latest practicable date, and such other shareholder information as Associated may reasonably request.

    SECTION 4.08.  Environmental Matters.

          (a) The Company previously engaged the environmental consulting firm of Chicago Environmental Survey to conduct a preliminary ("Phase I") environmental assessment of customary scope of that certain real property together with all improvements thereon owned by Realty commonly known as 5310-30 North Milwaukee Avenue and 5259 Northwest Highway, Chicago, Illinois ("Realty Property"). Based on such Phase I assessments, the parties have agreed to obtain from one or more mutually acceptable consultants or contractors, as appropriate, recommendations as to any further environmental investigation, sampling, analysis, remediation, or other follow-up work that may be necessary to address those conditions existing on Realty's Property in a manner sufficient to obtain a "no further action letter" or similar letter from state environmental authorities and estimates of the cost thereof. The parties will agree to any investigation of Company Property not owned by Realty.

          (b) Upon receipt of the estimates of the costs of all follow-up work to the Phase I assessments or any subsequent investigation phases that may be conducted and any investigation of Company Property not owned by Realty, the parties shall attempt to agree upon a course of action for further investigation and remediation of any environmental condition suspected, found to exist, or that would tend to be indicated by the report of the consultant. All work plans for any post-Phase I assessments or remediation, and any removal or remediation actions that may be performed, shall be mutually satisfactory to the Company and Associated, except that (i) Associated shall be entitled to cause to be performed such "Phase II" assessments as Associated shall reasonably request, in each case having a scope reasonable under the circumstances, taking into account among other things the recommendations set forth in the Phase I assessments and (ii) the parties shall share equally the costs of any measures taken under this Section 4.08. The Company and Associated shall thereafter cooperate in the review, approval, and implementation of all work plans. If the work plans or removal or remediation actions with respect to all of the Company's Property would entail an aggregate cost to complete that would be reasonably likely to exceed $250,000 in the aggregate, the Company and Associated shall discuss a mutually acceptable modification to this Agreement under the standards of fair dealing and objective good faith.

          (c) If (i) the parties are unable to agree upon a course of action for further investigation and remediation of all environmental conditions and/or issues raised by environmental assessments with respect to all of Company's Property and/or a mutually acceptable modification of this Agreement within 45 days following the date of this Agreement and (ii) the conditions and/or issues are not such that it can be determined to a reasonable degree of certainty within such 45-day period, based upon information then available to the Company and Associated, that the risk and expense to which Associated and its subsidiaries would be subject as the owner and/or operator of the Company's Property involved can be quantified and limited to an amount that would not be reasonably likely to exceed $250,000 in the aggregate (including costs incurred prior to the Effective Time), then Associated may terminate this Agreement pursuant to
    Section 8.01(a)(vii).

          (d) The specified time limitations on the rights of Associated under this Section 4.08 and under Section 8.01(a)(vii) shall be conditioned upon the prompt and full cooperation of the Company and its representatives in connection with the matters herein involving the choice of mutually acceptable environmental consultants or contractors.

          (e) During the period prior to the Effective Time, the Company shall cause each of its Subsidiaries that proposes to acquire ownership or possession of any real property, through foreclosure or repossession or otherwise, to conduct a Phase I environmental assessment of such real property and any further environmental investigation, sampling or analysis reasonably required to ensure that such Subsidiary shall not acquire ownership or possession of any real property that is reasonably likely to cause the Subsidiary to be subject to or incur any liabilities, damages, penalties or removal, remediation or other costs as a result of its ownership or control of the property that will exceed the value of the property.

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

                                   ARTICLE V

                            COVENANTS OF ASSOCIATED

    SECTION 5.01. Affirmative Covenants. Associated hereby covenants and agrees with the Company that prior to the effective Time, unless the prior written consent of the Company shall have been obtained, and except as otherwise contemplated herein it will:

          (a) maintain its and Associated Illinois' corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in Associated's financial statements applied on consistent basis;

          (b) conduct its and Associated Illinois' business in a manner that does not violate any law, except for possible violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Associated and its subsidiaries, taken as a whole; and

          (c) will, to the best of its ability and in all material respects,
    (i) comply with applicable Blue Sky Laws and regulations, the Securities Act, and the Exchange Act, and (ii) remain qualified under the Exchange Act and the rules and regulations thereunder.

    SECTION 5.02. Negative Covenants. Except as specifically contemplated by this Agreement, from the date hereof until the Effective Time, Associated shall not do, or agree or commit to do, or permit any of its subsidiaries to do, without the prior written consent of the Company (which shall not be unreasonably withheld or delayed) any of the following:

          (a) propose or adopt any amendments to its Articles of Incorporation or By-Laws in any way materially adverse to the Company;

          (b) take action which would or is reasonably likely to (i) adversely affect the ability of either of Associated or the Company to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect Associated's ability to perform its covenants and agreements under this Agreement; or
    (iii) result in any of the conditions to the Merger set forth in Article VII not being satisfied; or

          (c) agree in writing or otherwise to do any of the foregoing.

    SECTION 5.03.  Access and Information.

          (a) After the date of this Agreement and prior to the Effective Time, upon reasonable notice, Associated shall (and shall cause each of its subsidiaries to) furnish promptly to the Company (i) a copy of each Associated SEC Report filed by it or received by it (to the extent permitted by law) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHCA, any other federal or state banking laws or any other applicable laws promptly after such documents are available and (ii) all other information concerning the business, properties and personnel of Associated or its subsidiaries as the Company may reasonably request.

          (b) Any information provided to the Company by Associated whether prior to or subsequent to the date of this Agreement shall be kept confidential by the representatives of the Company (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that (i) it was already known to such representatives when received, (ii) it hereafter becomes lawfully obtainable from other sources, or (iii) it is required to be disclosed by the Company in any document required to be filed with the Company or any government authority or agency.

    SECTION 5.04. Accounting and Tax Treatment. Associated will use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment and as a reorganization under Section 368(a)(1)(A) of the Code.

    SECTION 5.05. Eligibility for Dividend. Associated agrees to use reasonable efforts to take all steps necessary to consummate the Merger on or before the close of business on the date the Board of Directors of Associated determines to be the record date for purposes of establishing those shareholders eligible to receive the dividend to be declared and paid by Associated in the third calendar quarter of 1995; the intent of this provision being that the Merger will be consummated prior to such date thereby entitling the holders of shares of the Company's Common Stock to receive such Associated dividend.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

    SECTION 6.01. Registration Statement. Associated shall use its best efforts to promptly prepare and file a registration statement on Form S-4 (the registration statement together with the amendments thereto are defined as the "Registration Statement" and the prospectus and proxy materials contained therein are defined as the "Proxy Statement/Prospectus") with the SEC covering the Associated Common Stock to be issued in the Merger (subject to the immediately following sentence), with a view toward permitting the Registration Statement to become effective as soon as reasonably practicable. Associated does not undertake to file post-effective amendments to Form S-4 or to file a separate registration statement to register the sale of Associated Common Stock by affiliates of the Company pursuant to Rule 145 promulgated under the Securities Act. The Company will furnish to Associated all information concerning the Company and its Subsidiaries required to be set forth in the Registration Statement and Associated will provide the Company and its counsel and accountants the opportunity to review and approve such information as set forth in the Registration Statement and Proxy Statement/Prospectus. Associated and the Company will each render to the other its full cooperation in preparing, filing, prosecuting the filing of, and amending the Registration Statement such that it comports at all times with the requirements of the Securities Act and the Exchange Act. Specifically, but without limitation, each will promptly advise the other if at any time before the Effective Time any information provided by it for inclusion in the Registration Statement appear to have been, or shall have become, incorrect or incomplete and will furnish the information necessary to correct such misstatements or omissions. As promptly as practicable after the effective date of the Registration Statement, the Company will mail to its shareholders (a) the Proxy Statement/Prospectus and (b) as promptly as practicable after approval thereof by Associated, such other supplementary proxy materials as may be necessary to make the Proxy Statement/Prospectus comply with the requirements of the Securities Act and the Exchange Act. Except as provided above and except with the prior written consent of Associated, the Company will not mail or otherwise furnish or publish to shareholders of the Company any proxy solicitation material or other material relating to the Merger that constitutes a "prospectus" within the meaning of the Securities Act. Associated shall also take any action required to be taken under any applicable Blue Sky Laws in connection with the issuance of the shares of Associated Common Stock to be issued as set forth in this Agreement and the Company shall furnish all information concerning the Company, its Subsidiaries and the holders of the Company's Common Stock and other assistance as Associated may reasonably request in connection with such action.

    SECTION 6.02. Meeting of Shareholders. The Company and its officers and directors shall: cause the Company's shareholders Meeting to be duly called and held as soon as practicable to consider and vote upon the Merger and any related matters in accordance with the applicable provisions of applicable law. Subject to the applicable fiduciary duties of directors of the Company, as determined by such directors after consultation with independent legal counsel, the Company shall use its best efforts to solicit from shareholders of the Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by Illinois Law to approve the Merger.

    SECTION 6.03. Appropriate Action; Consents; Filings. Subject to the terms and conditions hereof, the Company and Associated shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby and thereby, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) any applicable federal or state banking laws and
(C) any other applicable law; provided that Associated and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Associated shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement/Prospectus and the Registration statement) in connection with the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

    SECTION 6.04. Notification of Certain Matters. The Company shall give prompt notice to Associated, and Associated shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company or Associated, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 6.05. Public Announcements. Associated and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation and with mutual consent of both parties, except as may be required by law or any listing agreement with the National Association of Securities Dealers.

    SECTION 6.06.  Inducement Fee.

          (a) Provided that Associated has not breached in any material respect its obligations under this Agreement, as a condition and inducement to Associated's willingness to enter into and perform this Agreement, the Company shall pay Associated a fee of $1,250,000 (the "Inducement Fee") subject to Section 6.06(b) within five (5) business days subsequent to the following:

              (i) (A) the Board of Directors of the Company (1) shall have withdrawn, modified or amended in any respect its approval or recommendation of this Agreement or the transactions contemplated thereby, or
          (2) shall not at the appropriate time have recommended or shall have withdrawn, modified or amended in any respect its recommendation that its shareholders vote in favor of this Agreement, or (3) shall not have included such recommendation in the Proxy Statement/Prospectus, or (B) the Board of Directors of the Company shall have resolved to do any of the foregoing;

              (ii) if prior to termination of this Agreement a proposal for a Competing Transaction (as defined in Section 4.02(e) hereof) other than one involving Associated, is accepted, approved or not rejected by the Board of Directors of the Company, or the Board of Directors expresses no opinion and is remaining neutral toward a Competing Transaction, regardless of whether it is consummated;

              (iii) termination of this Agreement following a wilful and material breach thereof by the Company; or

              (iv) termination of this Agreement as a result of the failure of the Company's shareholders to approve the Merger at the Meeting.

          (b) The Inducement Fee shall be reduced dollar for dollar by the sum of (i) the aggregate amount of any consideration paid to Associated (including any successor-in-interest, subsidiary, affiliate and permitted transferee) (singularly or collectively, the "Holder") as consideration for the Option Shares or the Option (as those terms are defined in the Stock Option Agreement) from any Person (as defined in the Stock Option Agreement), including the Company (whether in a single transaction or any number of transactions) less the Purchase Price (as defined in the Stock Option Agreement) actually paid by the Holder and (ii) by Expenses paid to Associated pursuant to Section 8.02(b). Notwithstanding the foregoing, in the event that Associated does not exercise the Option within five (5) business days following such time as the Inducement Fee becomes payable pursuant to Section 6.06(a), the Option Shares or the Option (including without limitation, any payments in the form of the Termination Fee or Repurchase Fee) (as those terms are defined in the Stock Option Agreement) shall be deemed in such event to have a value equal to $108,000 (the "Stock Option Consideration") (regardless of the actual amount of potential or realized consideration under the Stock Option Agreement) and the Inducement Fee as reduced by Expenses and by the Stock Option Consideration shall be due and payable pursuant to Section 6.06(a). The Stock Option Consideration shall be payable pursuant to the provisions of the Stock Option Agreement at such times as provided therein. The Inducement Fee shall be payable in immediately available funds and shall be considered liquidated damages.

          (c) It is the intention of the parties that the Inducement Fee be reduced for Expenses and any consideration payable pursuant to the Stock Option Agreement (as Stock Option Consideration, Termination Fee, Repurchase Fee or otherwise) whether Associated exercises the Option prior to or subsequent to the date the Inducement Fee is required to be paid, although payment of any consideration under the Stock Option Agreement shall be pursuant to the provisions of the Stock Option Agreement. Upon payment of consideration under the Stock Option Agreement, such agreement shall terminate pursuant to its provisions.

    SECTION 6.07.  Directors' and Officers' Indemnification and Insurance.

          (a) By virtue of the occurrence of the Merger, Associated shall from and after the Effective Time succeed to the Company's obligations with respect to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Company and its Subsidiaries as provided in the Articles of Incorporation, Articles of Association, By-Laws, or indemnification agreements of the Company or its Subsidiaries with respect to matters occurring prior to the Effective Time. Section 6.07 of the Company Disclosure Schedule contains a complete list of all indemnification arrangements to which the Company or its Subsidiaries is a party to on the date of this Agreement. The Company agrees not to amend or enter into new arrangements or agreements from and after the date hereof.

          (b) From and after the Effective Time, Associated agrees to use its best efforts to maintain an insurance policy for directors' and officers' liabilities for all present and former directors and officers of the Company covered by the Company's current insurance policies on the date of this Agreement; provided, however, that Associated's obligation under this subsection (b) shall be completely satisfied at such time as Associated shall have satisfied either of the following conditions: (i) Associated shall have maintained an insurance policy in accordance with the subsection (b) for a period of five (5) years from and after the Effective Time or (ii) Associated shall have incurred costs to maintain insurance in accordance with this subsection equal to or exceeding $100,000.

          (c) The provisions of this Section 6.07 are intended to be for the benefit of, and shall be enforceable by, each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (the "Indemnified Parties") and his or her heirs and estate representatives. In the event Associated Illinois, as the surviving corporation in the Merger, or any of its respective successors or assigns
    (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties or assets to any person, then in each such case, proper provisions shall be made so that the successors and assigns of Associated shall assume the obligations of Associated under this Section 6.07.

          (d) Associated, Associated Illinois and the Board of Directors of the Bank after the Effective Time, agree that, unless required by the Bank's regulator and subject to applicable fiduciary duties of the directors of Associated and the Bank and applicable laws and regulations, they will not initiate or join in any claim, action, suit, proceeding or investigation, whether formal or informal and whether civil, administrative or criminal, including, without limitation, in which any of the Indemnified Parties is, or is threatened to be, made a party or witness, based in whole or in part on, or arising out of, or pertaining to, the management or operation of the Company or its subsidiaries prior to the Effective Time.

    SECTION 6.08. Special Reimbursement Related to Realty Property. In the event the Merger does not occur and this Agreement is thereafter terminated by
(i) Associated for reasons other than pursuant to Section 8.01(a)(ii); or (ii) by the Company and provided the Inducement Fee pursuant to Section 6.06 has not become due and payable, then Associated agrees to reimburse the Company in an amount equal to the positive difference between (a) the interest on the acquisition financing, real estate taxes, insurance and such other reasonable out-of-pocket expenses actually incurred and payable by the Company or Realty in respect of Realty's Property and (b) the rent and other fees received by the Company or Realty in respect of the Realty Property, in each case for the period commencing as of the date of this Agreement and continuing until the date of the termination of this Agreement. Associated shall promptly pay amounts required to be paid pursuant to this Section 6.08 upon the Company's presentation to Associated of evidence reasonably satisfactory to Associated of the amounts required to be so paid hereunder.

    SECTION 6.09. Board of Directors. The parties agree that the Board of Directors of the Bank immediately prior to the Effective Time shall remain the Board of Directors of the Bank following the Effective Time until their successors shall have been duly elected and qualified. The Board of Directors of the Bank (or Associated Illinois, as the sole shareholder of the Bank) shall promptly take all necessary action to elect two individuals nominated by Associated Illinois to the Board of Directors of the Bank subsequent to the Effective Time.

    SECTION 6.10. Employee Benefit Matters. On or before the Effective Time, the Company and Associated shall enter into a letter agreement setting forth certain agreements with respect to certain key officers of the Company and certain employee benefit matters.

                                  ARTICLE VII

                              CONDITIONS OF MERGER

    SECTION 7.01.  Conditions to Obligation of Each Party to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of Associated or the Company, threatened by the SEC. Associated shall have received all other federal or state securities permits and other authorizations necessary to issue Associated Common Stock in exchange for the Company Common Stock and to consummate the Merger.

          (b) Shareholder Approvals. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company.

          (c) Regulatory Approvals. The Merger shall have been approved by the Federal Reserve Board, which approval shall not contain any condition which is not reasonably satisfactory to Associated or the Company, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired.

          (d) No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

          (e) Buy-Sell Consent. On or before April 15, 1995, the shareholders of the Company shall have taken all necessary action waiving any right of redemption by the Company or right of shareholders to purchase shares in the Company arising out of the transactions contemplated by this Agreement as may otherwise arise under that certain Buy-Sell Agreement dated as of April 25, 1983 by and among the shareholders of the Company and the Company, as amended by Amendment No. 1 thereto dated as of January 20, 1993 (the "Buy-Sell Agreement"). Nothing contained therein or contemplated by this Agreement shall be deemed to create any right of shareholders of the Company to purchase shares of the Company under the Buy-Sell Agreement.

    SECTION 7.02.  Additional Conditions to Obligations of Associated.   The
obligations of Associated to effect the Merger are also subject to the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Company and its Subsidiaries contained in this Agreement shall be complete and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the Effective Time as though made at the Effective Time with the same force and effect as if made on and as of the Effective Time. Associated shall have received a certificate of the Chief Executive Officer of the Company to that effect.

          (b) Agreements and Covenants. The Company and its Subsidiaries shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company.

          (d) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by any government agency or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Company Common Stock into Associated Common Stock pursuant to the Merger, or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Associated or its subsidiaries of all or any portion of the business or assets of the Company or any of its Subsidiaries, which in either case is reasonably likely to have a Material Adverse Effect on either the Company and its Subsidiaries, taken as a whole, or Associated and its subsidiaries, taken as a whole.

          (e) Opinion of Counsel. Associated shall have received from Vedder, Price, Kaufman & Kammholz ("Vedder, Price") or other independent counsel for the Company reasonably satisfactory to Associated, an opinion dated the Effective Time, in form and substance reasonably satisfactory to Associated, covering the matters set forth in Annex A hereto, which opinion shall be based on such assumptions and containing such qualifications and limitations as are appropriate and reasonably satisfactory to Associated.

          (f) Tax Opinion. An opinion of Vedder, Price, special counsel, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Associated, Associated Illinois and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement/Prospectus is first mailed to shareholders of the Company, shall have been delivered and shall not have been withdrawn or modified in any material respect, which opinion shall be based on such assumptions and representations and contain such qualifications and limitations as appropriate. Vedder, Price shall deliver such supplemental tax opinions as Associated shall reasonably request.

          (g) Accountant Letters. Associated shall have received from the Company a copy of the letters of McGladrey & Pullen LLP dated (i) the date of the mailing of the Proxy Statement/Prospectus and (ii) the Effective Time, in standard industry form with respect to transactions of this nature and otherwise in form and substance satisfactory to Associated with respect to the Company's financial condition.

          (h) Pooling Opinions. Associated shall have received an opinion from KPMG Peat Marwick LLP to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

          (i) Affiliate Agreements. Associated shall have received from each person who is identified in the affiliate letter as an "affiliate" of the Company a signed affiliate agreement in the form attached hereto as
    Exhibit 4.05.

          (j) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state governmental entity which, in connection with the grant of any regulatory approval, imposes any condition or restriction upon the Company or Associated or their respective subsidiaries (or the Surviving Corporation or its subsidiaries after the Effective Time), including, without limitation, any requirement to raise additional capital, which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (k) Fractional Shares; Dissenters. The aggregate of (i) the fractional share interests in Associated Common Stock to be paid in cash pursuant to Section 1.07 of this Agreement and (ii) the shares of Associated Common Stock that would be issuable by virtue of the Merger with respect to shares of the Company's Common Stock outstanding on the record date for the meeting of the Company's shareholders to consider the Merger that will not be converted into Associated Common Stock due, directly or indirectly, to the exercise of dissenters' rights, if available under Illinois Law, shall not be more than

    10% of the maximum aggregate number of shares of Associated Common Stock which could be issued as a result of the Merger.

          (l) Stock Option Agreement. Concurrently with the execution and delivery of this Agreement, Associated and the Company shall have executed and delivered the Stock Option Agreement in the form attached hereto as Annex D.

    SECTION 7.03. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Associated and Associated Illinois contained in this Agreement shall be complete and correct in all material respects (except that where any statement in a representation or warranty expressly includes a statement of materiality, such statement shall be true and correct in all respects) as of the Effective Time as though made on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time. The Company shall have received a certificate of the President of Associated to that effect.

          (b) Agreements and Covenants. Associated shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by Associated for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Associated.

          (d) Opinion of Counsel. The Company shall have received from Saitlin, Patzik, Frank & Samotny Ltd. or other independent counsel for Associated reasonably satisfactory to the Company, an opinion dated the Effective Time, in form and substance reasonably satisfactory to the Company, covering the matters set forth in Annex B, which opinions shall be based on such assumptions and contain such qualifications and limitations as are appropriate and reasonably satisfactory to the Company.

          (e) Tax Opinion. An opinion of Vedder, Price to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Associated, Associated Illinois and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement/Prospectus is first mailed to shareholders of the Company, shall have been delivered and shall not have been withdrawn or modified in any material respect, which opinion shall be based on such assumptions and representations and contain such qualifications and limitations as appropriate.

          (f) Fairness Opinion. Within fifteen (15) days of the execution and delivery of this Agreement, the Company shall have received an opinion from Baird or another nationally recognized investment firm to the effect that, in the opinion of such firm, the Exchange Ratio is fair from a financial point of view to the shareholders of the Company and such opinion shall not have been withdrawn or modified in any material respect prior to the date of the mailing of the Proxy Statement/Prospectus (the "Fairness Opinion"). A copy of the Fairness Opinion will be delivered to Associated for inclusion in the Proxy Statement/Prospectus.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.01.  Termination.

          (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company:

              (i)    by mutual written consent of Associated and the Company;

              (ii) by the Company or Associated (A) if there has been a breach in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have been breached in any respect) of any representation, warranty, covenant or agreement on the part of the Company, on the one hand, or Associated, on the other hand, respectively, set forth in this Agreement, or (B) if any representation or warranty of the Company, on the one hand, or Associated, on the other hand, respectively, shall be discovered to have become untrue in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have become untrue in any respect), in either case which breach or other condition has not been cured within 10 business days following receipt by the nonterminating party of notice of such breach or other condition; provided, however, this Agreement may not be terminated pursuant to this clause (ii) by the breaching party or party making any representation or warranty which shall have become untrue in any material respect;

              (iii) by either Associated or the Company if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable;

              (iv) by either Associated or the Company if the Merger shall not have been consummated before November 30, 1995, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement;

              (v) by either Associated or the Company if the Federal Reserve Board or the Illinois Commissioner has denied approval of the Merger and neither Associated nor the Company has, within thirty (30) days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law; provided, however, that in no event will the term of this Agreement extend beyond November 30, 1995 if the Merger has not been consummated by such date;

              (vi) by the Company, if all the following conditions are satisfied:

                   (A) the average of the daily closing prices of a share of
                       Associated Common Stock as quoted on the NASDAQ National Market during the Ten-Day Calculation Period as defined below (the "Associated Average Price") is less than $33.00; and

                   (B) in the event (A) above is satisfied, Associated and the
                       Company are not able to successfully renegotiate the rate at which shares of Associated Common Stock would be exchanged for the Company Common Stock in the Merger within fifteen (15) days after the Associated Average Price is determined.

                   For purposes of this Section 8.01, the "Ten-Day Calculation Period" shall mean the ten (10) consecutive trading days ending on the third trading day before the date of the Effective Time. If Associated declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Effective Time, the closing price for the common stock of Associated shall be appropriately adjusted for the purposes of the definition above so as to be comparable to the price on the date of this Agreement;

              (vii) by Associated if (A) any environmental conditions are found, suspected, or indicated by the environmental assessments obtained pursuant to the investigation under Section 4.08 which, if known by the Company to be existing on the date hereof, would be contrary to the Company's representations and warranties set forth in Section 2.14; (B) the parties are unable to agree upon a course of action for further investigation and remediation of all environmental conditions and/or issues raised by environmental assessments with respect to all of the Company's Property and/or a mutually acceptable modification to this Agreement within 45 days following the date of this Agreement; (C) the conditions and/or issues are not such that it can be determined to a reasonable degree of certainty within such 45-day period, based upon information then available to the Company and Associated, that the risk and expense to which Associated and its subsidiaries would be subject as owner and/or operator of the Company's Property involved can be quantified and limited prior to the Effective Time to an amount that would not be reasonably likely to exceed $250,000; and
          (D) Associated provides the Company written notice of its intent to terminate this Agreement pursuant hereto not less than five days prior to the effective date of such termination. Notwithstanding the foregoing, Associated may, pursuant to a written instrument signed by it (which shall not be deemed to be an amendment or modification to this Agreement) terminate its rights to terminate this Agreement pursuant to this Section as of any date specified in such written instrument that is prior to the date such rights would otherwise expire. Notwithstanding any other provision of this Agreement to the contrary, Associated shall not be entitled to terminate this Agreement by virtue of any environmental matter relating to the Company's Property on which any assessment is conducted pursuant to
          Section 4.08, including but not limited to a breach of Section 2.14, effective at any time that is later than the 50th day following the date of this Agreement;

               (viii) by Associated or the Company, respectively, if any event occurs after the date hereof which will or is likely to have a Material Adverse Effect on the business or financial condition of the Company and its Subsidiaries or Associated and its subsidiaries, respectively, in each case taken as a whole including, without limitation, the cancellation or termination of any insurance referred to Section 2.17 hereof if the Company is unable to procure a reasonable replacement therefor and a failure to procure such replacement is likely to be a Material Adverse Effect on the Company and its Subsidiaries taken as a whole and such Material Adverse Event has not been cured within 10 business days following receipt by the nonterminating party of notice of such Material Adverse Event; or

               (ix) by the Company or Associated, on the fifteenth (15th) day following the execution and delivery of this Agreement if the Company is unable to obtain the Fairness Opinion, such election to terminate to be exercised by either the Company or Associated within five (5) business days following the expiration of such fifteen (15) day period.

           (b) In the event of termination and abandonment by any party as provided above, written notice shall forthwith be given to the other parties, which notice shall specifically describe the basis for such termination.

    SECTION 8.02.  Effect of Termination.

           (a) If the Merger is not consummated as the result of termination of this Agreement pursuant to the reasons provided for herein other than
    (i) under the circumstances set forth in Section 8.01(a)(ii); or (ii) under the circumstances provided in Section 6.06 hereof, the Company and Associated each shall pay its own Expenses (as defined in Section 4.06 above) and this Agreement shall immediately terminate, except as set forth in Section 9.01 hereof, and neither the Company nor Associated shall have any liability under this Agreement for damages or otherwise.

           (b) If termination of this Agreement shall have been caused (i) under the circumstances set forth in Section 8.01(a)(ii); or (ii) under the circumstances provided in Section 6.06 hereof, then, in addition to other remedies at law or equity for breach of this Agreement, in the case of the foregoing clause (i), the party so found to have breached this Agreement and, in the case of the foregoing clause (ii), the Company, subject to the provisions of Section 6.06, shall indemnify and reimburse the other parties for their respective Expenses.

    SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                               GENERAL PROVISIONS

    SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I shall survive the Effective Time indefinitely and those set forth in Sections 4.04(b), 4.06, 5.03(b), 6.07, 6.08, 8.02 and Article IX hereof shall survive termination indefinitely. The termination of this Agreement shall not affect any right that vested prior to such termination including the rights of Associated.

    SECTION 9.02. Disclosure Schedules. The schedules and information set forth in the Disclosure Schedules specifically refer to the section (and paragraph, if applicable) of this Agreement to which such schedule and information is responsive. The Disclosure Schedules shall not vary, change or alter the literal meaning of the representations and warranties of the parties contained in this Agreement, other than creating exceptions thereto which are directly responsive to the language of the representations and warranties contained in this Agreement.

    SECTION 9.03. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such Other address for a party as shall be specified by like changes of address) and shall be effective upon receipt:

                  (a)  If to Associated or Associated Illinois:

                          Associated Banc-Corp
                          112 North Adams Street
                          P.O. Box 13307
                          Green Bay, WI  54307-3307
                          Telecopier:  (414) 433-3261
                          Attention:  Mr. H. B. Conlon

                       With a copy to:

                          Saitlin, Patzik, Frank & Samotny Ltd.
                          150 South Wacker Drive, Suite 900
                          Chicago, Illinois  60606
                          Telecopier:  (312) 551-1101
                          Attention:  Sheldon I. Saitlin, Esq.

                  (b)  If to GN Bancorp, Inc.:

                          GN Bancorp, Inc.
                          5200 North Central Avenue
                          Chicago, Illinois  60630
                          Telecopier: (312) 792-0789
                          Attention: Mr. Eugene P. Mroz

                       With a copy to:

                          Vedder, Price, Kaufman & Kammholz
                          222 North LaSalle Street, Suite 2600
                          Chicago, Illinois  60601
                          Telecopier: (312) 609-5005
                          Attention: William L. Conaghan, Esq. and
                                     Daniel O'Rourke, Esq.

    SECTION 9.04. Certain Definitions. For purposes of this Agreement, the term:

      (a) "AFFILIATE" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the person (either alone, or through or together with any other person) has, directly or indirectly, an interest of 5% or more;

      (b) "BENEFICIAL OWNER" with respect to any Shares, means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warranties or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of requiring, holding, voting or disposing of any Shares or (iv) pursuant to
    Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

      (c) "BUSINESS DAY" means any day other than a day on which banks in Illinois are required or authorized to be closed;

      (d) "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

      (e) "DUE INQUIRY" means the designated party's inquiry of those executive and senior officers and other executive officers or senior most employee of such party who are responsible for the operations of Associated, the Company, the Bank and Realty, as the case may be, or are otherwise be expected to have knowledge of the matters as to which the inquiry relates;

      (f) "PERSON" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the "Exchange Act); and

      (g) "TRADING DAY" means any day for which sales prices are reported on the Nasdaq National Market.

    SECTION 9.05. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 9.07. Entire Agreement. This Agreement together with the Disclosure Schedules and Exhibits hereto constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

    SECTION 9.08. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Associated may assign all or any of its rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder, and the assignee agrees to be bound by the terms and conditions of this Agreement including the requirement of conversion and delivery of shares of Associated Common Stock pursuant to Section 1.06 hereof.

    SECTION 9.09. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except as herein specifically provided.

    SECTION 9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

    SECTION 9.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, Associated, Associated Illinois and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           ASSOCIATED BANC-CORP


                                           By: /s/ Robert C. Gallagher
                                              --------------------------------
                                               Name:  Robert C. Gallagher
                                               Title: Executive Vice President


                                           ASSOCIATED ILLINOIS BANC CORP.


                                           By: /s/ Robert C. Gallagher
                                              --------------------------------
                                               Name:  Robert C. Gallagher
                                               Title:   Executive Vice President


                                           GN BANCORP, INC.


                                           By:   /s/ Eugene P. Mroz
                                              --------------------------------
                                                 Name:  Eugene P. Mroz
                                                 Title:   Chairman and Chief
                                                          Executive Officer

                                                                       EXHIBIT B

                                                                  CONFORMED COPY

                             STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT, dated as of March 22, 1995 (the "Agreement"), by and between GN BANCORP, INC., an Illinois corporation (the "Company"), and ASSOCIATED BANC-CORP, a Wisconsin corporation ("Associated").

         WHEREAS, Associated, Associated Illinois Banc Corp., an Illinois corporation and a wholly-owned subsidiary of Associated ("Associated Illinois"), and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of the Company with and into Associated Illinois with Associated Illinois as the surviving corporation; and

         WHEREAS, as a condition and inducement to Associated's willingness to enter into the Merger Agreement, Associated has requested that the Company agree, and the Company has agreed, to grant Associated the Option (as defined below);

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the Company and Associated agree as follows:

         1. Grant of Option. (a) Subject to the terms and conditions set forth herein, the Company hereby grants to Associated an irrevocable option (the "Option") to purchase up to 18,011 (as adjusted as set forth in Section 6 hereof) shares (the "Option Shares") of Common Stock, par value $8.00 per share (the "Company Common Stock"), of the Company at a purchase price of $225.00 per Option Share (the "Purchase Price").

         (b) Notwithstanding anything contained herein or the Merger Agreement to the contrary, the amount Associated (including any successor-in-interest, subsidiary affiliate and permitted transferee) (singularly or collectively the "Holder") shall be entitled to receive, whether as (i) consideration for the Option Shares or the Option (including, without limitation, any payments in the form of the Termination Fee or Repurchase Fee, as those terms are defined below) from any Person (as defined below), including the Company (whether in a single transaction or any number of transactions) less the Purchase Price actually paid by the Holder; (ii) the Inducement Fee payable under the Merger Agreement; or (iii) Expenses of Associated paid pursuant to Section 8.02(b) of the Merger Agreement, shall not exceed $1,250,000 in the aggregate (the "Limit"). In the event that the Holder receives or is entitled to receive consideration and/or payments described in
(i), (ii) and (iii) of this Section 1(b) in an aggregate amount in excess of the Limit, such excess amount shall be (x) deemed to be held in constructive trust by the Holder for the benefit of the Company and (y) immediately paid by the Holder to the Company in the form received. Each certificate evidencing Option Shares received by the Holder pursuant to the exercise of the Option shall bear a legend in form and substance acceptable to the Company to the effect that such shares are subject to the Limit as set forth in this Agreement. The foregoing restrictions with respect to the Limit shall expire and be of no further force and effect on the day after the second anniversary date of the exercise of the

Option. As used in this Agreement, "Person" shall mean any individual, firm, corporation or other entity and shall include any syndicate or group of persons deemed to be a "person" by Section 13(d)(3)(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. Exercise of Option. (a) Associated may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of an Exercise Event (as defined below); provided that, except as otherwise provided in this Section 2(a), the right to exercise the Option pursuant to this Section 2 shall expire and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 12 months after the first occurrence of an Exercise Event or (iii) 12 months after termination of the Merger Agreement; and provided further that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including the Bank Holding Company Act of 1956, as amended. Associated's rights under Sections 7 or 8 shall not terminate upon expiration of the right to exercise the Option pursuant to this Section 2, but shall continue until such rights may otherwise terminate in accordance with the terms of Sections 7 or 8. Any date Associated exercises its rights under Sections 7 or 8 shall be referred to herein as an "Election Date". Notwithstanding the expiration of the Option, Associated shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the expiration of the Option.

         (b) As used herein, an "Exercise Event" shall mean the occurrence of a Competing Transaction (as such term is defined in the Merger Agreement).

         (c) In the event Associated wishes to exercise the Option, it shall send to the Company a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that, if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction or consummation has expired or been terminated; and provided further, without limiting the foregoing, that if prior notification to or approval of the Federal Reserve Board or any other regulatory authority is required in connection with such purchase, Associated shall promptly file the required notice or application for approval and shall expeditiously process the same (and the Company shall cooperate with Associated in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

         (d) Notwithstanding Section 2(c), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (i) Associated receives official notice that an approval of the Federal Reserve Board or any other regulatory authority required for the purchase of Option Shares would not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Associated shall be entitled to exercise its rights as set forth in Sections 7 and 8 or to exercise the Option in connection with the resale of the Company Common Stock or other securities pursuant to a registration statement as provided in Section 9.

         3. Payment and Delivery of Certificates. (a) On each Closing Date, Associated shall pay to the Company in immediately available funds by wire transfer to a bank account designated by the Company an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date.

         (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), the Company shall deliver to Associated a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and Associated shall deliver to the Company a letter agreeing that Associated shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement.

         (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

                 THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MARCH 22, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Associated shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel in form and substance reasonably satisfactory to the Company and its counsel, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended (the "Securities Act").

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to Associated as follows:

         (a) Due Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

         (b) Authorized Stock. The Company has taken all necessary corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver the Company Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of the Company Common Stock necessary for Associated to exercise the Option, and the Company will take all necessary corporate action to authorize and reserve for issuance all additional shares of the Company Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of the Company Common Stock to be issued upon due exercise of the Option, including all additional shares of the Company Common Stock or other securities which may be issuable pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any shareholder of the Company.

         (c) No Conflicts. Except as disclosed pursuant to the Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of the Articles of Incorporation or Bylaws of the Company or any subsidiary of the Company or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any subsidiary of the Company or their respective properties or assets which violation would have a Material Adverse Effect (as defined in the Merger Agreement) on the Company.

         5. Representations and Warranties of Associated. Associated hereby represents and warrants to the Company that:

         (a) Due Authorization. Associated has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Associated. This Agreement has been duly executed and delivered by Associated and constitutes a valid and binding obligation of Associated, enforceable in accordance with its terms.

         (b) No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation of the Articles of Incorporation or By-laws of Associated or any subsidiary of Associated or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Associated or any subsidiary of Associated or their respective properties or assets which violation would have a Material Adverse Effect on Associated.

         (c) Purchase Not for Distribution. The Option is not being taken, and any Option Shares or other securities acquired by Associated upon exercise of the Option will not be taken, with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

         6. Adjustment upon Share Issuances,Changes in Capitalization, Etc. (a) In the event of any change in the Company Common Stock by reason of, without limitation, a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Associated shall receive upon exercise of the Option the number and class of shares or other securities or property that Associated would have received in respect of the Company Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

         (b)     In the event that the Company shall enter into an agreement
(i) to consolidate with or merge into any person, other than Associated Illinois, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Associated Illinois, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of the Company Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property or then outstanding shares of the Company Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Associated or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option, at the election of Associated, of either (I) the Acquiring Corporation (as defined below), (II) any person that controls the Acquiring Corporation, or
(III) in the case of a merger described in clause (ii), the Company.

         (c) For purposes hereof, "Acquiring Corporation" means (i) the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), (ii) the Company in a merger in which the Company is the continuing or surviving corporation and (iii) the transferee of all or substantially all of the Company's assets. The provisions of this Agreement, including, Sections 1, 2, 6, 7, 8, 9, 10 and 11 shall apply with appropriate adjustments to any securities for which the Option becomes exercisable pursuant to this Section 6.

         7. Termination Election by Associated. (a) At the request of Associated at any time and from time to time (i) commencing upon the first occurrence of an Exercise Event and ending 12 months immediately thereafter or
(ii) prior to or on the thirtieth (30th) business day following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 2(d), the right to exercise the Option pursuant to Section 2 hereof, to the extent not exercised, shall terminate and the Company (or any successor entity thereof) shall pay to Associated the Termination Fee. The "Termination Fee" for purposes of this Agreement shall be equal to the excess, if any, of (x) the Applicable Price (as defined below) for each share of the Company Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by the number of Option Shares with respect to which the Option has not been exercised and, where the Option has been exercised, in whole or in part, but the Closing Date has not occurred, the number of Option Shares which would have been distributed at the Closing Date.

         (b) If Associated exercises its rights under this Section 7, the Company shall, within 10 business days after such Election Date, pay the Termination Fee to Associated in immediately available funds, and, as of the date of such payment, the right to exercise the Option pursuant to Section 2 hereof shall terminate. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or other regulatory authority is required in connection with the payment of all or any portion of the Termination Fee, the Company shall deliver from time to time that portion of the Termination Fee that it is not then so prohibited from paying and shall promptly file the required notice or application for approval and shall expeditiously process the same (and Associated shall cooperate with the Company in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to the preceding sentence for the payment of the portion of the Termination Fee requiring such notification or approval shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If the Federal Reserve Board or any other regulatory authority prohibits payment of any part of the Termination Fee, the Company shall promptly give notice of such fact to Associated and Associated shall thereafter have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at such Election Date less the number of shares as to which a Termination Fee has been delivered pursuant to Section 7(a); provided that, if the Option shall have expired pursuant to Section 2 hereof prior to the date of such notice or shall be scheduled to expire at any time before the expiration of a period ending on the thirtieth (30) business day after such date, Associated shall nonetheless have the right so to exercise the Option pursuant to Section 2 hereof until the expiration of such period of 30 business days.

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share at which a tender or exchange offer has been made for shares of the Company Common Stock after the date of this Agreement and on or prior to such Election Date, or (ii) the price per share to be paid by any third party for shares of the Company Common Stock or, the consideration per share to be received by holders of the Company Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with the Company entered into on or prior to such Election Date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or

(ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent investment banking firm selected by Associated and reasonably acceptable to the Company, which determination shall be conclusive for all purposes of this Agreement.

         8. Repurchase Election by Associated. (a) At the request of Associated at any time and from time to time (i) commencing upon the first occurrence of an Exercise Event and ending 12 months immediately thereafter or
(ii) prior to or on the thirtieth (30th) business day following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 2(d), the Company (or any successor entity thereof) shall pay to Associated the Repurchase Fee. The Repurchase Fee (the "Repurchase Fee") shall be equal to the sum of the following:

         (i) the aggregate exercise price paid by Associated for any shares of the Company Common Stock acquired pursuant to the Option with respect to which Associated then has beneficial ownership; and

         (ii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 6) paid by Associated for each share of the Company Common Stock with respect to which the Option has been exercised and with respect to which Associated then has beneficial ownership, multiplied by the number of such shares.

         (b) If Associated exercises its rights under this Section 8, the Company shall, within 10 business days after such Election Date, pay the Repurchase Fee to Associated in immediately available funds, and Associated shall surrender to the Company the certificates evidencing the shares of the Company Common Stock purchased thereunder with respect to which Associated then has beneficial ownership, and Associated shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or other regulatory authority is required in connection with the payment of all or any portion of the Repurchase Fee, the Company shall deliver from time to time that portion of the Repurchase Fee that it is not then so prohibited from paying and shall promptly file the required notice or application for approval and shall expeditiously process the same (and Associated shall cooperate with the Company in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to the preceding sentence for the payment of the portion of the Repurchase Fee requiring such notification or approval shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If the Federal Reserve Board or any other regulatory authority prohibits payment of any part of the Repurchase Fee, the Company shall promptly give notice of such fact to Associated and Associated shall nonetheless have the right to exercise its rights under Section 9.

         9. Registration Rights. If the Company (or, in the case of any transaction described in Section 6(b) hereof, the Acquiring Corporation, all references to the Company in this Section 9, and Section 11 to include an Acquiring Corporation as applicable) shall have one or more of its classes of stock registered under the Exchange Act, the Company shall, if requested by

Associated at any time and from time to time (a) within three years of the first exercise of the Option or (b) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 2(d) or receipt by Associated of official notice that an approval of the Federal Reserve Board or any other regulatory authority required to complete the transactions contemplated by Sections 7 or 8 hereof would not be issued or granted, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of the Company Common Stock or other securities that have been acquired by or are issuable to Associated upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Associated, including (if available for use by the Company) a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and the Company shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Associated agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially 5% or more of the then outstanding voting power of the Company. The Company shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 120 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. In the event that Associated requests the Company to file a registration statement following the failure to obtain a required approval for an exercise of the Option as described in Section 2(d), the closing of the sale or other disposition of the Company Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 90 days in the aggregate for all such periods if the Board of Directors of the Company shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of non-public information that would materially and adversely affect the Company. Any registration statement prepared and filed under this Section 9; and any sale covered thereby, shall be at the Company's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Associated's counsel related thereto. Associated shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 9, the Company effects a registration under the Securities Act of the Company Common Stock for its own account or for any other shareholders of the Company (other than on Form S-4 or Form S-8, or any successor form), it shall allow Associated the right to participate in such registration, and such participation shall not affect the obligation of the Company to effect two registration statements for Associated under this Section 9; provided that, if the managing underwriters of such offering advise the Company in writing that in their opinion the number of shares of the Company Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include the shares requested to be included therein by Associated pro-rata with the shares intended to be included therein by the Company. In connection with any registration pursuant to this Section 9, the Company and Associated shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

         10. First Refusal. At any time after the first occurrence of an Exercise Event and prior to the later of (a) the expiration of 18 months immediately following the first purchase of shares of the Company Common Stock pursuant to the Option and (b) the expiration of the Option pursuant to Section 2(a), if Associated shall desire to sell, assign, transfer or otherwise dispose of all or any of the shares of the Company Common Stock or other securities acquired by it pursuant to the Option, it shall give the Company written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Associated to the Company, which may be accepted within 10 business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Associated is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by the Company shall be settled within 20 business days of the date of the acceptance of the offer and the purchase price shall be paid to Associated in immediately available funds; provided that, if prior notification to or approval of the Federal Reserve Board or any other regulatory authority is required in connection with such purchase, the Company shall promptly file the required notice or application for approval and shall expeditiously process the same (and Associated shall cooperate with the Company in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on, which, as the case may be, (a) any required notification period has expired or been terminated or (b) such approval has been obtained and, in either event, any requisite waiting period shall have passed. In the event of the failure or refusal of the Company to purchase all the shares or other securities covered by an Offeror's Notice or if the Federal Reserve Board or any other regulatory authority disapproves the Company's proposed purchase of such shares or other securities, Associated may, within 90 days from the date of the Offeror's Notice (subject to any necessary extension for regulatory notification, approval or waiting periods), sell all, but not less than all, of such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice. The requirements of this Section 10 shall not apply to (v) any disposition as a result of which the proposed transferee would own beneficially less than 5% of the outstanding voting power of the Company, (w) any disposition of the Company Common Stock or other securities by a person to whom Associated has assigned its rights under the Option with the consent of the Company, (x) any sale by means of a public offering registered under the Securities Act in which steps are taken to reasonably assure that no purchaser will acquire securities representing 5% or more of the outstanding voting power of the Company, (y) any transfer to any affiliate of Associated which agrees in writing to be bound by the terms hereof or (z) any sale or transfer to any party engaging in a Competing Transaction which has been approved by the Board of Directors of the Company.

         11. Listing. If the Company Common Stock or any other securities to be acquired upon exercise of the Option are then listed on any recognized securities exchange or other recognized securities quotation system, the Company, upon the request of Associated, will promptly file an application to list the shares of the Company Common Stock or other securities to be acquired upon exercise of the Option on such exchange or quotation system and will use its best efforts to obtain approval of such listing as soon as practicable.

         12. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Associated, upon presentation and surrender of this Agreement at the principal office of the Company for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of the Company Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         13. Miscellaneous. (a) Expenses. Except as otherwise provided in Sections 7 and 9, or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Entire Agreement; No Third-Party Beneficiary; Severability. Except as otherwise set forth in the Merger Agreement, this Agreement (including the Merger Agreement and the other documents and instruments referred to herein or therein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (ii) and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Associated to acquire, or does not require the Company to comply with Sections 7 or 8 hereof with respect to the full number of shares of the Company Common Stock as provided in Sections 2, 7 and 8 (as adjusted pursuant to Section 6), it is the express intention of the Company to allow Associated to acquire or to require the Company to comply with Sections 7 and 8 hereof with respect to such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin without regard to any applicable conflicts of law rules.

         (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Company to:

         GN Bancorp, Inc.
         5200 North Central Avenue
         Chicago, Illinois  60630
         Telecopier:  (312) 792-0789
         Attention:  Mr. Eugene P. Mroz

         with a copy to:

         Vedder, Price, Kaufman & Kammholz
         222 North LaSalle Street, Suite 2600
         Chicago, Illinois  60601
         Telecopier:  (312) 609-5005
         Attention:   William L. Conaghan, Esq.
                      and Daniel O'Rourke, Esq.

         If to Associated to:

         Associated Banc-Corp
         112 North Adams Street
         P.O. Box 13307
         Green Bay, WI  54307-3307
         Telecopier:  (414) 433-3261
         Attention:  Mr. H. B. Conlon

         with a copy to:

         Saitlin, Patzik, Frank & Samotny Ltd.
         150 South Wacker Drive, Suite 900
         Chicago, Illinois  60606
         Telecopier:  (312) 551-1101
         Attention:  Sheldon I. Saitlin, Esq.

         (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Associated may assign this Agreement to any affiliate of Associated. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) Further Assurances. In the event of any exercise of the Option by Associated, the Company and Associated shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, the Company and Associated have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                    GN BANCORP, INC.



                                    By:    /s/ Eugene P. Mroz
                                          -------------------------------
                                           Name:  Eugene P. Mroz
                                           Title: Chairman and Chief Executive
                                                  Officer


                                    ASSOCIATED BANC-CORP



                                    By:    /s/ Robert C. Gallagher
                                          ---------------------------------
                                           Name:  Robert C. Gallagher
                                           Title: Executive Vice President

                                                                       EXHIBIT C


                                          March 31, 1995



Board of Directors
GN Bancorp, Inc.
5200 North Central Avenue
Chicago, IL 60630

Members of the Board:

         GN Bancorp, Inc. ("Company") and Associated Banc-Corp ("Associated") and Associated Illinois Banc Corp., a wholly-owned subsidiary of Associated ("Associated Illinois") have entered into an Agreement and Plan of Merger (the "Agreement") dated as of March 22, 1995. Under the terms of the Agreement, each share of common stock, par value $8.00 per share of the Company (the "Company Common Stock") shall be converted into the right to receive 7.00 shares (the "Exchange Ratio") of common stock par value $.01 per share of Associated ("Associated Common Stock"); provided, however, that if the Associated Average Price (as defined in the Agreement) shall be greater than $38.00, then the Exchange Ratio shall be determined by dividing $266.00 by the Associated Average Price; provided further that the number of shares of Associated Common Stock to be issued pursuant to the Exchange Ratio shall be rounded to the nearest thousandth of a share. Additionally, the Company may terminate the Agreement at any time prior to the Effective Time (as defined in this agreement) if all of the following conditions are satisfied:

         (A) the average of the daily closing prices of a share of Associated Common Stock as quoted on the Nasdaq National Market during the Ten-Day Calculation Period (as defined in the Agreement) is less than $33.00; and

         (B) in the event (A) above is satisfied, Associated and the Company are not able to successfully renegotiate the rate at which shares of Associated Common Stock would be exchanged for the Company Common Stock in the Merger within fifteen (15) days after the Associated Average Price is determined.

You have requested our opinion, as investment bankers, as to the fairness of the proposed terms of the Exchange Ratio to the Company's shareholders from a financial point of view. Robert W. Baird & Co. Incorporated, as part of its investment banking business, is continually engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private

Board of Directors
GN Bancorp, Inc.
March 31, 1995
Page 2

placements and valuations of estates, corporate and other purposes. We are familiar with the markets for common stocks of publicly-traded Midwestern based banks and bank holding companies. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Associated and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, equity securities of Associated for our own account and for the accounts of our customers.

In arriving at our opinion, we have reviewed, studied, or considered, among other things, the following:

         1.      The Agreement;

         2. Certain information concerning the Company including the audited financial statements of the Company for each year in the five year period ended December 31, 1994;

         3. Annual reports to stockholders and annual reports on Form 10-K for the five years ended December 31, 1994 for Associated;

         4. Various aspects of the Company's and Associated's current operations and business histories;

         5. The market for common stock of Midwest-based bank holding companies and the historical prices and trading activity for the Company's stock and Associated's stock;

         6. Discussions with management and legal counsel for the Company and Associated;

         7. Certain information with respect to certain other publicly traded bank holding companies and the nature of terms of their merger and acquisition transactions that we consider similar;

         8. The pro forma effect of the merger on Associated's capitalization ratios, and earnings and book value per share; and

         9.      Such other information as we deemed relevant to our analysis.


In such review, we have not examined any contracts entered into by the Company or Associated; we have not made an independent evaluation of any of the assets of the Company or Associated; nor did we make an inspection of any potential environmental issues liability, or of the properties

Board of Directors
GN Bancorp, Inc.
March 31, 1995
Page 3

or physical facilities of the Company or Associated. Neither did we make inquiries of customers, competitors, regulatory bodies or others.

We have relied upon and assumed without independent verification, the accuracy and completeness of the aforementioned available information of the Company and Associated and other information provided to us by the Company and Associated.

Based upon the foregoing and other matters that we deemed pertinent, and our general knowledge of the valuation of businesses and their securities, it is our opinion that at the date hereof, the Exchange Ratio in the Merger is fair from a financial point of view to the Company's shareholders.

                                        Very truly yours,

                                        ROBERT W. BAIRD & CO.
                                         Incorporated

                                        /s/ Bernard E. Adee
                                        --------------------------------
                                        Bernard E. Adee
                                        First Vice President



BEA:tmb

                                                                       EXHIBIT D


                        SECTIONS 11.65 AND 11.70 OF THE
                       ILLINOIS BUSINESS CORPORATION ACT

    805 ILCS ACT 5, SECTION 11.65 RIGHT TO DISSENT.--(a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

    (1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

    (2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

    (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

              (i)   alters or abolishes a preferential right of such shares;

              (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

              (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

    (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

    (a) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

    (b) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

    805 ILCS ACT 5, SECTION 11.70 PROCEDURE TO DISSENT.--(a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

    (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

    (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

    (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

    (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

    (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

    (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

    (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

    (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection
(g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection
(c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against the dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

    (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

    (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

    If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

    (j)    As used in this Section:

    (1) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

    (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                                                                       EXHIBIT E

                                GN BANCORP, INC.
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion addresses the significant factors affecting GN Bancorp, Inc. (the "Company") and its subsidiaries consolidated financial position and results of operations. Consolidated earnings are derived primarily from the operations of its wholly-owned subsidiaries, Gladstone-Norwood Trust and Savings Bank (the "Bank") and GN Realty, Inc. The purpose of this discussion is to focus on information about the Company's financial condition and results of operations that are not otherwise apparent from the consolidated financial statements included in this Proxy Statement/Prospectus. The following should be read in conjunction with the consolidated financial statements and notes thereto of the Company included herein.

                  EARNINGS SUMMARY AND SELECTED FINANCIAL DATA
                (In thousands, except per share and ratio data)


                                              As of and for the
                                                Three Months
                                               Ended March 31,              As of and for the Year Ended December 31,
                                               ---------------    -------------------------------------------------------
                                              1995        1994       1994       1993       1992       1991       1990
                                              ----        ----       ----       ----       ----       ----       ----
                                                 (UNAUDITED)
    INCOME STATEMENT DATA:
       Interest Income  . . . . . . . . .   $   2,207  $   2,086  $    8,400 $    8,955 $   10,696 $   11,289 $    11,050
       Interest Expense . . . . . . . . .         823        755       3,121      3,359      4,772      6,273       6,307
                                               ------     ------   ---------  ---------  --------- ----------  ----------
          Net Interest Income . . . . . .       1,384      1,331       5,279      5,596      5,924      5,016       4,743

       Provision for Loan Losses  . . . .        (50)      (450)       (577)        225      2,494      1,946         280
       Security Gains, Net  . . . . . . .          --         --          --         11        155        412         143
       Other Operating Income . . . . . .         229        299       1,237      1,390      1,271      1,304       1,031
       Other Operating Expenses . . . . .       1,196      1,206       5,208      5,186      5,583      4,554       3,823
                                             --------   --------   ---------  ---------  ---------  ---------  ----------
          Net Income (Loss) before
            Income Taxes  . . . . . . . .         467        874       1,885      1,586      (727)        232       1,814

          Income Tax Expense (Credit) . .         126        327         651        437      (382)       (15)         431
                                              -------   --------   ---------  ---------  ---------  ---------  ----------
          Net Income (Loss) . . . . . . .   $     341  $     547  $    1,234 $    1,149 $    (345) $      247 $     1,383
                                             ========   ========   =========  =========  =========  =========  ==========

    PER COMMON SHARE DATA:
       Net Income (Loss) Per Share  . . .   $    3.81  $    6.66  $    14.11 $    16.58 $   (8.22) $     5.79 $     31.96
       Cash Dividends Per Share . . . . .          --         --          --         --       1.20       1.15        1.10
       Weighted Average Shares
       Outstanding  . . . . . . . . . . .      89,557     82,056      87,495     69,277     42,004     42,651      43,279


    BALANCE SHEET DATA:
       Average Total Assets . . . . . . .   $ 129,755  $ 133,629  $  132,732 $  132,954 $  135,037 $  127,555 $   117,590
       Loans, Net of Unearned Discount  .      55,133     60,518      56,803     62,885     83,868    100,033      84,127
       Allowance for Loan Losses  . . . .       1,442      1,669       1,594      1,608      1,927        916         748
       Total Deposits . . . . . . . . . .     112,812    114,697     115,806    117,575    125,496    121,442     111,622
       Average Stockholders' Equity . . .      11,356      9,476      10,384      7,440      4,476      4,633       3,926

    KEY FINANCIAL RATIOS:
       Return on Average Assets . . . . .       1.05%      1.64%       0.93%      0.86%    (0.26%)      0.19%       1.18%
       Return on Average Equity . . . . .      12.01%     23.09%      11.88%     15.44%    (7.71%)      5.33%      35.23%
       Average Equity to Average Total
         Assets . . . . . . . . . . . . .       8.75%      7.09%       7.82%      5.60%      3.31%      3.63%       3.34%
       Book Value Per Share . . . . . . .   $  129.33  $  118.66  $   123.70 $   113.69 $   101.26 $   110.86 $    106.34
       Dividend Payout Ratio  . . . . . .          --         --          --         --    (14.6%)     19.86%       3.44%

RESULTS OF OPERATIONS AND FINANCIAL CONDITION FOR THE THREE MONTHS ENDED MARCH 31, 1995

    The Company reported net income for the first quarter ended March 31, 1995 of $341,000 ($3.81 per share) down 37.5% from the 1994 first quarter net income of $547,000 ($6.66 per share) due primarily to a significant asset recovery recorded as a negative provision for loan losses of $450,000 in January, 1994. Total stockholders' equity as of March 31, 1995 increased by 11.6% to $11.7 million, or $129.33 per share, compared to $10.4 million, or $118.66 per share a year earlier. Return On Average Assets ("ROA") for the first quarter of 1995 was 1.05%, down from 1.64%, a decrease of 36.0% during the same period last year. ROA was down because first quarter 1995 net income decreased 37.5%, compared with 1994, while average assets decreased 2.9% resulting in a 59 basis point decrease in ROA. Return On Average Equity ("ROE") for the first quarter was 12.01%, down from 23.09% during the same period last year. ROE decreased in the first quarter of 1995 over 1994 because average equity grew 19.8% resulting primarily from lower earnings and higher average stockholders' equity. Total consolidated assets were $128.1 million at March 31, 1995, down 1.8% from March 31, 1994. Loans, net of unearned discount and allowance for loan loss, were $53.7 million at the end of the 1995 first quarter, down 8.8% from the $58.8 million reported a year earlier. Total deposits at March 31, 1995 were $112.8 million, down 1.6% from the $114.7 million a year earlier. The Company made a $1.8 million principal payment on the $4.0 million of notes payable. See below for a discussion of the Company's financial condition.

OVERVIEW

    For the year ended December 31, 1994, the Company recognized net income of $1.2 million, compared to net income of $1.1 million and a net loss of $345,000 in 1993 and 1992, respectively. The net income for the year ended December 31, 1994 was primarily due to a negative loan loss provision of $577,000. As more fully discussed below, the 1992 reported loss was due primarily to increased loan loss provisions, professional fees and other real estate ("ORE") expenses.

    Beginning in early 1992 in response to regulatory orders, Company management initiated a strategy to achieve controlled asset growth with emphasis on restructuring the balance sheet in order to maintain not greater than a 65% loan to deposit ratio and to improve the overall quality of the loan portfolio. See "Capital & Regulatory Matters" below. To offset the decrease in loan levels, management established an investment policy of purchasing U.S. Treasury and government agency securities with 2 - 3 year maturities with a "laddered" maturity date approach. Consequently, the loan portfolio decreased to $57.0 million as of December 31, 1994 from $63.2 million and $84.4 million in 1993 and 1992, respectively. Conversely, the securities portfolio increased to $63.4 million as of December 31, 1994 from $51.7 million and $34.7 million in 1993 and 1992, respectively.


NET INTEREST INCOME

    Net Interest Income is the amount by which interest generated from interest-earning assets exceeds the expenses associated with funding those assets. Net interest income for the year ended December 31, 1994 was $5.3 million, compared to $5.6 million, for the same period of 1993, a decrease of 5%, as net interest margins contracted. Net interest income for the year ended December 31, 1992 was $5.9 million. The decrease from 1992 in net interest income was largely due to the emphasis placed on restructuring the balance sheet which replaced higher earning loans with lower yield securities, the lag in timing between the lower interest rates paid on deposits versus the existing rates, substantial mortgage refinancing activity occurring while the Bank placed emphasis on asset quality improvement and the repricing of loans within the period. Interest rate spread (the difference between average rates earned and paid) decreased from 4.49% in 1992 to 4.29% in 1993 and to 3.81% in 1994.

        AVERAGE INTEREST-EARNING ASSETS AND INTEREST-BEARING LIABILITIES
                         (In thousands, except ratios)

                                                                                Year Ended December 31,
                                                ----------------------------------------------------------------------------------
                                                            1994                        1993                        1992
                                                --------------------------- --------------------------- ---------------------------
                                                 Average            Average   Average          Average  Average            Average
                                                 Balance  Interest   Rate    Balance  Interest  Rate    Balance   Interest  Rate
                                                 -------  -------    ----    -------  -------   ----    -------   -------   ----
              ASSETS
              Interest-Earning Assets:
                Interest-Bearing Balances
                  with Banks  . . . . . . . .   $    926  $    33   3.56%   $    375  $    13   3.47%   $    290  $    13   4.48%
                Investment Securities:
                  Taxable . . . . . . . . . .     54,080    2,647   4.89%     35,995    1,824   5.07%     19,045    1,133   5.95%
                  Non-Taxable . . . . . . . .      3,735      255   6.83%      5,614      437   7.78%      6,017      475   7.89%
                Federal Funds Sold  . . . . .      3,425      136   3.97%      4,813      143   2.97%      2,583      113   4.37%

                Gross Average Loans (1) . . .     58,468    5,329   9.11%     71,953    6,538   9.09%     93,131    8,962   9.62%
                                                 -------   ------   -----    -------   ------   -----    -------   ------   -----
                Total Interest-Earning
                  Assets  . . . . . . . . . .   $120,634  $ 8,400   6.96%   $118,750  $ 8,955   7.54%   $121,066  $10,696   8.83%
                                                 =======   ======   =====    =======   ======   =====    =======   ======   =====
              LIABILITIES
              Interest-Bearing Liabilities:
                Interest-Bearing Deposits:
                  Savings Deposits  . . . . .   $ 47,033  $ 1,299   2.76%   $ 46,979  $ 1,362   2.90%   $ 43,962  $ 1,734   3.94%
                  Money Market & NOW
                   Accounts   . . . . . . . .     21,664      479   2.21%     21,467      474   2.21%     21,801      728   3.34%
                  Time Deposits over
                   $100,000 . . . . . . . . .      4,979      190   3.82%      4,519      188   4.16%      6,094      458   7.52%
                  Other Time Deposits . . . .     21,434      826   3.85%     25,965    1,025   3.95%     32,899    1,527   4.64%
                Notes Payable and Other . . .      4,010      327   8.15%      4,525      310   6.85%      5,179      325   6.28%
                                                 -------  -------   -----    -------   ------   -----    -------   ------   -----
                Total Interest-Bearing
                  Liabilities . . . . . . . .   $ 99,120  $ 3,121   3.15%   $103,455  $ 3,359   3.25%   $109,935  $ 4,772   4.34%
                                                 =======   ======   =====    =======   ======   =====    =======   ======   =====
              Net Interest-Earning Assets . .   $ 21,514                    $ 15,295                    $ 11,131
                                                 =======                     =======                     =======

              Net Interest Income . . . . . .             $ 5,279                     $ 5,596                     $ 5,924
                                                           ======                      ======                      ======

              Net Interest Rate Spread  . . .                       3.81%                       4.29%                       4.49%
                                                                    =====                       =====                       =====

              Net Yield on Interest-Earning
                  Assets  . . . . . . . . . .                       4.38%                       4.71%                       4.89%
                                                                    =====                       =====                       =====
- ----------------------

(1)  Non-accruing loans have been included in the average balances

    The following table reflects the change in interest income and interest expense due to both rate and volume allocated in proportion to the relationship to the dollar amounts of the change in each.

                              RATE/VOLUME ANALYSIS
                                 (In thousands)


                                                 1994 compared to 1993,           1993 compared to 1992,
                                               increase (decrease) due to       increase (decrease) due to
                                              ---------------------------    --------------------------------

                                              Volume       Rate       Net      Volume      Rate        Net
                                             --------    -------   --------   --------   -------    ---------
 Interest Income:
    Loans  . . . . . . . . . . . . . . .      $ (1,229)  $   20   $ (1,209)   $ (1,947)   $ (477)   $  (2,424)
    Investment Securities:
       Taxable . . . . . . . . . . . . .           887      (64)       823         880      (189)         691
       Tax-Exempt  . . . . . . . . . . .          (133)     (49)      (182)        (31)       (7)         (38)
    Interest-Bearing Deposits
       with Other Banks  . . . . . . . .            20        0         20           3        (3)           0
    Federal Funds Sold . . . . . . . . .           (48)      41         (7)         75       (45)         (30)
                                              --------   -------    ------    --------    ------    ---------
       Total Earning Assets  . . . . . .      $   (503)  $  (52)  $   (555)   $ (1,020)   $ (721)   $  (1,741)
                                              --------   -------    ------    --------    ------    ---------

 Interest Expense:
    Savings Deposits . . . . . . . . . .      $      2   $  (65)  $    (63)   $    113    $ (485)   $    (372)
    Money Market and NOW Accounts  . . .             4        1          5         (11)     (243)        (254)

    Time Deposits over $100,000  . . . .            18      (16)         2         (99)     (171)        (270)
    Other Time Deposits  . . . . . . . .          (175)     (24)      (199)       (294)     (208)        (502)
    Notes Payable and Other  . . . . . .           (38)      55         17         (43)       28          (15)
                                              --------   -------    ------    --------    ------    ---------
       Total Interest-Bearing Liabilities
                                              $   (189)  $  (49)  $   (238)   $   (334)  $(1,079)   $  (1,413)
                                              --------   -------    ------    --------   -------    ---------

 Net Interest Earnings . . . . . . . . .      $   (314)  $   (3)  $   (317)   $   (686)  $   358    $    (328)
                                              --------   -------    ------    --------    ------    ---------

PROVISION FOR LOAN LOSS

    The allowance for possible loan losses is maintained to cover estimated losses in the loan portfolio based on management's assessment of factors affecting the loan portfolio in light of circumstances known or anticipated at that time. In evaluating and establishing the allowance, consideration is given to such factors as management's evaluation of specific loans, historical loss experience, asset quality and delinquency trends, current and anticipated economic conditions and their impact on particular industries and borrowers, results of examinations by regulatory agencies and internal loan review personnel, level and composition of classified loans, loan concentration and other factors.

    Since 1992 management has used a loan loss reserve methodology that incorporates the historical as well as current review process within the calculation. The Bank's internal Loan Review Department conducts periodic examinations in order to make evaluations of the effectiveness of the Bank's loan review and loan administration functions and makes periodic reports to the Board of Directors. As the Loan Review Department examines the loan portfolio, loans are assigned a risk grading which is used to determine the reserve that might be required for each specified loan. In addition to these specific allocations of reserve, an amount is provided which is deemed appropriate to recognize the likelihood that there are loans in the portfolio which present a risk of becoming uncollectible, but which risks cannot yet be specifically identified.

    The following schedule presents an analysis of the allocation of the allowance for loan losses for the three years ended December 31, 1994.

                  ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
                         (In thousands, except ratios)


                                                                     Year Ended December 31,
                                  -----------------------------------------------------------------------------------
                                              1994                         1993                        1992
                                  --------------------------  --------------------------- ---------------------------

                                              % of loans in               % of loans in                % of loans in
 Balance at end of                            each category               each category                each category
 period applicable to:             Amount    to total loans     Amount    to total loans    Amount    to total loans
 --------------------              ------    --------------     ------    --------------    ------    --------------
 Commercial Loans (1)  . . . .   $      849       79.7%       $   1,211        78.8%      $    1,637       72.8%
 Real Estate - Residential . .          514       17.1%             300        18.1%             171       21.7%
 Installment Loans and Other .           84        3.2%              95         3.1%              93        5.5%
 Unallocated . . . . . . . . .          147        N/A                2         N/A               26        N/A
                                  ---------     --------       --------      --------      ---------     --------
                                 $    1,594      100.0%       $   1,608       100.0%      $    1,927      100.0%
                                 =========     ========       ========      ========      =========     ========

- ----------------------
(1)  Commercial Loans include Commercial and Commercial Real Estate


    Prior to July, 1992, Bank management analyzed the adequacy of the allowance for loan losses by reviewing loans 90 or more days delinquent and determined the amount of reserve as a percent of net loans less overdrafts. Loans past due less than 90 days and loans that were current were not part of the analysis. The relative risk associated with any particular type of loan concentration was not considered. The analysis resulted in a comparison of the current allowance with an arbitrarily set 1% of the net loan and lease portfolio balance plus management's estimate of potential loss on a subjective "worst case" scenario. In response to a regulatory order, an expanded methodology described above was implemented.

    Management currently reviews the loan portfolio and market conditions on a regular basis and makes appropriate adjustments to the allowance, which adjustments are reflected in the results of operations on a current basis. As loans are determined to be uncollectible, they are charged against the allowance for loan losses. Recoveries of loans previously charged-off are added back to the allowance. Provisions are charged as appropriate against current operations to restore the allowance to an appropriate level.

    The following schedule presents an analysis of the allowance for loan losses for the five years ended December 31, 1994.

                        SUMMARY OF LOAN LOSS EXPERIENCE
                         (In thousands, except ratios)

                                                                                          Year Ended December 31,
                                                                    ---------------------------------------------------------------
                                                                        1994         1993         1992         1991         1990
                                                                    -----------  -----------  -----------  -----------  -----------
              Balance at beginning of period  . . . . . . . . . . . $      1,608 $     1,927  $       916  $       748  $       833
              Loans Charged-off:
                 Commercial Loans (1) . . . . . . . . . . . . . . .          184         279        1,415        1,581          233
                 Real Estate - Residential  . . . . . . . . . . . .           64         416           --           --           --
                 Installment Loans and Other  . . . . . . . . . . .            5         105          184          209          173
                                                                     -----------  ----------   ----------   ----------   ----------
                    Total Loans Charged-off . . . . . . . . . . . . $        253 $       800  $     1,599  $     1,790  $       406
                                                                     -----------  ----------   ----------   ----------   ----------

              Recoveries of loans previously charged-off:
                 Commercial Loans (1) . . . . . . . . . . . . . . . $        706 $       197           61  $         4  $         9
                 Real Estate - Residential  . . . . . . . . . . . .           19           1           --           --           --
                 Installment Loans and Other  . . . . . . . . . . .           91          58           55            8           32
                                                                     -----------  ----------   ----------   ----------   ----------
                 Total Recoveries . . . . . . . . . . . . . . . . . $        816 $       256  $       116  $        12  $        41
                                                                     -----------  ----------   ----------   ----------   ----------

              Net (Charge-Offs) Recoveries  . . . . . . . . . . . . $        563 $     (544)  $   (1,483)  $   (1,778)  $     (365)
                                                                     -----------  ----------   ----------   ----------   ----------
              Period Provision for Loan Losses  . . . . . . . . . . $      (577) $       225  $     2,494  $     1,946  $       280
                                                                     -----------  ----------   ----------   ----------   ----------
              Balance at End of Period  . . . . . . . . . . . . . . $      1,594 $     1,608  $     1,927  $       916  $       748
                                                                     ===========  ==========   ==========   ==========   ==========

              Gross Loans at Period End . . . . . . . . . . . . . . $     56,958 $    63,151  $    84,377  $   100,804  $    86,971
              Gross Average Loans for the Period  . . . . . . . . .       56,468      71,953       93,131       92,879       77,647
              Ratio of Net (Charge-offs) Recoveries During the
                 Period to Gross Average Loans (For the Period) . .        1.00%     (0.76%)      (1.59%)      (1.91%)      (0.47%)

              Percent of Allowance for Loan Losses to
                 Gross Loans (at Period End)  . . . . . . . . . . .        2.80%       2.55%        2.28%        0.91%        0.86%

              Ratio of Allowance for Loan Losses
                 to Net (Charge-offs) Recoveries  . . . . . . . . .         283%      (296%)       (130%)        (52%)       (205%)


- ----------------------
(1)  Commercial Loans includes Commercial and Commercial Real Estate


    At December 31, 1994, the allowance for loan losses was $1.6 million, or 2.8% of gross loans, compared to $1.6 million, $1.9 million, $916,000 and $748,000, or 2.55%, 2.28%, 0.91% and 0.86% to gross loans, at December 31,
1993, 1992, 1991 and 1990, respectively. For the years ended December 31, 1994 and 1993, due to significant recoveries of loans previously charged off, net charge-offs were $(563,000), or (0.99%) of the $57.0 million gross loans outstanding, and $544,000, or 0.86% of $63.2 million gross loans outstanding, respectively.

    As of December 31, 1992, in recognition of the depletion of the loan loss reserve by the loan charge-offs, the continuing deterioration of certain loans which were held by the Bank, and the continuing weakness in the economic condition of those borrowers, $2.5 million was added to the loan loss allowance. In July 1992, the Bank had implemented steps to improve its loan loss review procedures, as noted previously.

NON-PERFORMING LOANS

    As a result of the asset quality stabilization efforts described above, and improving economic conditions, including the general decrease in interest rates experienced by the Bank's customers, non-performing loans have decreased significantly. Non-performing loans at December 31, 1994, were $1.5 million, or 2.7% of gross loans, compared to $2.2 million, or 3.5% of gross loans at December 31, 1993 and $3.9 million or 4.6% of total gross loans at December 31, 1992. These loans are subject to heightened management scrutiny and their classifications are reviewed on a regular basis.

    Non-accrual loans are those of which the recognition of interest has been suspended. Loans are placed on non-accrual status when they become 90 or more days past due and are not well collateralized and in the process of collection or when, in the judgment of management, the ability to collect the loans or accrued interest thereon becomes doubtful. As of December 31, 1994, management believes that there are no potential problem loans which would require disclosure. The following schedule presents a summary of the non-performing loans at the end of each of the five years preceding December 31, 1994.

                 PAST DUE AND NON-PERFORMING LOANS AT YEAR END
                         (In thousands, except ratios)

                                                                                       Year ended December 31,
                                                             ----------------------------------------------------------------------
                                                                  1994          1993          1992          1991           1990
                                                              ------------  ------------  ------------  ------------   ------------
              Gross Loans . . . . . . . . . . . . . . . . .  $      56,958  $     63,151  $     84,377  $     100,804 $      86,971
                                                              ============   ===========   ===========   ============  ============
              Non-Performing Loans
                 Non-Accrual Loans  . . . . . . . . . . . .  $       1,479  $      1,902  $      3,853  $         645 $       1,632
                 Accrual Loans Over 90 Days Past Due  . . .             28           318            --          2,925         1,551
                                                              ------------   -----------   -----------   ------------  ------------

              Total Non-Performing Loans  . . . . . . . . .  $       1,507  $      2,220  $      3,853  $       3,570 $       3,183
                                                              ============   ===========   ===========   ============  ============
              Ratio of Non-Performing Loans to Total
                 Loans at Period End  . . . . . . . . . . .          2.65%         3.52%         4.57%          3.54%         3.66%

              Ratio of Allowance for Loan Losses
                 to Non-Performing Loans at Period End  . .        105.77%        72.43%        50.01%         25.66%        23.50%
                                                              ------------   -----------   -----------   ------------  ------------
              Allowance for Loan Losses . . . . . . . . . .  $       1,594  $      1,608  $      1,927  $         916 $         748

              ORE Owned . . . . . . . . . . . . . . . . . .  $         786  $      1,556  $        897  $       1,036 $         628

    Non-accrual of interest on non-accrual loans had the effect of reducing interest income by $144,000, $262,000 and $234,000 for the years ended December 31, 1994, 1993 and 1992, respectively. Interest income on these loans, which is recorded only when received, amounted to $0, $39,000 and $44,000 for the years ended December 31, 1994, 1993 and 1992, respectively.

OTHER INCOME

    Other income is composed primarily of deposit account service charges, fees for trust services, rental income from the holdings of Realty, gains from disposition of assets, including investment securities, and other various fees and commissions. Other income was $1.2 million for the year ended December 31, 1994, compared to $1.4 million for the year ended December 31, 1993, a decrease of $164,000 or 11.7% resulting primarily from a decrease of $84,000 in service charge income. Other income of $1.4 million for 1993 showed little change from the $1.4 million in 1992, although decreases in service charge income on transaction accounts and investment security gains were offset by an increase in Realty income and other operating income.

    The following is a summary of the other income components for the three years ending December 31, 1994.

                                  OTHER INCOME
                                 (In thousands)

                                                                                  Year Ended December 31,
                                                                         ----------------------------------------
                                                                             1994          1993           1992
                                                                         ------------  ------------   ------------
                              Trust Department Income . . . . . . . .    $         54  $          52 $          57
                              Service Charges on Deposit Accounts . .             648            732           785
                              Rental Income . . . . . . . . . . . . .             198            230           195
                              Other Operating Income  . . . . . . . .             337            376           234
                              Security Gains  . . . . . . . . . . . .               -             11           155
                                                                          -----------   ------------  ------------
                                  Total Expense . . . . . . . . . . .    $      1,237  $       1,401 $       1,426
                                                                          ===========   ============  ============

OTHER EXPENSE

    Other expense showed minimal increase from 1993 to 1994. The largest changes in other expenses related to increased costs experienced with the sale of ORE, non-recurring legal and consulting expenses associated with resolving Bank regulatory difficulties and decreases in the premium costs of FDIC insurance and other operating expenses. Each ORE property is periodically monitored by management and is reappraised by an independent appraiser at least annually with an appropriate write down to the asset value, if warranted. ORE expenses increased 116.8% from $149,000 in 1993 to $323,000 in 1994. The increase of $174,000 was related to property taxes due and payable and to costs associated with the sale of ORE owned. Total other expenses decreased by $397,000 (7.1%) from $5.6 million in 1992 to $5.2 million in 1993. The decrease in occupancy expense of $168,000, ORE expenses of $247,000 and professional and consulting fees of $228,000 more than offset the increase in salaries and employee benefits of $189,000 and the FDIC insurance assessment increase of $81,000 due to the regulatory orders agreed to in 1992.

                                 OTHER EXPENSE
                                 (In thousands)


                                                                                 Year Ended December 31,
                                                                          -----------------------------------
                                                                              1994        1993         1992
                                                                          ----------- -----------  -----------
                                  Salaries & Employee benefits  . . . .  $      2,511 $      2,304 $     2,115
                                  Occupancy Expense . . . . . . . . . .           379          424         592
                                  Equipment Expense . . . . . . . . . .           169          180         164
                                  ORE Owned Expense . . . . . . . . . .           323          149         396
                                  Professional & Consulting Fees  . . .           378          330         558
                                  Data Processing Fees  . . . . . . . .           175          233         242
                                  FDIC Insurance Premium  . . . . . . .           293          353         272
                                  Other Operating Expenses  . . . . . .           980        1,213       1,244
                                                                          -----------  -----------  ----------
                                     Total Other Expense  . . . . . . .  $      5,208 $      5,186 $     5,583
                                                                          ===========  ===========  ==========

INCOME TAXES

    The Company files a consolidated federal income tax return. Income tax expense increased from $437,000 in 1993 to $651,000 in 1994, primarily due to the maturity of tax exempt obligations of states and municipal subdivisions which were not replaced with tax exempt obligations in the investment portfolio as a result of management's repositioning of the portfolio.

FINANCIAL CONDITION

GENERAL

    The Bank assets increased $1.1 million or 1.0% from 1993 to 1994 and decreased $3.1 million or 2.3% from 1992 to 1993 due in part to the factors discussed above.

INVESTMENT SECURITIES

    The following schedule summarizes the Company's investment securities portfolio as of December 31, 1994. The weighted average yields for tax-exempt obligations have not been computed on a tax equivalent basis.

                              INVESTMENT PORTFOLIO
                                 (In thousands)

                                                                                      Year Ended December 31, 1994
                                                                            ------------------------------------------------
                                                                                                                 Weighted
                                                                               Amortized                          Average
                                                                                  Cost          Fair Value     Interest Rate
                                                                             --------------     ----------     -------------
                    U.S. Treasury and Government Agency Securities:
                       Within One Year  . . . . . . . . . . . . . . . . .   $         28,949 $        28,533       5.08%
                       After One but within Five Years  . . . . . . . . .             25,546          24,566       5.51%
                       After Five but within Ten Years  . . . . . . . . .              1,000             913       5.00%
                       After Ten Years  . . . . . . . . . . . . . . . . .                 --              --        --
                                                                             ---------------  --------------     --------
                    Total U.S. Treasury and Government Agency
                       Securities . . . . . . . . . . . . . . . . . . . .   $         55,495 $        54,012       5.28%
                                                                             ---------------  --------------       -----

                    Obligations of State and Political Subdivisions:
                       Within One Year  . . . . . . . . . . . . . . . . .   $          2,029 $         2,051       7.93%
                       After One but within Five Years  . . . . . . . . .              1,096           1,072       4.48%
                       After Five but within Ten Years  . . . . . . . . .                428             406       5.26%
                       After Ten Years  . . . . . . . . . . . . . . . . .                100             105       7.50%
                                                                             ---------------  --------------       -----
                    Total Obligations of State and Political Subdivisions   $          3,653 $         3,634       6.36%
                                                                             ---------------  --------------       -----

                    Total Collateralized Mortgage Obligations . . . . . .   $          3,710 $         3,416       6.58%
                                                                             ---------------  --------------       -----
                    Total Mortgage Backed Securities  . . . . . . . . . .   $            982 $           934       3.62%
                                                                             ---------------  --------------       -----

                    Total Securities  . . . . . . . . . . . . . . . . . .   $         63,840 $        61,996       5.39%
                                                                             ===============  ==============       =====
                    Total Securities:
                       Within One Year  . . . . . . . . . . . . . . . . .   $         30,978 $        30,584       5.27%
                       After One but within Five Years  . . . . . . . . .             26,642          25,638       5.47%
                       After Five but within Ten Years  . . . . . . . . .              1,428           1,319       5.08%
                       After Ten Years  . . . . . . . . . . . . . . . . .                100             105       7.50%
                       Collateralized Mortgage Obligations  . . . . . . .              3,710           3,416       6.58%
                       Mortgage Backed Securities . . . . . . . . . . . .                982             934       3.62%
                                                                             ---------------  --------------       -----
                                                                            $         63,840 $        61,996       5.39%
                                                                             ===============  ==============       =====

    The amortized cost of U.S. Treasury and government agency securities, including collateralized mortgage obligations of $3.7 million at December 31, 1994, increased to $59.2 million, or 29.8% from $45.6 million, including collateralized mortgage obligations of $5.9 million, at December 31, 1993. As noted previously, the Company's assets were restructured in 1993 and 1994 to provide for additional liquidity and to reposition the Company's investment portfolio in accordance with guidelines adopted in 1992.

    Obligations of states and political subdivisions were $3.7 million at December 31, 1994, down from $4.8 million at December 31, 1993, a decrease of 23% and down from $5.8 million as of December 31, 1992, a decrease of 17.2%.

    At December 31, 1994, the Company's investment portfolio did not contain securities, other than U.S. Treasury and government agency securities, of any single issuer that were payable from and secured by the same source of revenue or taxing authority where the aggregate book value of such securities exceeded 10% of stockholders' equity or $1.2 million.

LOANS

    Gross loans were $57.0 million at December 31, 1994, compared to $63.2 million and $84.4 million at December 31, 1993 and 1992, respectively. The decrease reflects management's intention to downsize the loan portfolio as previously discussed, and the virtual elimination of leveraged leases from the portfolio. Gross loans continue to decrease as repayments exceed loan originations in the ordinary course of business.

    The following table summarizes the categories of loans outstanding at the end of each of the five years preceding December 31, 1994 and indicates the portfolio's sensitivity to interest rate changes, based upon the loan maturity date and repricing terms as of December 31, 1994.

                           ANALYSIS OF LOAN PORTFOLIO
                         (In thousands, except ratios)


                                                        Year Ended December 31,
                          --------------------------------------------------------------------------------------------
                                   1994               1993               1992               1991              1990
                          -----------------  ------------------ -----------------  ----------------- -----------------
                           Amount      %     Amount       %      Amount      %      Amount     %      Amount      %
                           ------      -     ------       -      ------      -      ------     -      ------      -
 LOAN CATEGORY
    Commercial Loans (1)  $ 45,388   79.7%   $49,772    78.8%   $ 61,451   72.8%   $69,449    68.9%  $ 53,580   61.6%
    Real Estate
    Residential . . . . .    9,732   17.1%    11,419    18.1%     18,262   21.7%    23,755    23.6%    25,912   29.8%
    Installment Loans  .     1,521    2.7%     1,317     2.1%      2,204    2.6%     3,089     3.0%     3,677    4.2%

    Other  . . . . . . .       317    0.5%       643     1.0%      2,460    2.9%     4,511     4.5%     3,802    4.4%
                           -------  ------    ------   ------    -------  ------    ------   ------   -------  ------
       Gross Loans . . .  $ 56,958  100.0%   $63,151   100.00%  $ 84,377  100.0%  $100,804   100.0%  $ 86,971  100.0%
                           =======  ======    ======   =======   =======  ======   =======   ======   =======  ======


- ----------------------
(1)  Commercial Loans include Commercial and Commercial Real Estate.

                           LOAN MATURITY DISTRIBUTION
                         (In thousands, except ratios)

                                                       At December 31, 1994
                                   ------------------------------------------------------
                                      Under       1 Year to       Over
                                      1 Year       5 Years      5 Years        Total
                                      ------      ---------     -------        -----
 MATURITY PERIOD (1)
    Fixed Rate . . . . . . . . .   $     12,119 $     24,023  $      3,576 $       39,718
    Variable Rate  . . . . . . .         12,038        3,652         1,550         17,240
                                    -----------  -----------   -----------  -------------
       Total for Period  . . . .   $     24,157 $     27,675  $      5,126 $       56,958
                                    ===========  ===========   ===========  =============
                                          42.4%        48.6%          9.0%         100.0%


- ----------------------
(1) Demand loans, past due loans and overdrafts are reported in the Under 1 Year category.


ALLOWANCE FOR LOAN LOSS

    At December 31, 1994, the allowance for loan losses was $1.6 million, or 2.80% of gross loans, compared to $1.6 million, $1.9 million, $916,000 and $748,000, or 2.55%, 2.28%, 0.91% and 0.86%, to gross loans, at December 31,
1993, 1992, 1991 and 1990, respectively. Changes noted during the periods reflect management's response to internal loan review, regulatory classifications and the current loan loss methodology results.

DEPOSITS

    Year end deposits for December 31, 1994 were $115.8 million, a decrease of $1.8 million or 1.5% from $117.6 million in 1993 and a decrease of $7.9 million or 6.3% from $125.5 million in 1992 to 1993.

    The change in total deposits was caused primarily by decreases of $1.3 million in savings deposits, $1.1 million in demand deposits, $1.3 million in other time deposits and $766,000 in NOW and Money Market accounts which were somewhat offset by the $2.8 million increase in time deposits over $100,000.
At December 31, 1994, time certificates of deposit in denominations of $100,000 or more were $6.7 million, which represents 5.8% of total deposits. These time deposits are rate-sensitive. The Bank's policy is to pay competitive rates in the markets it serves.

    Average total deposits in 1994 were $116.7 million, a decrease of 2.3% or $2.7 million from 1993. This followed a decrease of 3.2% in 1993. The decrease in deposits was primarily attributable to a decrease in other time deposits.


                                                                                AVERAGE DEPOSITS DISTRIBUTION
                                                                                       (In thousands)

                                                                                   Year Ended December 31,
                                                                             -----------------------------------
                                                                                1994         1993        1992
                                                                            -----------  ----------- -----------
                                Noninterest Bearing Demand Deposits . . .   $    21,626 $     20,539 $     18,661
                                Savings Deposits  . . . . . . . . . . . .        47,033       46,979       43,962
                                Money Market and NOW Deposits . . . . . .        21,664       21,467       21,801
                                CD's over $100,000  . . . . . . . . . . .         4,979        4,519        6,094
                                Other Time Deposits . . . . . . . . . . .        21,434       25,965       32,899
                                                                             ----------  -----------  -----------
                                Total Deposits  . . . . . . . . . . . . .   $   116,736 $    119,469 $    123,417
                                                                             ==========  ===========  ===========

    Average noninterest-bearing demand deposits in 1994 were up 5.3% following a 10.1% increase in 1993. The 1993 and 1994 increases related primarily to general economic factors.

    Average savings deposits were relatively unchanged from 1993 following an increase of 6.9% one year earlier.

    CD's over $100,000 reversed their shift from last year's decline by increasing an average of 10.2% in 1994, reflecting a late year return to the attractiveness of time deposit products. Other time deposits decreased 17.5% following a decrease of 21.1% in 1993 reflecting a declining interest rate environment and reduction in balance from public funds.

                                                                                        AVERAGE RATES
                                                                                      PAID ON DEPOSITS

                                                                                   Year Ended December 31,
                                                                                   -----------------------

                                                                                  1994      1993      1992
                                                                                  ----      ----      ----
                                    Savings Deposits  . . . . . . . . . . . .    2.76%      2.90%     3.94%
                                    Money Market and NOW Deposits . . . . . .    2.21%      2.21%     3.34%
                                    CD's over $100,000  . . . . . . . . . . .    3.82%      4.16%     7.52%
                                    Other Time Deposits . . . . . . . . . . .    3.85%      3.95%     4.64%
                                    Total Interest Bearing Deposits . . . . .    2.94%      3.08%     4.25%


                                                                                 MATURITY OF TIME
                                                                              DEPOSITS OVER $100,000

                                                                               At December 31, 1994
                                                                                  (In thousands)
                                            Due within Three Months . . . .          $  3,307
                                            Three to Six Months . . . . . .             1,918
                                            Six to Twelve Months  . . . . .             1,156
                                            After Twelve Months . . . . . .               348
                                                                                      -------
                                                                                     $  6,729
                                                                                      =======

    The Bank continues to experience strong competition for deposits in its markets. This is true for both the business and retail segments of the market. During 1994, the Bank offered a number of different products with specific features and competitive pricing. The deposit products were designed to retain core deposit accounts, attract new customers, and create opportunities for providing other bank services or relationships.

NOTES PAYABLE

    Notes payable decreased by $550,000 to $4.0 million as of December 31, 1994 as a result of scheduled principal repayments. Notes payable were $4.5 million at December 31, 1993, which was the maximum amount outstanding during the two years ended December 31, 1994. The average amount of Notes Payable was $4.2 million and $4.5 million during the years ended December 31, 1994 and 1993, respectively. The weighted average interest rate was 8.15% and 6.85% during the years ended December 31, 1994 and 1993, respectively. Following the receipt of the $1.0 million dividend from the Bank on January 24, 1995, the Company determined that further principal reduction was warranted in light of the circumstances facing the Company, particularly the rising interest rates. As a result, a principal payment of $1.8 million was made which decreased the notes payable to $2.2 million as of March 31, 1995. The Company was in compliance with certain ratios and covenants required by these loans at December 31, 1994 and management believes that the Company was in compliance at March 31, 1995. The Notes were due May 1, 1995 and were renewed for another one year term. The Notes bear interest at the prime rate and are secured by the Company's stock in the Bank and real estate owned by Realty.

COMMON STOCK ISSUED

    In 1992 and early 1993, the Company sold a total of 40,000 shares and raised $4.0 million. This issuance was in response to the Company's need for additional capital. See "Capital & Regulatory Matters" below.

    The Company shareholders adopted an employee stock benefit plan in 1990. Under the plan, the Company may award up to 10,000 shares of the Company's Common Stock to employees of the Company or its subsidiaries. For information regarding the plan, see Note 7 of the Notes to the Company's Consolidated Financial Statements attached hereto.

LIQUIDITY

    The overall liquidity of the Bank is maintained through the continual review and control of the maturity structure of the balance sheet. Liquidity is obtained through access to financial markets and by holding appropriate amounts of liquid assets, which provide the Company with the ability to meet financial obligations to depositors and loan customers.

    Liquid assets are composed of cash and near-cash items, including deposits with other banks, Federal Reserve funds sold, obligations of the U.S. Treasury and government agency securities, obligations of states and political subdivisions, and short-term investments which can be readily converted to cash.

    The fair value of the Bank's investment securities portfolio was $62.0 million at December 31, 1994, which included securities classified as available for sale with a fair value of $32.5 million that were available to meet liquidity needs. Prior to the adoption on January 1, 1994, of Financial Accounting Standards Board Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities," the Bank's entire investment securities portfolio, with a fair value of $52.1 million at December 31, 1993, could have been available to meet liquidity needs. The fair value of the Bank's securities available for sale was $28.8 million at March 31, 1995, a decrease of $3.7 million, or 11.4% from December 31, 1994, due to maturities of securities and the subsequent reinvestment of the proceeds in federal funds sold.

    The Bank continually monitors its funding and liquidity needs. Management has developed an alternative funding contingency plan, whereby the Bank may borrow from the Federal Reserve Bank of Chicago. In addition, the Bank maintains contingency funding arrangements with each of its correspondent banks reflecting an $8.5 million borrowing capability. As of March 31, 1995, liquidity resources were sufficient to meet the Company's needs for cash when necessary. There were no material commitments for capital expenditures, i.e. to purchase fixed assets.

ASSET AND LIABILITY MANAGEMENT

    Net interest income is subject to wide fluctuations arising from changes in market interest rates because the average yield on assets responds differently to such changes than does the average cost of funds. In an effort to minimize the effects of changes in the general level of market interest rates, the Bank actively manages the repricing characteristics of its assets and liabilities to control net interest rate sensitivity. For purposes of measurement of rate sensitive deposit balances, management has determined that transaction accounts of $16.7 million and Other Savings of $46.0 million, as of December 31, 1994, should be considered as core deposits and are subject to repricing as 50%, based on movement due to rate change within a 6 month duration or less horizon and the remaining 50% subject to repricing within the 1-5 year duration. Management has further determined that the rate sensitivity ratio should be maintained between 80% and 120% of rate sensitive assets to rate sensitive liabilities through all the measured horizons.

    An interest rate sensitivity ratio position is a relative measure of the differences in the repricing of assets and liabilities within specified time periods. A positive rate sensitivity ratio exists when rate-sensitive assets exceed rate-sensitive liabilities. Generally, when a positive gap position exists, net interest income should increase during periods of rising interest rates. When a negative gap position exists (when rate-sensitive liabilities exceed rate-sensitive assets), net interest income generally should increase during periods of declining interest rates. The interest rate sensitivity table as of December 31, 1994 shows that the cumulative position was positive for all of the reporting periods.

    The Bank's relative position of interest rate-sensitive assets and liabilities as of December 31, 1994 is shown in the following table.

                       INTEREST RATE SENSITIVITY ANALYSIS
                                 (In thousands)

                                                                                        December 31, 1994
                                                              -------------------------------------------------------------
                                                                                    Interest Sensitivity Period
                                                              -------------------------------------------------------------

                                                                6 Months    6 Months      1 Year      5 Years
                                                                or Less    to 1 Year    to 5 Years   and Over      Total
                                                                -------    ---------    ----------   --------      -----
                     INTEREST SENSITIVE ASSETS
                     Loans . . . . . . . . . . . . . . . . .  $    22,849  $    5,705 $      24,828  $   3,576  $    56,958
                     Investment Securities - HTM . . . . . .        5,487       2,831        21,047      1,528       30,893
                     Investment Securities - AFS . . . . . .       32,490                                            32,490
                                                               ----------   ---------  ------------   --------   ----------
                        Total Earning Assets . . . . . . . .  $    60,826  $    8,536 $      45,875  $   5,104  $   120,341
                                                               ----------   ---------  ------------   --------   ----------
                        Cumulative . . . . . . . . . . . . .  $    60,826  $   69,362 $     115,237  $ 120,341
                                                               ----------   ---------  ------------   --------

                     INTEREST SENSITIVE LIABILITIES
                     NOW Accounts  . . . . . . . . . . . . .  $     8,385  $       -- $       8,385  $      --  $    16,770
                     Money Market Deposits . . . . . . . . .        4,124          --            --         --        4,124
                     Other Savings Accounts  . . . . . . . .       23,020          --        23,019         --       46,039
                     Other Time $100,000 and Over  . . . . .        5,225       1,156           348         --        6,729
                     Other Time Deposits . . . . . . . . . .       11,276       5,748         3,646         --       20,670
                     Federal Funds Purchased . . . . . . . .        1,500          --            --         --        1,500
                                                               ----------   ---------  ------------   --------   ----------
                        Total Liabilities  . . . . . . . . .  $    53,530  $    6,904 $      35,398  $      --
                                                               ----------   ---------  ------------   --------
                        Cumulative . . . . . . . . . . . . .  $    53,530  $   60,434 $      95,832  $  95,832  $    95,832
                                                               ----------   ---------  ------------   --------   ----------

                     Net Position per Period . . . . . . . .  $     7,296  $    1,632 $      10,477  $   5,104
                                                               ----------   ---------  ------------   --------
                     Net Asset Position - Cumulative . . . .  $     7,296  $    8,928 $      19,405  $  24,509  $    24,509
                                                               ==========   =========  ============   ========   ==========
                     Rate Sensitive Assets as a %
                     of Rate Sensitive Liabilities . . . . .    113.63%     114.77%      120.25%      125.57%

CAPITAL & REGULATORY MATTERS

    On September 19, 1992, the Federal Deposit Insurance Corporation ("FDIC") entered into a Cease and Desist Order (the "FDIC Order") with the Bank from which the Bank was released by the FDIC as of August 22, 1994. In addition, on June 23, 1992, the Company entered into a Memorandum of Understanding with the Federal Reserve Bank of Chicago ("Reserve Bank") from which the Company was released by the Reserve Bank as of March 22, 1995. The Bank had previously adopted a Corrective Action Plan proposed by the Commissioner of Banks and Trust Companies for the State of Illinois ("Commissioner") in 1991 which the Bank rescinded on January 25, 1994 with the approval of the Commissioner. As a result of these regulatory actions, the Bank was required to increase its capital by $2.0 million and maintain its Tier 1 leverage capital ratio at a minimum of 7.0%. In addition, no dividends were permitted by the Bank or Company except with regulatory approval. The regulatory actions also required maintenance of certain operating and other ratios and placed limits on additional borrowing and growth by the Bank. Management was also required to meet certain other non-financial requirements. At March 31, 1995 the Bank's Tier 1 leverage capital ratio was 9.3%.

                                C O N T E N T S



INDEPENDENT AUDITORS' REPORTS                                        E-16

FINANCIAL STATEMENTS

    Consolidated balance sheets                                      E-18

    Consolidated statements of income                                E-19

    Consolidated statements of stockholders' equity                  E-20

    Consolidated statements of cash flows                            E-21

    Notes to consolidated financial statements                       E-23


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
GN Bancorp, Inc.
Chicago, Illinois

We have audited the accompanying consolidated balance sheets of GN Bancorp, Inc. as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1994 and 1993 consolidated financial statements referred to above present fairly, in all material respects, the financial position of GN Bancorp, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 2, the Company changed its method of accounting for securities in 1994.



                                                         McGLADREY & PULLEN, LLP



Schaumburg,  Illinois
February 17, 1995

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
GN Bancorp, Inc.


We have audited the consolidated statements of operations, changes in stockholders' equity, and cash flows of GN Bancorp, Inc. and Subsidiaries for the year ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting disclosures in the financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of GN Bancorp, Inc. and Subsidiaries for the year ended December 31, 1992 in conformity with generally accepted accounting principles.



                                                              GRANT THORNTON LLP



Chicago, Illinois
February 12, 1993

GN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1994 AND 1993
MARCH 31, 1995 AND 1994 (UNAUDITED)

                                                                 March 31,                      December 31,
                                                           ---------------------            -------------------
ASSETS                                                     1995             1994            1994           1993
- ------                                                     ----             ----            ----           ----
                                                               (Unaudited)
  Cash and due from banks                              $  4,436,136    $  7,365,586     $  8,192,595  $  6,873,885
  Federal funds sold                                      3,650,000               -                -     4,350,000
                                                       ------------    ------------     ------------  ------------
            Cash and cash equivalents                     8,086,136       7,365,586        8,192,595    11,223,885

  Interest-bearing deposits with banks                            -               -                -       375,000
    Securities:
      Investment                                                  -               -                -    51,699,134
      Held to maturity                                   30,639,166      32,419,431       30,892,799             -
      Available for sale                                 28,817,230      23,468,901       32,490,330             -
    Loans, net                                           53,690,936      58,848,596       55,208,587    61,276,808
    Premises and equipment                                4,458,935       4,672,842        4,503,480     4,713,597
    Other real estate owned                                 871,111       1,711,354          786,493     1,556,166
    Accrued interest receivable and other
      assets                                              1,541,769       2,168,312        1,726,638     1,859,076
                                                       ------------    ------------     ------------  ------------
                                                       $128,105,283    $130,655,022     $133,800,922  $132,703,666
                                                       ============    ============     ============  ============
LIABILITIES AND STOCKHOLDERS'
  EQUITY

Liabilities
  Deposits:
    Demand deposits                                    $ 21,227,805    $ 19,971,494     $ 21,472,868  $ 22,573,565
    Savings                                              42,198,528      47,228,521       46,039,306    47,342,725
    Money market and NOW accounts                        19,972,571      20,925,346       20,894,363    21,659,530
    Time deposits, $100,000 and over                      6,167,325       4,337,257        6,728,548     3,951,315
    Other time deposits                                  23,245,470      22,234,547       20,670,422    22,047,568
                                                       ------------    ------------     ------------  ------------
          TOTAL DEPOSITS                                112,811,699     114,697,165      115,805,507   117,574,703

  Federal funds purchased                                         -               -        1,500,000             -
  Accrued interest payable and other liabilities          1,419,630       1,342,269        1,456,716     1,282,355
  Notes payable                                           2,225,000       4,175,000        3,975,000     4,525,000
                                                       ------------    ------------     ------------  ------------
          TOTAL LIABILITIES                             116,456,329     120,214,434      122,737,223   123,382,058
                                                       ------------    ------------     ------------  ------------

Commitments and Contingent Liabilities

Stockholders' Equity
  Common stock, par value $8 per share; authorized
   110,000 shares; issued and outstanding March 31,
   1995 and 1994  90,071 and 87,989 shares,
   respectively; December 31, 1994 and 1993 89,439
   and 81,989 shares, respectively                          720,568         703,912          715,512       655,912
  Additional paid-in capital                              4,709,613       4,477,249        4,645,149     3,895,249
  Retained earnings                                       6,346,012       5,317,264        6,004,564     4,770,447
  Unrealized loss on securities available
    for sale, net                                          (127,239)        (57,837)        (301,526)            -
                                                       ------------    ------------     ------------  ------------
                                                         11,648,954      10,440,588       11,063,699     9,321,608
                                                       ------------    ------------     ------------  ------------
                                                       $128,105,283    $130,655,022     $133,800,922  $132,703,666
                                                       ============    ============     ============  ============



See Notes to Consolidated Financial Statements.

GN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
THREE MONTHS ENDED MARCH 31, 1995 AND 1994 (UNAUDITED)

                                            Three Months Ended March 31,                    Years Ended December 31,
                                            ----------------------------            ---------------------------------------
                                                 1995          1994                 1994             1993              1992
                                                 ----          ----                 ----             ----              ----
                                                    (Unaudited)
Interest income:
  Interest and fees on loans                 $ 1,328,708   $ 1,414,588          $ 5,328,517      $ 6,538,408        $ 8,961,886
  Investment securities:
    Taxable                                      807,707       567,957            2,647,512        1,823,813          1,132,939
    Exempt from federal income taxes              46,349        72,083              254,539          437,432            475,389
  Interest-bearing deposits with banks                -             -                32,670           12,598             13,107
  Federal funds sold                              24,324        31,842              136,291          142,682            112,796
                                             -----------   -----------          -----------      -----------        -----------
          TOTAL INTEREST INCOME                2,207,088     2,086,470            8,399,529        8,954,933         10,696,117

Interest expense:
  Deposits                                       760,914       681,567            2,793,482        3,049,033          4,465,398
  Notes payable and other                         61,566        73,716              327,263          309,697            306,634
                                             -----------   -----------          -----------      -----------        -----------
          NET INTEREST INCOME                  1,384,608     1,331,187            5,278,784        5,596,203          5,924,085


Provision for loan losses                        (50,000)     (450,000)            (577,000)         225,000          2,493,534
                                             -----------   -----------          -----------      -----------        -----------

          NET INTEREST INCOME AFTER
            PROVISION FOR LOAN LOSSES          1,434,608     1,781,187            5,855,784        5,371,203          3,430,551
                                             -----------   -----------          -----------      -----------        -----------
Other income:
  Trust department income                         12,885        12,500               53,303           51,656             57,451
  Service charges on deposit accounts            135,879       169,977              648,561          731,812            784,835
  Rental income                                   59,262        60,397              197,906          229,702            194,840
  Other operating income                          21,135        56,434              337,502          376,323            233,849
  Security gains                                      -             -                    -            11,272            154,739
                                             -----------   -----------          -----------      -----------        -----------
          TOTAL OTHER INCOME                     229,161       299,308            1,237,272        1,400,765          1,425,714


Other expenses:
  Salaries and employee benefits                 587,486       546,675            2,510,927        2,304,563          2,114,520
  Occupancy expense                              138,584       133,170              378,592          423,972            592,327
  Equipment expense                               52,622        61,145              168,867          179,619            164,206
  Other real estate owned expense                 21,866        86,034              323,007          149,068            396,062
  Professional and consulting fees                39,716        67,518              378,138          329,757            557,798
  Data processing fees                            42,070        47,486              175,425          233,064            241,676
  FDIC insurance premium                          64,256        72,939              293,225          353,247            272,242
  Other operating expenses                       249,530       191,369              979,712        1,212,760          1,244,431
                                             -----------   -----------          -----------      -----------        -----------
          TOTAL OTHER EXPENSES                 1,196,130     1,206,336            5,207,893        5,186,050          5,583,262
                                             -----------   -----------          -----------      -----------        -----------

          INCOME (LOSS) BEFORE INCOME TAXES      467,639       874,159            1,885,163        1,585,918           (726,997)

Income tax expense (credit)                      126,191       327,342              651,046          437,355           (381,741)
                                             -----------   -----------          -----------      -----------        -----------
          NET INCOME (LOSS)                  $   341,448   $   546,817          $ 1,234,117      $ 1,148,563        $  (345,256)
                                             ===========   ===========          ===========      ===========        ===========

Earnings (loss) per common share             $      3.81   $      6.66                14.11      $     16.58        $     -8.22
Weighted average shares outstanding               89,557        82,056               87,495           69,277             42,004

See Notes to Consolidated Financial Statements.

GN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
THREE MONTHS ENDED MARCH 31, 1995 (UNAUDITED)

                                                                                                   Unrealized
                                                                                                    Loss on
                                                                                                   Securities
                                                                  Additional                       Available
                                                    Common         Paid-In         Retained           For
                                                     Stock         Capital         Earnings         Sale, Net        Total
                                                    ------        ----------       --------        ----------        -----
Balance, December 31, 1991                        $ 339,192     $   296,817     $  4,064,677    $          -    $  4,700,686
  Dividends Paid ($1.20 Per Share)                        -               -          (50,387)              -         (50,387)
  Purchase of 410 shares of
    common stock                                     (3,280)         (2,870)         (47,150)              -         (53,300)
  Net (loss)                                              -               -         (345,256)              -        (345,256)
                                                  ---------     -----------     ------------     -----------    ------------

Balance, December 31, 1992                          335,912         293,947        3,621,884               -       4,251,743
  Issuance of 40,000 shares of
    common stock                                    320,000       3,601,302                -               -       3,921,302
  Net income                                              -               -        1,148,563               -       1,148,563
                                                  ---------     -----------     ------------     -----------    ------------

Balance, December 31, 1993                          655,912       3,895,249        4,770,447               -       9,321,608
  Unrealized gain on securities
    available for sale, net                               -               -                -          30,493          30,493
  Exercise of 7,450 shares of
    stock options                                    59,600         749,900                -               -         809,500
  Net income                                              -               -        1,234,117               -       1,234,117
  Net change in unrealized gains
    and losses on securities
    available for sale, net                               -               -                -        (332,019)       (332,019)
                                                  ---------     -----------     ------------     -----------    ------------

Balance, December 31, 1994                          715,512       4,645,149        6,004,564        (301,526)     11,063,699
  Exercise of 632 shares of
    stock options (unaudited)                         5,056          64,464                -               -          69,520
  Net income (unaudited)                                  -               -          341,448               -         341,448
  Net change in unrealized gains
    and losses on securities available
    for sale, net (unaudited)                             -               -                -         174,287         174,287
                                                  ---------     -----------     ------------     -----------    ------------

Balance, March 31, 1995 (unaudited)               $ 720,568     $ 4,709,613     $  6,346,012     $  (127,239)   $ 11,648,954
                                                  =========     ===========     ============     ===========    ============


See Notes to Consolidated Financial Statements.

GN BANCORP, INC. AND SUBSIDIARIES



CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

THREE MONTHS ENDED MARCH 31, 1995 AND 1994 (UNAUDITED)

                                        THREE MONTHS ENDED MARCH 31,                  YEARS ENDED DECEMBER 31,
                                      -------------------------------      -------------------------------------------------
                                        1995                1994           1994                 1993               1992
                                        ----                ----           ----                 ----               ----
                                              (UNAUDITED)
Cash Flows From Operating Activities
  Net income (loss)                    $    341,448      $ 546,817           $   1,234,117    $   1,148,563    $    (345,256)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
    Depreciation                             55,040         54,009                 215,362          242,225          273,624
    Amortization of goodwill                      -         15,000                  43,027           60,000           60,000
    Amortization of premiums and
      discounts, net                          5,789        138,604                 401,968          549,103          166,079
    Provision for loan losses               (50,000)      (450,000)               (577,000)         225,000        2,493,534
    Provision for losses on other real
      estate owned                                -         50,000                  95,000           75,000                -
    Deferred income taxes                    32,000        (51,000)                 62,000           23,000         (501,000)
    Gain/loss on sale of equipment                -              -                   7,304            4,678           (2,694)
    Gain/loss on sale of other real
      estate                                      -        (10,000)                 52,420                -                -
    Security gains                                -              -                       -          (11,272)        (154,739)
    (Increase) decrease in accrued
      interest receivable and other
      assets                                 36,893       (313,110)                 48,189          589,715            4,792
    Increase (decrease) in accrued
      interest payable and other
      liabilities                           (37,086)        59,914                 174,361           56,335         (494,885)
                                       ------------       --------          --------------    -------------    -------------
          NET CASH PROVIDED BY
            OPERATING ACTIVITIES            384,084         40,234               1,756,748        2,962,347        1,499,455
                                       ------------       --------          --------------    -------------    -------------
Cash Flows From Investing Activities
  Proceeds from maturities of
    securities held to maturity           1,400,194      3,168,836               8,033,518                -                -
  Purchase of securities held to
    maturity                             (1,152,350)    (2,200,000)             (5,801,414)               -                -
  Proceeds from sales and maturities
    of securities available for sale      7,974,613      2,000,000              11,400,000                -                -
  Purchase of securities available for
    sale                                 (4,011,250)    (7,383,507)            (26,174,924)               -                -
  Purchase of investment securities               -              -                       -      (29,077,320)     (33,063,445)
  Proceeds from sales and maturities
    of investment securities                      -              -                       -       11,579,645       13,214,340
  Net (increase) decrease in interest-
    bearing deposits with banks                   -        375,000                 375,000         (375,000)         500,000
  Net decrease in loans                   1,567,651      2,383,024               5,619,378       18,399,927       14,820,882
  Additions to premises and equipment       (10,495)       (13,254)                (26,049)         (70,448)         (56,487)
  Proceeds from sale of equipment                 -              -                  13,500           16,500           68,511
  Additions to other real estate owned      (84,618)             -                 (25,588)         (49,935)               -
  Proceeds from sale of other real
    estate owned                                  -        300,000               1,306,543          217,534                -
  Proceeds from other assets                      -         68,906                 501,694          660,387                -
                                       ------------       --------          --------------    -------------    -------------
          NET CASH PROVIDED BY (USED
          IN) INVESTING ACTIVITIES        5,683,745     (1,300,995)             (4,778,342)       1,301,290       (4,516,199)
                                       ------------       --------          --------------    -------------    -------------

                                  (CONTINUED)

GN BANCORP, INC. AND SUBSIDIARIES




CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
THREE MONTHS ENDED MARCH 31, 1995 AND 1994 (UNAUDITED)

                                            THREE MONTHS ENDED MARCH 31,               YEARS ENDED DECEMBER 31,
                                        ---------------------------------    -------------------------------------------
                                            1995             1994               1994             1993              1992
                                            ----             ----               ----             ----              ----
                                                 (UNAUDITED)
Cash Flows From Financing Activities
  Net increase (decrease) in time deposits  $ 2,013,825    $    572,921      $  1,400,087     $  (9,555,038)   $ (6,523,867)
  Net increase (decrease) in other deposits  (5,007,633)     (3,450,459)       (3,169,283)        1,633,584      10,577,625
  Net increase (Decrease) in federal
    funds purchased                          (1,500,000)              -         1,500,000                 -               -
  Proceeds from exercise of stock options        69,520         630,000           809,500                 -               -
  Principal payments on notes payable        (1,750,000)       (350,000)         (550,000)                -        (550,000)
  Proceeds from issuance of common stock              -               -                 -         3,587,740         333,562
  Purchases of common stock                           -               -                 -                 -         (53,300)
  Dividends paid                                      -               -                 -                 -         (50,387)
                                            -----------    ------------      ------------     -------------    ------------
          NET CASH PROVIDED BY (USED
            IN) FINANCING ACTIVITIES         (6,174,288)     (2,597,538)           (9,696)       (4,333,714)      3,733,633
                                            -----------    ------------      ------------     -------------    ------------

          NET INCREASE (DECREASE) IN
            CASH AND CASH EQUIVALENTS          (106,459)     (3,858,299)       (3,031,290)          (70,077)        716,889

Cash and cash equivalents:
  Beginning                                   8,192,595      11,223,885        11,223,885        11,293,962      10,577,073
                                            -----------    ------------      ------------     -------------    ------------
  Ending                                    $ 8,086,136    $  7,365,586      $  8,192,595     $  11,223,885    $ 11,293,962
                                            ===========    ============      ============     =============    ============

Supplemental Disclosures of Cash Flow
  Information
  Cash payments for:
    Interest paid to depositors             $   712,374    $    672,430      $   2,768,221    $   3,114,723    $  4,645,032
    Interest paid on notes payable
      and other                                  61,128         109,448            360,433          254,464         469,997
    Income taxes                                      -               -            465,000          455,000          80,000

Supplemental Schedules of Noncash
  Investing Activities
  (Increase) decrease in unrealized loss
     on securities available for sale           264,071         (87,632)          (456,857)               -               -
  Increase (decrease) in deferred income
    taxes attributable to the unrealized
    loss on securities available for sale       (89,784)         29,795            155,331                -               -
  Real estate acquired in settlement
    of loans                                          -         495,188            658,702          902,103         396,508
  Transfers from loans to other assets                -               -            367,141        1,066,415               -

See Notes to Consolidated Financial Statements.

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


NOTE 1.     NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: The operations of GN Bancorp, Inc. and subsidiaries (Company) consist primarily of those financial activities common to the commercial banking industry.

The Company conducts substantially all of its lending activities throughout Northeastern Illinois. Loans granted to businesses are primarily secured by business assets, owner-occupied real estate or personal assets of commercial borrowers. Loans to individuals are primarily secured by automobiles, residential real estate or other personal assets. Since the Company's borrowers and its loan collateral have geographic concentration in the greater Chicago metropolitan area, the Company could have exposure to a decline in the local economy and real estate market. However, management believes that the diversity of its customer base and local economy, its knowledge of the local market, and its proximity to customers limits the risk of exposure to adverse economic conditions.

Significant accounting policies:

Principles of consolidation: The consolidated financial statements include the accounts of GN Bancorp, Inc. and its wholly-owned subsidiaries, Gladstone-Norwood Trust and Savings Bank (Bank) and GN Realty, Inc. All significant intercompany accounts and transactions have been eliminated.

Unaudited financial statements: The unaudited financial statements as of and for the three months ended March 31, 1995 and 1994, furnished by management reflect all adjustments, consisting solely of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the financial position as of March 31, 1995 and 1994, and the results of operations and cash flows for the three months then ended. The results of operations for the three months ended March 31, 1995 and 1994, are not necessarily indicative of the operating results of the Company for the entire year.

Securities: Effective January 1, 1994, the Company adopted Financial Accounting Standards Board Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Statement 115 requires investments in debt and equity securities be classified as securities held to maturity, securities available for sale or trading securities.

Securities classified as held to maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

Securities classified as available for sale are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included as a component of net income.

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


NOTE 1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Securities classified as trading securities are those debt and equity securities that are purchased and held for sale in the near term. Trading securities are carried at fair value with unrealized gains and losses included in income. The Company has no trading securities.

Prior to the adoption of Statement 115, all of the Company's securities were classified as investment securities and were carried at amortized cost.

Loans: Loans are stated at the principal amount outstanding net of unearned discount, deferred loan origination fees, and allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans using methods which approximate the interest method. Interest on other loans is accrued on the principal amount outstanding during the period. Loan origination fees are being deferred and amortized as an adjustment of the related loan's yield over the loan's contractual life.

Loans are placed on nonaccrual (cash) basis for recognition of interest income when, in the opinion of management, there is reasonable doubt as to the collectibility of interest or principal. Nonaccrual loans are returned to an accrual status when, in the opinion of management, there is no longer any reasonable doubt as to the timely payment of principal and interest. The nonrecognition of interest income does not constitute forgiveness of the interest.

Allowance for loan losses: The allowance for loan losses is maintained through a provision for loan losses charged to expense. The allowance represents an amount which, in management's judgment, will be adequate to absorb possible losses on loans that may become uncollectible. Management's judgment in determining the adequacy of the allowance is based on evaluations which take into consideration such factors as the risks inherent in the loan portfolio, current and prospective economic conditions that may affect the borrowers' ability to pay, and such other factors as, in management's judgment, deserve recognition in estimating loan losses.

Premises and equipment: Premises and equipment are stated at cost less accumulated depreciation. For financial reporting purposes, depreciation is charged to operating expense by the straight-line method at rates calculated to amortize the cost over the estimated useful life of the asset.

Other real estate owned: Other real estate owned represents properties acquired through foreclosure proceedings or receipt of a deed in lieu of foreclosure. At the time of obtaining title, the properties are stated at the lower of cost or fair market value based on appraised values. Subsequent declines in estimated market value and costs incurred in the ownership and maintenance of the properties are recognized as expense when incurred.

Income taxes: The Company files consolidated income tax returns with its subsidiaries.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


NOTE 1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash flows: For purposes of presenting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods. Cash flows from interest-bearing deposits with banks, loans, deposits and federal funds purchased are shown net.

Current accounting developments: The Financial Accounting Standards Board has issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan," which became effective for years beginning after December 15, 1994. The Statement generally requires impaired loans to be measured on the present value of expected future cash flows discounted at the loan's effective interest rate or, as an expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent. A loan is impaired when it is probable that the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. In October 1994, the Financial Accounting Standards Board issued Statement No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" which amends Statement 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans. The adoption of these statements on January 1, 1995 did not have a material impact on the Company.

In October 1994, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 119, "Disclosures about Derivative Financial Instruments and Fair Value of Financial Instruments." This Statement requires disclosures about the amounts, nature and terms of derivative financial instruments that are not subject to Statement 105, "Disclosures of Information about Financial Instruments and Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," because they do not result in off-balance-sheet risk of accounting loss. It requires that a distinction be made between financial instruments held or issued for trading purposes (including dealing and other trading activities measured at fair value with gains and losses recognized in earnings) and financial instruments held or issued for purposes other than trading. Statement 119 is effective for financial statements issued for fiscal years ending after December 15, 1995. Management does not expect an impact from the adoption of this standard.

The Financial Accounting Standards Board has issued Statement No. 107, "Disclosures About Fair Value of Financial Instruments," which became effective for years beginning after December 15, 1994. The Statement generally requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate that value. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

Earnings (loss) per common share:   Earnings (loss) per common share are based
on the weighted average number of common shares outstanding during each year. The options discussed in Note 7 have not been included in the computation of earnings (loss) per common share since their inclusion would not have a material dilutive effect.

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


NOTE 2.    INVESTMENT SECURITIES

As discussed in Note 1, the Company adopted Financial Accounting Standards Board Statement No. 115 effective January 1, 1994. The adoption of Statement 115 had the effect of increasing stockholders' equity as of January 1, 1994, by approximately $30,000, net of related deferred income tax of $16,000.

Amortized cost and fair values of securities are summarized as follows:


                                                                                      March 31, 1995
                                                                ----------------------------------------------------------
                                                                                   Gross          Gross
                                                                 Amortized      Unrealized     Unrealized      Approximate
Securities held to maturity                                        Cost            Gains         Losses         Fair Value
                                                                 ---------      ----------     ----------      -----------
U.S. Treasury securities                                      $  3,007,801     $         -    $  112,481     $  2,895,320
U.S. Government agencies and corporations                       20,520,466          27,120       383,661       20,163,925
Obligations of state and political
    subdivisions                                                 2,549,430          45,609        32,168        2,562,871
Collateralized mortgage obligations                              3,606,672           6,680       190,043        3,423,309
Mortgage-backed securities                                         954,797               -        34,861          919,936
                                                              ------------     -----------    ----------     ------------
                                                              $ 30,639,166     $    79,409    $  753,214     $ 29,965,361
                                                              ============     ===========    ===========    ============



                                                                                       March 31, 1994
                                                                 ----------------------------------------------------------
                                                                                   Gross          Gross
                                                                 Amortized      Unrealized     Unrealized      Approximate
Securities held to maturity                                        Cost            Gains         Losses         Fair Value
                                                                 ---------      ----------     ----------      ------------
U.S. Treasury securities                                      $  3,012,126     $  34,949      $  50,825      $  2,996,250
U.S. Government agencies and corporations                       19,615,730        87,248        203,673        19,499,305
Obligations of state and political
    subdivisions                                                 3,857,751       115,428         25,194         3,947,985
Collateralized mortgage obligations                              4,793,607        12,168         93,566         4,712,209
Mortgage-backed securities                                       1,140,217        10,785          7,583         1,143,419
                                                              ------------     ---------      ---------      ------------
                                                              $ 32,419,431     $ 260,578      $ 380,841      $ 32,299,168
                                                              ============     =========      =========      ============

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


NOTE 2.        INVESTMENT SECURITIES (CONTINUED)

                                                                                     December 31, 1994
                                                                -------------------------------------------------------
                                                                                 Gross            Gross
                                                                Amortized      Unrealized       Unrealized    Approximate
Securities held to maturity                                       Cost           Gains            Losses       Fair Value
                                                                ---------      ----------      -----------    -----------
U.S. Treasury securities                                      $  3,008,866     $      -        $   197,606    $  2,811,260
U.S. Government agencies and corporations                       19,539,475        1,038            829,652      18,710,861
Obligations of state and political
    subdivisions                                                 3,652,575       35,075             53,859       3,633,791
Collateralized mortgage obligations                              3,709,702        2,331            295,716       3,416,317
Mortgage-backed securities                                         982,181            -             48,498         933,683
                                                              ------------     --------        -----------    ------------
                                                              $ 30,892,799     $ 38,444        $ 1,425,331    $ 29,505,912
                                                              ============     ========        ===========    ============


                                                                                       March 31, 1995
                                                             -------------------------------------------------------------
                                                                                 Gross          Gross
                                                                Amortized      Unrealized     Unrealized      Approximate
Securities available for sale                                     Cost           Gains          Losses         Fair Value
                                                               ---------      ----------    -----------      -----------
U.S. Treasury securities                                      $ 29,010,016     $ 33,070        $ 225,856      $ 28,817,230
                                                              ============     ========        =========      ============


                                                                                      March 31, 1994
                                                             -------------------------------------------------------------
                                                                                 Gross          Gross
                                                                Amortized      Unrealized     Unrealized      Approximate
Securities available for sale                                      Cost          Gains          Losses         Fair Value
                                                                ---------      ----------    -----------       ----------
U.S. Treasury securities                                      $ 23,556,533     $ 24,768        $ 112,400      $ 23,468,901
                                                              ============     ========        =========      ============


                                                                                    December 31, 1994
                                                             -------------------------------------------------------------
                                                                                 Gross          Gross
                                                                Amortized      Unrealized     Unrealized      Approximate
Securities available for sale                                      Cost          Gains          Losses         Fair Value
                                                                ---------      ----------     -----------     -----------
U.S. Treasury securities                                      $ 32,947,187     $      -        $ 456,857      $ 32,490,330
                                                              ============     ========        =========      ============

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


NOTE 2.         INVESTMENT SECURITIES (CONTINUED)

The amortized cost and fair value of securities as of December 31, 1994, by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities and collateralized mortgage obligations because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary.


                                                                   Securities Held            Securities Available
                                                                     to Maturity                     for Sale
                                                            -------------------------------------------------------------
                                                             Amortized           Fair        Amortized          Fair
                                                               Cost              Value         Cost             Value
                                                            ------------     ------------    ------------    ------------
Due in one year or less                                     $  7,061,870     $  6,835,318    $ 23,916,581    $ 23,748,760
Due after one year through five years                         17,611,335       16,896,954       9,030,606       8,741,570
Due after five years through ten years                         1,427,711        1,318,931               -               -
Due after ten years                                              100,000          104,709               -               -
Collateralized mortgage obligations                            3,709,702        3,416,317               -               -
Mortgage-backed securities                                       982,181          933,683               -               -
                                                            ------------     ------------    ------------    ------------
                                                            $ 30,892,799     $ 29,505,912    $ 32,947,187    $ 32,490,330
                                                            ============     ============    ============    ============


The amortized cost and fair values of securities as of December 31, 1993, are as follows:


                                                                                 Gross            Gross
                                                             Amortized        Unrealized       Unrealized        Fair
                                                               Cost              Gains            Losses         Value
                                                             ---------        ----------       ----------        -----
U.S. Treasury                                               $ 22,089,159     $    118,912    $     13,005    $ 22,195,066
U.S. Government agencies                                      17,642,532          184,149           8,181      17,818,500
State and political subdivisions                               4,804,202          168,593           2,255       4,970,540
Corporate bonds and other securities                              25,000                -               -          25,000
Collateralized mortgage obligations                            5,902,169           11,468          32,668       5,880,969
Mortgage-backed securities                                     1,236,072           14,294           4,088       1,246,278
                                                            ------------     ------------    ------------    ------------
                                                            $ 51,699,134     $    497,416    $     60,197    $ 52,136,353
                                                            ============     ============    ============    ============

There were no sales of securities for the years ended December 31, 1994 and 1993, or for the three months ended March 31, 1995 and 1994; however in 1993, the Company realized a gain of $11,000 due to a security being called. Proceeds from the sale of investment securities during 1992 were $6,544,000 with gross gains of $155,000 realized on these sales.

Investment securities with a carrying amount of $500,000 were pledged on public deposits and for other purposes as required or permitted by law at December 31, 1994 and 1993, and at March 31, 1995 and 1994.

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


NOTE 3.         LOANS

A summary of loans by major category is as follows:


                                                                       March 31,                        December 31,
                                                             --------------------------          ---------------------------
                                                             1995                  1994          1994                   1993
                                                             ----                  ----          ----                   ----
Commercial loans                                           $  23,965,808   $ 29,215,737        $  26,160,586      $   30,259,006
Commercial real estate                                        19,914,018     19,365,487           19,226,960          19,512,586
Residential real estate                                        9,431,361     10,129,774            9,732,075          11,418,798
Installment loans                                              1,542,979      1,195,212            1,520,929           1,316,756
Other                                                            406,038        841,479              317,115             643,773
                                                           --------------   -------------      -------------      --------------
                                                              55,260,204     60,747,689           56,957,665          63,150,919

Deferred loan origination fees                                   (80,820)      (130,438)             (94,912)           (153,107)
Unearned discount                                                (46,106)      (100,134)             (60,024)           (112,811)
Allowance for loan losses                                     (1,442,342)    (1,668,521)           (1,594,142)        (1,608,193)
                                                           --------------   -------------       -------------     --------------
Loans, net                                                 $  53,690,936   $ 58,848,596         $  55,208,587     $   61,276,808
                                                           ==============   =============       =============     ==============


The principal balances of nonperforming loans outstanding at December 31, 1994 and 1993, were approximately $1,507,000 and $2,220,000, respectively. Nonaccrual of interest loans had the effect of reducing interest income by $144,000, $262,000 and $234,000 for the years ended December 31, 1994, 1993 and
1992, respectively. Interest income on these loans, which is recorded only when received, amounted to none, $39,000 and $44,000 for the years ended December 31, 1994, 1993, and 1992, respectively.

Changes in the allowance for loan losses were as follows:


                                            Three Months Ended March 31,                  Years Ended December 31,
                                            ---------------------------            -------------------------------------
                                                1995            1994                1994           1993             1992
                                                ----            ----                ----           ----             ----

Balance, beginning                        $ 1,594,142     $ 1,608,193       $ 1,608,193    $ 1,926,899     $    916,460
Provision for loan losses                     (50,000)       (450,000)         (577,000)       225,000        2,493,534
Recoveries on loans
  previously charged off                       21,844         633,322           816,205        255,918          116 000
Loans charged off                            (123,644)       (122,994)         (253,256)      (799,624)      (1,599,095)
                                          ------------     ------------       ------------    -----------     ------------
Balance, ending                           $ 1,442,342      $ 1,668,521       $ 1,594,142    $ 1,608,193     $  1,926,899
                                          ============     ============       ============    ===========     ============

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


NOTE 4.          PREMISES AND EQUIPMENT

Premises and equipment consist of the following:


                                                                      March 31,                      December 31,
                                                              -----------------------          ------------------------
                                                               1995             1994            1994               1993
                                                               ----             ----            ----               ----
Land                                                       $ 1,108,365      $ 1,108,365      $ 1,108,365      $ 1,108,365
Buildings and improvements                                   2,731,497        2,731,497        2,731,497        2,731,497
Furniture and equipment                                      1,858,495        1,892,576        1,877,668        1,879,322
Leasehold improvements                                          12,082           12,082           12,082           12,082
Property held for sale:
   Land                                                        827,160          827,160          827,160          827,160
   Building and improvements                                   586,252          586,252          586,252          586,252
                                                           -----------      -----------      -----------      -----------
                                                             7,123,851        7,157,932        7,143,024        7,144,678
Accumulated depreciation                                     2,664,916        2,485,090        2,639,544        2,431,081
                                                           -----------      -----------      -----------      -----------
                                                           $ 4,458,935      $ 4,672,842      $ 4,503,480      $ 4,713,597
                                                           ===========      ===========      ===========      ===========

Land, buildings and improvements include various parcels of land and buildings adjacent to the Bank which are held for sale. The property is currently being leased. The future minimum rent receivable under the lease agreements at December_31, 1994, is as follows:


Year Ending
1995                                                                $ 145,567
1996                                                                   39,000
1997                                                                   39,000
1998                                                                   39,000
1999                                                                   39,000
Thereafter                                                            364,000
                                                                    ---------
                                                                    $ 665,567
                                                                    =========

NOTE 5.          NOTES PAYABLE

The notes payable represent two loans from a commercial bank. The note issued to GN Bancorp, Inc. is due May 1, 1995, bears interest at the prime rate (8.5% and 9% at December 31, 1994 and March 31, 1995, respectively) and is collateralized by all of the outstanding stock of the Bank. The balance of this note at December 31, 1994 and March 31, 1995, was $2,975,000 and $1,225,000,
respectively. The note issued to GN Realty, Inc. is due May 1, 1995, bears interest at the prime rate and is collateralized by a mortgage on the property owned by GN Realty, Inc. The balance of this note was $1,000,000 at December 31, 1994 and March 31, 1995. Both loans are also collateralized by any other assets owned by the borrowers. These loans require the maintenance of certain ratios which the Company was in compliance with at December 31, 1994.

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


NOTE 6.     INCOME TAXES

Effective January 1, 1992, the Company adopted Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes." The adoption of Statement 109 changes the Company's method of accounting for income taxes from the deferred method to a liability method. Under the deferred method, the Company deferred the past tax effects of timing differences between financial reporting and taxable income. As explained in Note 1, the liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. The effect of adopting FAS 109 was not material.

The components of income tax expense (credit) are as follows:

                                            Three Months Ended March 31,                     Years Ended December 31,
                                           ------------------------------           -------------------------------------------
                                              1995                1994                 1994           1993               1992
                                              ----                ----                 ----           ----               ----
Current                                    $  94,191           $ 378,342            $ 589,046      $ 414,355         $  119,259
Deferred                                      32,000             (51,000)              62,000         23,000           (501,000)
                                           ---------           ---------            ---------      ---------         ----------
                                           $ 126,191           $ 327,342            $ 651,046      $ 437,355         $ (381,741)
                                           =========           =========            =========      =========         ==========


Deferred tax assets and liabilities consist of the following:

                                                                   March 31,                      December 31,
                                                            ----------------------        --------------------------
                                                               1995         1994              1994           1993
                                                               ----         ----              ----           ----
Deferred tax assets:
  Allowance for loan losses                                 $ 124,000    $ 254,000        $  144,000      $ 367,000
  Other real estate owned                                     128,000      163,000           129,000        145,000
  Securities                                                   75,000       34,000           177,000              -
  State net operating loss carryforward                        86,000       54,000            86,000         36,000
                                                            ---------    ---------        ----------     ----------
                                                              413,000      505,000           536,000        548,000
Less valuation allowance                                      (87,000)     (70,000)         (104,000)       (41,000)
                                                            ---------    ---------        ----------     ----------
                                                              326,000      435,000           432,000        507,000
                                                            ---------    ---------        ----------     ----------
Deferred tax liabilities:
  Loans                                                       266,000      291,000           257,000        454,000
  Bond accretion                                               51,000       18,000            42,000         15,000
  Other                                                         2,000       10,000             5,000          3,000
                                                            ---------    ---------        ----------     ----------
                                                              319,000      319,000           304,000        472,000
                                                            ---------    ---------        ----------     ----------
NET DEFERRED  TAX ASSETS                                    $   7,000    $ 116,000        $  128,000      $  35,000
                                                            =========    =========        ==========      ==========

The net deferred tax assets are included in other assets.

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


NOTE 6.         INCOME TAXES (CONTINUED)

The income tax expense (credit) was less than the amounts computed by applying the federal statutory rate of 34% because of the following:

                                                 Three Months Ended March 31,            Years Ended December 31,
                                                 ----------------------------         ---------------------------------------
                                                      1995          1994              1994              1993             1992
                                                      ----          ----              ----              ----             ----
Income tax expense (credit) computed
  at statutory rate                             $  158,997    $  297,214          $  640,955       $  539,212     $  (247,179)
Increase (decrease) in taxes resulting from:
  Tax exempt interest                              (15,759)      (24,508)            (77,673)        (124,997)       (147,580)
  Other, net                                       (17,047)       54,636              87,764           23,140          13,018
                                                ----------    ------------        ------------     -----------    -------------
Total income tax  expense (credit)              $  126,191    $  327,342          $  651,046     $    437,355     $  (381,741)
                                                ==========    ============        ============     ============   =============

NOTE 7.        STOCKHOLDERS' EQUITY

During 1990, the Company adopted a stock benefit plan to permit certain key employees to acquire stock. There are 10,000 shares reserved under this plan which, if issued, would be issued at a price not less than the greater of fair market value or book value at the date of grant. On February 23, 1993, 3,000 shares were granted to an officer at an exercise price of $100 per share. On January 25, 1994, the remaining 7,000 shares reserved were granted to directors, officers, and employees at an exercise price of $110 per share. During 1994, 7,450 shares were exercised leaving 2,550 exercisable as follows at December 31, 1994:

On or after
    February 22, 1994                  1,825
    February 22, 1995                    363
    February 22, 1996                    362

Upon a merger or acquisition of the Company into or by another company, all of the options become exercisable. All options expire November 30, 2002.

During the three months ended March 31, 1995, an additional 632 shares were exercised.

In April 1993, the Company completed a private offering of 40,000 shares of common stock at $100 per share. The net proceeds of this offering were approximately $3,921,000, including subscriptions collected of $333,562 as of December 31, 1992.

NOTE 8.        DEFINED CONTRIBUTION RETIREMENT PLAN
The Company had a contributory profit sharing plan covering substantially all full-time employees. On January 25, 1993, the Board of Directors voted to terminate the plan. The Company's contribution to the plan was approximately $40,000 for the year ended December 31, 1992.

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


NOTE 8.        DEFINED CONTRIBUTION RETIREMENT PLAN (CONTINUED)

In December 1993, the Company adopted a defined contribution retirement plan covering substantially all full-time employees. Participants may elect to contribute a percentage of their annual compensation up to limits established by the IRS. The Company may, at its discretion, make contributions to the plan. The expense for the Company's contributions to the plan was approximately $54,000 each for the years ended December 31, 1994 and 1993, respectively.

NOTE 9.        RELATED PARTY TRANSACTIONS

Loans to directors, officers and their related interests at March 31, 1995 and March 31, 1994, totaled approximately $653,000 and $901,000, respectively, and at December 31, 1994 and 1993, totaled approximately $761,000 and $881,000, respectively. In the opinion of management, these loans were made in the normal course of business, do not involve more than a normal risk of collectibility, and are on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers.

NOTE 10.       COMMITMENTS AND CONTINGENT LIABILITIES

Financial instruments. The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve elements of credit risk in excess of the amounts recognized in the balance sheets. The contract amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those
instruments.   The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Financial instruments whose contract amounts represent credit risk are as follows:


                                                                          March 31,                    December 31,
                                                                   ----------------------       -------------------------
                                                                   1995            1994           1994           1993
                                                                   ----            -----          ----           -----
Commitments to extend credit                                      $ 3,600,000  $ 4,297,000      $ 5,044,000    $ 5,520,000
Standby letters of credit                                             302,000      778,000          330,000        727,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.
Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include securities, accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


NOTE 10.          COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company obtains various collateral supporting those commitments for which collateral is deemed necessary.

Litigation. Because of the nature of its activities, the Company is subject to pending and threatened legal actions incidental to the normal course of business. In the opinion of management, and based upon the opinion of legal counsel, the disposition of all legal actions will not have a material effect on the financial position of the Company.

NOTE 11.          DIVIDEND RESTRICTIONS AND REGULATORY CAPITAL REQUIREMENTS

Provisions of Illinois banking laws place restrictions upon the amount of dividends that can be paid to the Company by the bank. The availability of dividends may be further limited because of the need to maintain capital ratios satisfactory to applicable regulatory agencies.

Federal regulatory agencies have adopted various capital standards for financial institutions, including risk-based capital standards. The primary objectives of the risk-based capital framework are to provide a more consistent system for comparing capital positions of financial institutions and to take into account the different risks among financial institutions' assets and off-balance-sheet items.

Risk-based capital standards have been supplemented with requirements for a minimum Tier I capital to assets ratio (leverage ratio). In addition, regulatory agencies consider the published capital levels as minimum levels and may require a financial institution to maintain capital at higher levels. The Company is not subject to risk-based capital standards since consolidated assets do not exceed $150 million. However, the Bank subsidiary is subject to these standards on a stand-alone basis.

According to regulatory capital guidelines, the Bank subsidiary is considered to be "Well Capitalized."

A comparison of the Bank subsidiary's capital as of December 31, 1994, with the regulatory requirements is presented below.

                                                                        FDIC Requirements
                                                                               for
                                                             Actual     "Well Capitalized"
                                                             ------      ----------------
Tier I Risk-based Capital                                     16.9%             6.0%
Total Risk-based Capital                                      18.2%            10.0%
Leverage Ratio                                                 9.4%             5.0%

NOTE 12.          SUBSEQUENT EVENT

On March 22, 1995, the Board of Directors approved the Agreement and Plan of Merger among Associated Banc-Corp (Associated), Associated Illinois Bank Corp., a wholly-owned subsidiary of Associated (Associated Illinois) and the Company providing for the merger of the Company with and into Associated Illinois.

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


PARENT COMPANY ONLY FINANCIAL INFORMATION

NOTE 13.     CONDENSED BALANCE SHEETS



                                                                   March 31,                               December 31,
                                                              --------------------                 ------------------------
ASSETS                                                        1995            1994                  1994               1993
- ------                                                        ----            ----                  ----               ----
  Cash                                                   $   447,650      $   157,014             $ 1,283,330      $    37,687
  Interest-bearing deposits with banks                       225,000          800,000                 225,000          375,000
  Investment securities                                            -                -                       -          903,703
  Investment in subsidiaries:
    Gladstone-Norwood Trust and Savings Bank              11,749,568       11,335,322              12,185,674       10,794,910
    GN Realty, Inc.                                          349,369          191,422                 363,775          195,294
  Other assets                                               107,287        1,024,830                  87,421          395,246
                                                         -----------      -----------             -----------      -----------
                                                         $12,878,874      $13,508,588             $14,145,200      $12,701,840
                                                         ===========      ===========             ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Notes payable                                          $ 1,225,000      $ 2,975,000             $ 2,975,000      $ 3,325,000
  Accrued interest payable and other liabilities               4,920           93,000                 106,500           55,232
                                                         -----------      -----------             -----------      -----------
                                                           1,229,920        3,068,000               3,081,500        3,380,232
                                                         -----------      -----------             -----------      -----------
Stockholders' Equity                                      11,648,954       10,440,588              11,063,700        9,321,608
                                                         -----------      -----------             -----------      -----------
                                                         $12,878,874      $13,508,588             $14,145,200      $12,701,840
                                                         ===========      ===========             ===========      ===========

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


CONDENSED STATEMENTS OF INCOME

                                           Three Months Ended March 31,                     Years Ended December 31,
                                       ----------------------------------     -----------------------------------------------
                                               1995             1994                1994             1993              1992
                                               ----             ----                ----             ----              ----
Income:
  Dividends from subsidiaries           $  1,000,000     $          -         $          -     $          -       $   825,000
  Other income                                 7,125            9,630               33,378           31,660                 -
                                        ------------     ------------         ------------     ------------       -----------
                                           1,007,125            9,630               33,378           31,660           825,000
                                        ------------     ------------         ------------     ------------       -----------
Expenses:
  Interest expense on notes payable           39,066           54,216              236,311          230,613           233,867
  Other expenses                              19,199           25,179              424,593          101,382           107,045
                                        ------------     ------------         ------------     ------------       -----------
                                              58,265           79,395              660,904          331,995           340,912
                                        ------------     ------------         ------------     ------------       -----------

      INCOME (LOSS) BEFORE INCOME
        TAX (CREDITS) AND
        UNDISTRIBUTED EARNINGS
        OF SUBSIDIARIES                      948,860          (69,765)            (627,526)        (300,335)          494,088

  Income tax (credits)                       (17,388)         (20,063)            (198,730)        (103,000)         (175,097)
                                        ------------     ------------         ------------     ------------       -----------


      INCOME (LOSS) BEFORE
        UNDISTRIBUTED EARNINGS
        OF SUBSIDIARIES                      966,248          (49,702)            (428,796)        (197,335)          669,185

Equity in undistributed earnings
   (loss) of subsidiaries                   (624,800)         596,519            1,662,913        1,345,898        (1,014,441)
                                        ------------     ------------         ------------     ------------       -----------
          NET INCOME (LOSS)             $    341,448     $    546,817         $  1,234,117     $  1,148,563       $  (345,256)
                                        ============     ============         ============     ============       ===========

GN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994, IS UNAUDITED.


CONDENSED STATEMENTS OF CASH FLOWS

                                                    Three Months Ended March 31,                Years Ended December 31,
                                                    ----------------------------        --------------------------------------
                                                         1995           1994             1994              1993           1992
                                                         ----           ----             ----              ----           ----
Cash Flows From Operating Activities
  Net income (loss)                                   $  341,448      $ 546,817       $ 1,234,117        $1,148,563     $ (345,256)
  Adjustments to reconcile net income
    (loss) to net cash provided by (used in)
    operating activities:
    Equity in undistributed (earnings)
      loss of subsidiaries                               624,800       (596,519)       (1,662,913)       (1,345,898)     1,014,441
    Amortization                                               -         16,602            46,730             8,422         60,000
    Changes in operating assets and liabilities:
      Other assets                                       (19,868)      (640,341)          266,941          (136,958)      (245,098)
      Other liabilities                                 (101,580)        37,768            51,268            52,386       (168,564)
                                                      ----------      ---------       -----------        ----------     ----------
       NET CASH PROVIDED BY (USED IN)
        OPERATING ACTIVITIES                             844,800       (635,673)          (63,857)         (273,485)       315,523
                                                      ----------      ---------       -----------        ----------     ----------
Cash Flows From Investing Activities
  Capital contribution to GN Realty, Inc.                      -              -          (200,000)                -       (200,000)
  Capital contribution to Gladstone-
    Norwood Trust and Savings Bank                             -              -                 -        (2,000,000)             -
  Purchase of investment securities                            -              -                 -          (912,125)             -
  Maturity of investment securities                            -        900,000           900,000                 -              -
  Net (increase) decrease in interest-
    bearing deposits with banks                                -       (425,000)          150,000          (375,000)             -
                                                      ----------      ---------       -----------        ----------     ----------
       NET CASH PROVIDED BY (USED IN)
        INVESTING ACTIVITIES                                   -        475,000           850,000        (3,287,125)      (200,000)
                                                      ----------      ---------       -----------        ----------     ----------

Cash Flows From Financing Activities
  Proceeds from issuance of common stock                       -              -                 -         3,587,740        333,562
  Exercise of options on common stock                     69,520        630,000           809,500                 -              -
  Principal payments on note payable                  (1,750,000)      (350,000)         (350,000)                -       (350,000)
  Purchase of common stock                                     -              -                 -                 -        (53,300)
  Dividends paid                                               -              -                 -                 -        (50,387)
                                                      ----------      ---------       -----------        ----------     ----------
       NET CASH PROVIDED BY (USED IN)
        FINANCING ACTIVITIES                          (1,680,480)       280,000           459,500         3,587,740       (120,125)
                                                      ----------      ---------       -----------        ----------     ----------

       NET INCREASE (DECREASE) IN CASH                  (835,680)       119,327         1,245,643            27,130         (4,602)

Cash:
  Beginning                                            1,283,330         37,687            37,687            10,557         15,159
                                                      ----------      ---------       -----------        ----------     ----------

  Ending                                              $  447,650      $ 157,014       $ 1,283,330        $   37,687     $   10,557
                                                      ==========      =========       ===========        ==========     ==========

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated under the Wisconsin Business Corporation Law (the "WBCL"). Under Section 180.0851 of the WBCL, the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant; unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement between the director or officer and the Registrant or a resolution of the Board of Directors or adopted by majority vote of the Registrant's shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         The Registrant's Articles of Incorporation contains no provisions in relation to the indemnification of directors and officers of the Registrant.

         Article XI of the Registrant's By-laws ("Article XI") authorizes indemnification of officers and directors of the Registrant consistent with the description of the indemnification provisions in Section 180.0851 of the WBCL as described above. Article XI provides that the Registrant shall indemnify a director, officer, employee or agent of the Registrant to the extent such individual has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal (including, but not limited to, any act or failure to act alleged or determined (i) to have been negligent, (ii) to have violated the Employee Retirement Income Security Act of 1974; or (iii) to have violated Sections 180.0832, 180.0833 and 180.1202 of the WBCL, or any successor thereto, regarding loans to directors, unlawful distributions and distributions of assets, which involves foreign, federal, state or local law and which is brought by or in the right of the Registrant or by any other person or entity, to which the director, officer, employee or agent was a party because he or she is a director, officer, employee or agent. In all other cases, the Registrant shall indemnify a director, officer, employee or agent of the Registrant against liability and expenses incurred by such person in a proceeding unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Registrant under the circumstances described above as set forth in Section 180.0851 of the WBCL.
Article XI defines a "director, officer, employee or agent" as (i) a natural person who, is or was a director, officer, employee or agent of the Registrant,
(ii) a natural person who, while a director, officer, employee or agent of the Registrant, is or was serving either pursuant to the Registrant's specific request or as a result of the nature of such person's duties to the Registrant as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise and (iii) a person who, while a director, officer, employee or agent of the Registrant, is or was serving an employee benefit plan because his or her duties to the Registrant also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan. Unless the context requires otherwise, Article XI indemnification extends to the estate or personal representative of a director, officer, employee or agent.

         All officers, directors, employees and agents of controlled subsidiaries of the Registrant shall be deemed for purposes of Article XI to be serving as such officers, directors, employees and agents at the request of the Registrant. The right to indemnification granted to such officers and directors by Article XI is not subject to any limitation or restriction imposed by any provision of the Articles of Incorporation or Bylaws of a controlled subsidiary. For purposes of Article XI, a "controlled subsidiary" means any corporation at least 80% of the outstanding voting stock of which is owned by the Registrant or another controlled subsidiary of the Registrant.

         Upon written request by a director, officer, employee or agent who is a party to a proceeding, the Registrant shall pay or reimburse his or her reasonable expenses as incurred if the director, officer, employee or agent provides the Registrant with: (i) a written affirmation of his or her good faith belief that he or she is entitled to indemnification under Article XI; and (ii) a written undertaking to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under
Article XI is prohibited. The Registrant shall have the power to purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent against any liability asserted against or incurred by the individual in any such capacity arising out of his or her status as such, regardless of whether the Registrant is required or authorized to indemnify or allow expenses to the individual under Article XI.

         The right to indemnification under Article XI may be amended only by a majority vote of the shareholders and any reduction in the right to indemnification may only be prospective from the date of such vote.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits

Exhibit No.

       2(a) Agreement and Plan of Merger dated as of March 22, 1995 by and among the Registrant, Associated Illinois Banc Corp. and GN Bancorp, Inc., incorporated by reference to Exhibit A to the Proxy Statement/Prospectus of the Registrant and GN Bancorp, Inc. (the "Proxy Statement/Prospectus").

       2(b) Stock Option Agreement dated as of March 22, 1995 by and between GN Bancorp, Inc. and the Registrant incorporated by reference to Exhibit B to the Proxy Statement/Prospectus.

       3(a) Articles of Incorporation, as amended and restated, incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended June 30, 1993, SEC File No. 0-5519.

       3(b)               Bylaws, as amended, incorporated by reference to
                          Exhibit 3(b) of the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended September 30, 1991, SEC File No. 0-5519.

        4 The Registrant has outstanding certain long term debt. None of such debt exceeds 10% of the total assets of the Registrant and its consolidated subsidiaries. Thus, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. The Registrant agrees to furnish copies of such instruments to the Commission upon request.

       5                  Opinion of Saitlin, Patzik, Frank & Samotny Ltd.
                          regarding legality of issuance of the Registrant's securities.

       8 Opinion of Vedder, Price, Kaufman & Kammholz regarding certain federal income tax matters.

      10(a) The 1982 Incentive Stock Option Plan of the Registrant incorporated by reference to Exhibit 10 to Annual Report on Form 10-K for fiscal year ended December 31, 1987.

      10(b) The Restated Long-Term Incentive Stock Option Plan of the Registrant incorporated by reference to Exhibit 10 filed with Associated's registration statement (33-86790) on Form S-8 filed under the Securities Act of 1933.

      10(c) Deferred Compensation Agreement dated November 1, 1986 between Associated Bank Green Bay, National Association and Robert C. Gallagher incorporated by reference to Exhibit 10(c) of the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1992, SEC. File No. 0-5519.

      10(d) Change of Control Plan of the Registrant effective April 25, 1994 incorporated by reference to Exhibit 10(d) of the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1994, SEC File No. 0-5519.

      10(e) Deferred Compensation Plan and Deferred Compensation Trust effective as of December 16, 1993, and Deferred Compensation Agreement of the Registrant dated December 31, 1994 incorporated by reference to
                          Exhibit 10(e) of the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1994, SEC File No. 0-5519.

      11 Statement Re Computation of Per Share Earnings incorporated by reference to Exhibit 11 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and Exhibit 11 of the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended March 31, 1995, SEC File No. 0-5519.

      21 List of Subsidiaries of the Registrant incorporated by reference to Exhibit 21 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, SEC File No. 0-5519.

      23(a) Consent of KPMG Peat Marwick LLP as to the financial statements of the Registrant.

      23(b) Consent of McGladrey & Pullen, LLP as to the financial statements of GN Bancorp, Inc.

      23(c) Consent of Grant Thornton LLP as to the financial statements of GN Bancorp, Inc.

      23(d)               Consent of Robert W. Baird & Co. Incorporated.

      23(e)               Consent of Saitlin, Patzik, Frank & Samotny Ltd.
                          incorporated by reference to Exhibit 5.

      23(f) Consent of Vedder, Price, Kaufman & Kammholz incorporated by reference to Exhibit 8.

      24                  Powers of Attorney.

(b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this Form.

ITEM 22.  UNDERTAKINGS.

         (a)(1)  The undersigned Registrant hereby undertakes:

                 (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (x) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (y) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (z) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

                 (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report to Section 15(d) of the Exchange
         Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                 (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on this 23rd day of June, 1995.

                                          ASSOCIATED BANC-CORP


                                          By:     /s/ Harry B. Conlon
                                                  ----------------------------
                                                  Harry B. Conlon,
                                                  Chairman, President and
                                                  Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




                          Signature                            Title                                 Date
                          ---------                            -----                                 ----

                 /s/ Harry B. Conlon                   Chairman, President, Chief            June 23, 1995
                 ---------------------------           Executive Officer and a Director
                 Harry B. Conlon                       (Principal Executive Officer)


                 /s/ Robert C. Gallagher               Executive Vice President and a        June 23, 1995
                 ---------------------------           Director
                 Robert C. Gallagher

                 /s/ Joseph B. Selner                  Senior Vice President, Chief          June 23, 1995
                 ----------------------------          Financial Officer, and Principal
                 Joseph B. Selner                      Financial and Accounting Officer


                          *                            Director                              June 23, 1995

                 ---------------------------------
                 Robert Feitler

                          *                            Director                              June 23, 1995

                 ---------------------------------
                 Ronald R. Harder

                          *                            Director                              June 23, 1995

                 ---------------------------------
                 John S. Holbrook, Jr.

                          *                            Director                              June 23, 1995

                 ---------------------------------
                 William R. Hutchinson






                          *                            Director                              June 23, 1995

                 ---------------------------------
                 James F. Janz

                          *                            Director                              June 23, 1995

                 ---------------------------------
                 William J. Lawson

                          *                            Director                              June 23, 1995

                 ---------------------------------
                 John C. Meng

                          *                            Director                              June 23, 1995

                 ---------------------------------
                 J. Douglas Quick

         *Brian R. Bodager hereby signs this registration statement on June 23, 1995 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herewith.


                                         *By:/s/ Brian R. Bodager
                                             ---------------------------
                                                 Brian R. Bodager

                                 EXHIBIT INDEX

EXHIBIT NO.

       2(a) Agreement and Plan of Merger dated as of March 22, 1995 by and among the Registrant, Associated Illinois Banc Corp. and GN Bancorp, Inc., incorporated by reference to Exhibit A to the Proxy Statement/Prospectus of the Registrant and GN Bancorp, Inc. (the "Proxy Statement/Prospectus").

       2(b) Stock Option Agreement dated as of March 22, 1995 by and between GN Bancorp, Inc. and the Registrant incorporated by reference to Exhibit B to the Proxy Statement/Prospectus.

       3(a) Articles of Incorporation, as amended and restated, incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended June 30, 1993, SEC File No. 0-5519.

       3(b)               Bylaws, as amended, incorporated by reference to
                          Exhibit 3(b) of the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended September 30, 1991, SEC File No. 0-5519.

        4 The Registrant has outstanding certain long term debt. None of such debt exceeds 10% of the total assets of the Registrant and its consolidated subsidiaries. Thus, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. The Registrant agrees to furnish copies of such instruments to the Commission upon request.

        5                 Opinion of Saitlin, Patzik, Frank & Samotny Ltd.
                          regarding legality of issuance of the Registrant's securities.

        8 Opinion of Vedder, Price, Kaufman & Kammholz regarding certain federal income tax matters.

      10(a) The 1982 Incentive Stock Option Plan of the Registrant incorporated by reference to Exhibit 10 to Annual Report on Form 10-K for fiscal year ended December 31, 1987.

      10(b) The Restated Long-Term Incentive Stock Option Plan of the Registrant incorporated by reference to Exhibit 10 filed with Associated's registration statement (33-86790) on Form S-8 filed under the Securities Act of 1933.

      10(c) Deferred Compensation Agreement dated November 1, 1986 between Associated Bank Green Bay, National Association and Robert C. Gallagher incorporated by reference to Exhibit 10(c) of the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1992, SEC. File No. 0-5519.

      10(d) Change of Control Plan of the Registrant effective April 25, 1994 incorporated by reference to Exhibit 10(d) of the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1994, SEC File No. 0-5519.

      10(e) Deferred Compensation Plan and Deferred Compensation Trust effective as of December 16, 1993, and Deferred Compensation Agreement of the Registrant dated December 31,

                          1994 incorporated by reference to Exhibit 10(e) of the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1994, SEC File No. 0-5519.

        11 Statement Re Computation of Per Share Earnings incorporated by reference to Exhibit 11 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and Exhibit 11 of the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended March 31, 1995, SEC File No. 0-5519.

        21 List of Subsidiaries of the Registrant incorporated by reference to Exhibit 21 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, SEC File No. 0-5519.

      23(a) Consent of KPMG Peat Marwick LLP as to the financial statements of the Registrant.

      23(b) Consent of McGladrey & Pullen, LLP as to the financial statements of GN Bancorp, Inc.

      23(c) Consent of Grant Thornton LLP as to the financial statements of GN Bancorp, Inc.

      23(d)               Consent of Robert W. Baird & Co. Incorporated.

      23(e)               Consent of Saitlin, Patzik, Frank & Samotny Ltd.
                          incorporated by reference to Exhibit 5.

      23(f) Consent of Vedder, Price, Kaufman & Kammholz incorporated by reference to Exhibit 8.

        24                Powers of Attorney.